Exhibit 10.10

121 Spear Street Sublease Documents

Tables of Contents

STANDARD FORM

SUBLEASE

This Sublease Agreement is made as of the      day of                      2012, (hereinafter referred to as “Sublease”) by and between National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation (hereinafter referred to as “Sublandlord”) and Castlight Health, Inc. a Delaware corporation (hereinafter referred to as “Subtenant”) with regard to the following facts.

RECITALS

A. Sublandlord is the Tenant under that certain Office Lease dated as of August 30, 1996 (hereinafter referred to as the “Office Lease”), with Hudson Rincon Center, LLC, as successor-in-interest to Landlord, a Delaware limited liability company (hereinafter referred to as the “Landlord”), as amended by that certain Memorandum of Office Lease and Right of First Offer dated August 9, 1996 (hereinafter referred to as the “    ”), Notice of Lease Term Dates dated September 15, 1997, First Amendment to Lease dated June 20, 1997, Second Amendment to Lease dated-September 30, 1998, Third Amendment to Lease dated October 1999, Letter Agreement dated November 19, 1999, Fourth Amendment to Office Lease dated October 18, 2000, Fifth Amendment to Office Lease dated October 18, 2000, Letter Agreement dated September 28, 2006, Letter Agreement dated November 1, 2006, Letter Agreement dated December 1, 2006, Sixth Amendment to Office Lease dated February 28, 2007, Seventh Amendment to Office Lease dated May 14, 2008, Letter Agreement dated July 11, 2008, Eighth Amendment to Office Lease dated January 10, 2010, Ninth Amendment to Office Lease dated October 31, 2010 between Landlord and Sublandlord (the Office Lease and subsequent agreements detailed aforesaid are referred to herein collectively as the “Master Lease”) (a copy of which Master Lease is attached hereto as Exhibit A and by this reference made a part hereof) concerning Suites 201, 290, 410, and entire 3rd floor, entire 5th floor, and entire 6th floor at 121 Spear Street, San Francisco, CA and 18,364rsf located on the 4th floor at 101 Spear Street, San Francisco, CA (hereinafter referred to as the “Premises’) (hereinafter referred to as the “Building”) located at 101 Spear Street and 121 Spear Street, San Francisco, CA 94105.

B. Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 32,571 rentable square feet of space at 121 Spear Street (which portion shall be hereinafter referred to as the “Subleased Premises”) more particularly set forth on Exhibit B attached hereto, and Sublandlord has agreed to sublease the Subleased Premises to Subtenant upon the terms, covenants and conditions herein set forth.

AGREEMENT

In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublease Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Subleased Premises.

2. Term

2.1 Initial Term The terra of this Sublease (hereinafter referred to as the “Term”) shall commence on January 1, 2013 at which time Subtenant will obtain possession to the Subleased Premises, and shall end, unless sooner terminated as provided in the Master Lease, on July 15, 2017.

Within fifteen business days of execution by both Sublandlord and Subtenant of this Agreement, Sublandlord shall submit to the Landlord the executed copy of this Agreement, along with all other information required under the Master Lease for the Landlord’s consent to this Agreement and Sublandlord shall use commercially reasonably efforts to cause Landlord to provide consent to this Agreement.

Sublandlord may delay delivery of the Subleased Premises if: (a) Subtenant fails to deliver to Sublandlord prior to October 1, 2012 (which delay may be no greater than one day for each day past October 1, 2012 that Subtenant provides following required items) (i) payment of first month’s rent, (ii) receipt of Security Deposit or (iii) receipt of Certificate of Insurance; or

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(b) the Landlord fails to consent (provided that if such failure to consent is a breach of the Master Lease, Sublandlord shall use all reasonable efforts to cause the Landlord to consent).

Notwithstanding the Sublease Commencement Date set forth above, Subtenant shall have the right 90 days prior to the Sublease Commencement Date to enter the Subleased Premises for the purposes of to altering and constructing improvements, installing furniture, fixtures, telecommunications cabling and equipment and other similar type activities; provided that such early entry is conducted in a manner so as to not unreasonably interfere with any Sublandlord work occurring in or around the Subleased Premises, provided that Master landlord has provided its consent by that time.

Promptly after Sublease Commencement Date, Subtenant and Sublandlord shall execute a Sublease Commencement Date Agreement confirming the Sublease Commencement Date, Sublease Expiration Date, actual RSF Of Subleased Premises, and final plans approved by the parties, Rent, Security Deposit, and Subtenant’s Proportionate Share.

2.2 Option Term

2.2.1 Option Right Intentionally Deleted.

3. Subtenant’s Share Subtenant’s proportionate share is (22.83%) (32,571rsf ÷ 142,655rsf). (As of 8/1/12 Sublandlord’s Leased Premises will be reduced to 142,655 from 161,019).

4. Electric Subtenant shall pay any excess electric charges as additional rent on a monthly basis incurred by Sublandlord as a result of Subtenant’s use and occupancy of the Subleased Premises, in accordance with the terms and conditions of the Master Lease.

Subtenant shall pay any overtime HVAC or electric charges incurred by Subtenant as additional rent on a monthly basis to Sublandlord, in accordance with the terms and conditions of the Master Lease.

5. Telephone Subtenant shall be responsible for all telephone charges incurred in connection with the Subleased Premises during the Term of the Sublease and shall arrange with the supplier of the same to have charges directly billed to Subtenant.

6. Rent Subtenant shall pay base rent during the Term of this Sublease, payable monthly in advance on the first day of each month as follows:

Term	Annually	Monthly	Per RSF
*Months 1-12	$977,130.00	$81,427.50	$30.00
Months 13-24	$1,009,701.00	$84,141.75	$31.00
Months 25-36	$1,042,272.00	$86,856.00	$32.00
Months 37-48	$1,074,843.00	$89,570.25	$33.00
Months 49-55	$1,107,414.00	$92,284.50	$34.00
*	Subject to Master Landlord consent, the Rent Commencement Date shall be May 1, 2013. Base rent for months 2 – 4 shall be abated.

In the event that the term of this Sublease shall begin or end on a date which is not the first day of a month, base rent shall be prorated as of such date.

If Subtenant is in default of the payment of Rent or Additional Rent or any other provision of this Sublease beyond any applicable notice or cure period, in addition to any Default Remedies available to Sublandlord, Subtenant shall be obligated to repay the three (3) month rental abatement received at the commencement of the Sublease Term.

Concurrent with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord the first month’s base rent in the amount of Eighty One Thousand, Four Hundred Twenty Seven and 50/100 Dollars ($81,427.50).

7. Security Deposit Concurrent with the execution of this Sublease, Subtenant shall deposit with Sublandlord a sum equal to One Hundred Sixty Two Thousand, Eight Hundred Fifty Five and 00/100 Dollars ($162,855.00) (hereinafter referred to as the “Security Deposit”) as security for the Subtenant’s faithful performance of all of the terms and conditions of this

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Sublease including the obligation to pay rent. For so long as the Security Deposit has not been repaid to Subtenant, it shall constitute an account payable by Sublandlord to Subtenant within thirty (30) days after the termination of this Sublease to the extent, if any, that the Security Deposit has not been applied by Sublandlord as hereinafter provided. If Subtenant shall default beyond any applicable notice and cure periods as defined herein with respect to any term and condition hereunder, then the Security Deposit or any part hereof may be applied by Sublandlord (but Sublandlord shall not be obligated to do so) to the actual damages sustained by Sublandlord by reason thereof. No such application shall be construed as an agreement to limit the amount of Sublandlord’s claim or, as a waiver of any damage or release of any indebtedness, and Sublandlord’s claim not recovered in full from the Security Deposit. If Sublandlord has so applied all or any part of the Security Deposit, Sublandlord shall have the right (but not the obligation) at any time thereafter to demand that Subtenant pay to Sublandlord a sum equal to the amounts so applied so that Sublandlord will always be in possession of a sum equal to the amount of the Security Deposit. Subtenant shall make each such remittance within thirty (30) days following such demand by Sublandlord. Said remittance shall thereupon constitute a part of the Security Deposit subject to the terms and provisions hereof. The failure of Subtenant to make any such requested remittance within such thirty (30) day period, and after applicable notice and cure period, may be treated by Sublandlord as a failure by Subtenant to make timely payment of rent and as an event of default.

8. Use Subtenant covenants and agrees to use the Subleased Premises in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.

9. Master Lease As applied to this Sublease, the words “Landlord” and “Tenant” as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in Section 9 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, be changed for the purposes of incorporation herein by reference by shortening the same in each instance by three (3) business days, so that in each instance Subtenant shall have three (3) business days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease; provided that the foregoing shall not apply to the time period set forth in the last line of Section 19.1.1, under which Subtenant shall have only one (1) business day less time. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, such conflict shall be resolved in every instance in favor of the provisions of this Sublease.

10. Operating Expenses / Real Estate Taxes Subtenant shall pay to Sublandlord its proportionate share (22.83%) of Sublandlord’s operating expenses and real estate taxes above the Base Year of 2013 as additional rent on a monthly basis, commencing on the Sublease Commencement Date.

11. Tenant’s Performance Under Master Lease

11.1 Subtenant recognizes that Sublandlord is not in a position nor obligated to render any of the services or to perform any of the obligations required of Landlord under the Master Lease with respect to the furnishing of any services or utilities to the Subleased Premises or the maintenance, repair or restoration of the Subleased Premises. Therefore, Subtenant shall rely upon and look solely to the Landlord for the performance of such obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease except to the extent (and solely to such extent) such default is a result of Sublandlord’s act or failure to act. Subtenant shall not have any claim against Sublandlord by reason of the Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord’s act or failure to act. This

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Sublease shall remain in full force and effect notwithstanding the Landlord’s failure or refusal to comply with any such provision of the Master Lease and Subtenant shall pay the base rent and additional rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Notwithstanding the foregoing, if Landlord defaults in any of its obligations under the Master Lease, Subtenant shall be entitled to participate with Sublandlord in any action undertaken by Sublandlord in the enforcement of Sublandlord’s rights against Landlord. If Sublandlord elects not to take action, whether legal action or otherwise, for the enforcement of Sublandlord’s rights against Landlord, Subtenant shall have the right to take such action in its own name and, for that purpose and only to such extent, all the rights of Sublandlord under the Lease with respect to the Subleased Premises shall be and are hereby conferred upon and assigned to Subtenant, and Subtenant shall be subrogated to such rights to the extent they apply to the Subleased Premises. Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all claims, costs and liabilities, including attorney’ fees and costs, arising out of or in connection with any such action by Subtenant except to the extent (and solely to such extent) such claim, cost or liability results from Sublandlord’s act or failure to act. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as modified herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Lessee thereunder.

11.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under the Master Lease, Sublandlord agrees to use its reasonable efforts to obtain, at Subtenant’s sole cost and expense, such consent and/or performance on behalf of Subtenant. Subtenant shall reimburse Sublandlord all costs associated with Landlord’s review of Subtenant’s plans and specifications for improvements in the Subleased Premises and all costs incurred by Sublandlord in obtaining Landlord’s consent with respect to any amendments to this Sublease. In addition to the foregoing, any and all fees incurred to obtain Landlord’s consent to this Sublease shall be apportioned between Sublandlord and Subtenant as follows:

- $0.00 - $1,000.00 paid by Sublandlord

- over $1,000.01 paid by Subtenant

Notwithstanding the foregoing, any and all fees incurred to obtain Landlord’s consent to a further assignment or subletting of the Subleased Premises shall be borne solely by Subtenant.

11.3 Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect and there are no uncured defaults thereunder.

12. Variations from Master Lease The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:

12.1 Notwithstanding anything to the contrary set forth in the Master Lease regarding base rent, the base rent payable under this Sublease and the Term of this Sublease shall be as set forth in Section 6, above.

12.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than CBRE – Sublandlord’s Representative and Cornish & Carey Commercial Newmark Knight Frank – Subtenant’s Representative, (hereinafter referred to as the “Broker), and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder’s fees, other than to the Broker, arising out of either of their acts in connection with this Sublease. The provisions of this Section 12.2 shall survive the expiration or earlier termination of this Sublease.

12.3 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord. Subtenant shall be entitled to receive any insurance proceed or condemnation

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awards, as its interest may appear, relating to Subtenant’s personal property, fixtures and improvements.

12.4 Any notice which may or shall be given by either party hereunder shall be either delivered personally, sent by certified mail, return receipt requested, or by overnight express delivery, addressed to the party for Whom it is intended at the Subleased Premises (if to the Subtenant), or to National Union Fire Insurance Company of Pittsburgh„ Pa. c/o American International Realty Corp., 3rd Floor, 80 Pine Street, New York, New York 10005, Attention: Rosemarie Sailer, Vice President and General Counsel (if to the Sublandlord)„ or to such other address as may have been designated in a notice give in accordance with the provisions of this Section 12.4.

12.5 All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord, as follows:

	Checks made payable to:	National Union Fire Insurance Company of
Pittsburgh, Pa.
	Checks mailed to: .	American International Realty Corp. P.O. Box 1502 New York, NY 10268-1502

12.6 The provisions of the Lease Agreement – Summary of Basic Lease Information – Provision 10, 11, 12; Provision 1.3 – The Downsize Right; Provision 1.4; Provision 1.6; Provision 2.1; Provision 2.2; Provision 3.4.1; Provision 3.4.2; Provision 4.3.2 (2nd sentence only); Provision 4.6; Provision 6.3.1; Provision 11.2; Provision 11.4; Provision 13.1 (2nd sentence); Provision 16; Provision 22; Provision 28; Provision 29.6; Provision 29.25; Provision 29.32; Provision 29.34; Exhibit A-1; Exhibit B; Exhibit C; Exhibit L; Exhibit M; Exhibit N; Exhibit 0; Exhibit P; Memorandum of Office Lease and Right of First Offer dated August 9, 1996; Letter Agreement dated November 19, 1999; Letter Agreement dated September 28, 2006; Letter Agreement dated November 1, 2006; Letter Agreement dated December 1, 2006; Letter Agreement dated July 11, 2008; First Amendment to Lease – Provisions 5, 6, 7, 8, Exhibit A; Second Amendment to Lease – Provisions 3, 5, 6, 7, Exhibit A; Third Amendment to Lease – Provision 2; Fourth Amendment to Lease – Provisions 3, 4, 6, 7, 8, 9, Exhibit A; Fifth Amendment to Lease – Provisions 3, 4, 6, 7, 8, 9, 10, Exhibit A, Exhibit B; Sixth Amendment to Lease – Provisions 6 (3rd sentence), 7.2, 8, 9, 10, 11, 12, 13, 14 (sentence 4), 15, Exhibit A, Exhibit A-1, Exhibit A-2, Exhibit B; Eighth Amendment to Lease – Provisions 2, 3; Ninth Amendment to Lease – Provision 7 shall not apply to this Sublease.

12.7 Prior to Sublease Commencement, Sublandlord (at Sublandlord’s sole cost and expense) shall demise the space per a mutually agreed upon plan (and the final plan shall allow Subtenant access to both sets of restrooms on the floor as well as a common corridor to provide access to Sublandlord’s premises on the 5th floor). Sublandlord shall deliver the Subleased Premises with all existing mechanical, electrical and plumbing systems in good working condition. Sublandlord, at Sublandlord’s sole cost and expense, shall Broom Clean the Premises (including removal of debris) prior to delivery.

12.8 Subtenant shall have the right, at Subtenant’s sole cost and expense, subject to the prior written approval of Sublandlord (which shall not be unreasonably withheld or delayed and which may be provided via email) and pursuant to the terms of Provision 8.1 of the Master Lease, to alter and construct improvements in the Subleased Premises. Any and all alterations or improvements must comply with all Federal, State, Local, Municipal, Laws, Ordinances and Regulations, including ADA.

12.9 Subtenant, at its sole cost and expense, shall remove any Subtenant improvements in the Subleased Premises and restore the Subleased Premises to the same condition existing on the date of Sublandlord’s delivery of the Subleased Premises to Subtenant upon the expiration of the Term hereof, which restoration of the Subleased Premises shall be pursuant to the plans and specifications set forth in Exhibit B attached hereto. Notwithstanding the foregoing, Subtenant’s obligation to restore the Subleased Premises shall be predicated on demand from Master Lessor to restore, pursuant to terms of the Master Lease.

12.10 Subtenant shall comply with all insurance requirements as required under Article      in the Master Lease and shall name Sublandlord, American International Group, Inc.

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and its subsidiaries and agents as additional insureds; provided that with respect to property damage liability, Subtenant is allowed to have $4 million per occurrence, but this should not be construed as a limitation of Subtenant’s liability.

13. Indemnity Subtenant hereby agrees to protect, defend, indemnify and hold Sublandlord harmless from and against any and all liabilities, claims expenses, losses and damages, including, without limitation, reasonable attorneys’ fees and disbursements, which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform or (b) any person by reason of Subtenant’s use and/or occupancy of the Subleased Premises or negligent or intentional acts in or about the Building; provided that Subtenant shall not have an indemnification obligation pursuant to this Section 13 to the extent (and solely to such extent) such liability, claim, expense, loss or damage arises from the gross negligence or willful misconduct of Sublandlord or its employees, agents or contractors. The provisions of this Section 13 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

14. Certificates Subtenant shall at any time and from time to tithe as requested by Sublandlord upon not less than ten (10) days prior written notice, execute, acknowledge, and deliver to Sublandlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that Sublandlord is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specifying each such default of which Subtenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Sublandlord may be dealing.

15. Assignment or Subletting Upon Sublandlord’s consent which consent shall not be unreasonably delayed, withheld or conditioned, Subtenant may assign or sublet the Subleased Premises provided that such assignment or sublet complies with the provisions of the Master Lease (including the requirement that the Landlord consent to such assignment or sublet). Sublandlord agrees to use its commercially reasonable efforts to assist the Subtenant in obtaining the Landlord’s approval of any assignment or subletting. The parties agree that it shall be reasonable for Sublandlord to withhold consent if the proposed sublessee or assignee is a direct competitor of Sublandlord.

16. Right of First Refusal Intentionally Deleted.

17. Severability If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

18. Entire Agreement; Waiver This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof in whole or in part, unless such agreement is in writing and signed by the parties hereto.

19. Captions Captions to the Sections in this Sublease are included for convenience only are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

20. Further Assurances The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

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21. Governing Law This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of California.

22. Consent of Landlord The validity of this Sublease shall be subject to the Landlord’s prior written consent hereto pursuant to the terms of the Master Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

“Sublandlord”: National Union Fire Insurance Company of Pittsburgh, Pa.
a Pennsylvania corporation

By:	/s/ Signature Illegible

Its:

By:	/s/ Martin Bogut

Its:	Assistant Secretary

“Subtenant”: Castlight Health, Inc. a Delaware corporation

By:	/s/ Randall J. Womack

Its:	COO

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Exhibit A

Exhibit B

(N) DEMISING WALL
(N) DOOR TO NEEDED TO PREVENT "DEAD END CORRIDOR"
REMOVE (E) DOUBLE DOOR
(N) PARTITION & (N) EXIT DOOR W/ 18" CLR. ON THE LATCH SIDE
REMOVE EXISTING DOORS RELOCATE WHERE POSSIBLE
(N) PARTITION & (N) EXIT DOOR
(N) CORRIDOR W/ (N) EXIT DOOR. 238 USF
RECONFIGURE WORKSTATION(S)
(N) PARTITION W/ (N) EXIT DOOR.
Sublessee USF : 29,212
Load Factor : 11.5%
Sublessee RSF : 32,571

CHARTIS

121 SPEAR STREET
3RD FLOOR
SAN FRANCISCO, CA 94105

IA INTERIOR ARCHITECTS
SAN FRANCISCO

350 CALIFORNIA STREET, SUITE 1500
SAN FRANCISCO, CALIFORNIA 94104

THIRD FLOOR EXITING PLAN

AN-3.0

B. Notification/Certification Requirements.

(i) Subtenant agrees agrees that should it learn of information regarding any possible violation of Applicable Laws and Regulations in connection with the transactions or this Sublease, Subtenant will immediately advise Sublandlord of such knowledge or suspicion. For purposes of this Sublease, Applicable Laws and Regulations means all applicable anti-corruption laws and regulations in the United States and in other jurisdictions in which American International Group, Inc. operates or does business, including the laws governing:

•	Government Official Bribery including, but not limited to, the U.S. Foreign Corrupt Practices Act (“FCPA”), federal anti-kickback and public corruption laws, U.S. state public corruption laws, and the applicable government official bribery laws and regulations in non-U.S. jurisdictions in which Sublandlord or any Permitted Transferee operates or does business, including the U.K. Bribery

CERTIFICATION

The undersigned, as an officer of Castlight does hereby certify as of the date hereof the COO of the corporation is duly authorized to execute a Sublease for office space on behalf of the corporation.

Sublandlord:	National Union Fire Insurance Company of Pittsburgh, Pa.
Subtenant:	Castlight Health, Inc.
Building Address:	121 Spear Street, 3rd Floor
City/County/State:	San Francisco, CA 94105

/s/ Charles Ott
Name Charles Ott

Title: Corporate Counsel

Date: July 2, 2012

STATE OF	CA

COUNTY OF	San Francisco

This instrument was acknowledged before me on the 2 day of July, 2012 by Kim Renga, on behalf of Castlight Health.

Notary Public in and for the State of	CA

/s/ Kim Renga

(Typed/Printed Name of Notary)

My Commission Expires:	3/1/16

/s/ KR
Initials

CONSENT TO SUBLEASE AGREEMENT

This CONSENT TO SUBLEASE AGREEMENT (this “Agreement”) is made as of August 9, 2012, by and among HUDSON RINCON CENTER, LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A., a Pennsylvania corporation (“Tenant”), and CASTLIGHT HEALTH, INC., a Delaware corporation (“Subtenant”).

R E C I T A L S :

A. Reference is hereby made to that certain Office Lease dated August 30, 1996, by and between Landlord’s predecessor-in-interest and Tenant (the “Original Lease”), as amended by that certain First Amendment to Lease dated June 20, 1997 (“First Amendment”), as amended by that certain Second Amendment to Lease dated September 30, 1998 (“Second Amendment”), as amended by that certain Third Amendment to Lease dated October, 1999 (“Third Amendment”), as amended by that certain Letter Agreement dated November 19, 1999 (“1999 Letter Agreement”), as amended by that certain Fourth Amendment to Lease dated October 18, 2000 (“Fourth Amendment”), as amended by that certain Fifth Amendment to Lease dated October 18, 2000 (“Fifth Amendment”), as amended by that certain Sixth Amendment to Lease dated February 28, 2007 (“Sixth Amendment”), as amended by that certain Seventh Amendment to Office Lease dated May 14, 2008 (“Seventh Amendment”), as amended by that certain Eighth Amendment to Office Lease dated January 10, 2010 (“Eighth Amendment”), as amended by that certain Ninth Amendment to Office Lease dated October 31, 2010 (“Ninth Amendment”), for that certain office space commonly known as One Rincon Center and Two Rincon Center (collectively, the “Premises”), addressed at 121 Spear Street, San Francisco, California (the “Building”). The Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, 1999 Letter Agreement, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment and Ninth Amendment, is herein referred to, collectively, as the “Lease”.

B. Pursuant to the terms of Article 14 of the Original Lease, Tenant has requested Landlord’s consent to that certain Standard Form. Sublease dated             , 2012, between Tenant and Subtenant (the “Sublease”), with respect to a subletting by Subtenant of a portion of the Premises on the third (3rd) floor of the Building containing 32,571 rentable square feet, as more particularly described in the Sublease (the “Sublet Premises”). A copy of the Sublease is attached hereto as Exhibit “A”. Landlord is willing to consent to the Sublease on the terms and conditions contained herein.

C. All defined terms not otherwise expressly defined herein shall have the respective meanings given in the Lease.

A G R E E M E N T :

1. Landlord’s Consent. Landlord hereby consents to the Sublease; provided, however, notwithstanding anything contained in the Sublease to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in this Agreement. The Sublease is subject and subordinate to the Lease. Neither this Agreement nor the Sublease shall be construed to modify, waive or amend any of the terms, covenants and conditions of the Lease or to waive any breach thereof or any of Landlord’s rights or remedies thereunder or to enlarge or increase any obligations of Landlord under the Lease. Landlord shall not be bound by any of the terms, covenants, conditions, provisions or agreements of the Sublease.

2. Non-Release of Tenant; Further Transfers. Neither the Sublease nor this consent thereto shall release or discharge Tenant from any liability, whether past, present or future, under the Lease or alter the primary liability of the Tenant to pay the rent and perform and comply with all of the obligations of Tenant to be performed under the Lease (including the payment of all bills rendered by Landlord for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises). Neither the Sublease nor this consent thereto shall be construed as a waiver of Landlord’s right to consent to any further subletting either by Tenant or by the Subtenant or to any assignment by Tenant of the Lease or assignment by the Subtenant of the Sublease, or as a consent to any portion of the Sublet Premises being used or occupied by any other party. Landlord may consent to subsequent sublettings and assignments of the Lease or the Sublease or any amendments or modifications thereto without notifying Tenant or anyone else

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liable under the Lease and without obtaining their consent. No such action by Landlord shall relieve such persons from any liability to Landlord or otherwise with regard to the Sublet Premises.

3. Relationship with Landlord. Tenant hereby assigns and transfers to Landlord the Tenant’s interest in the Sublease and all rentals and income arising therefrom, subject to the terms of this Section 3. Landlord, by consenting to the Sublease agrees that until a default shall occur in the performance of Tenant’s obligations under the Lease, Tenant may receive, collect and enjoy the rents accruing under the Sublease. In the event Tenant shall default in the performance of its obligations to Landlord under the Lease (whether or not Landlord terminates the Lease), Landlord may, at its option, by giving notice to Tenant, either (i) terminate the Sublease, (ii) elect to receive and collect, directly from Subtenant, all rent any other sums owing and to be owed under the Sublease, as further set forth in Section 3.1, below, and/or (iii) elect to succeed to Tenant’s interest in the Sublease, and cause Subtenant to attorn to Landlord, as further set forth in Section 3.2, below.

3.1 Landlord’s Election to Receive Rents. Landlord shall not, by reason of the Sublease, nor by reason of the collection of rents or any other sums from the Subtenant pursuant to Section 3(ii), above, be deemed liable to Subtenant for any failure of Tenant to perform and comply with any obligation of Tenant, and Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under the Lease, to pay to Landlord the rents and any other sums due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord, and that Subtenant shall pay any such rents and any other sums to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall not have any right or claim against Subtenant for any such rents or any other sums so paid by Subtenant to Landlord. Landlord shall credit tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Landlord to Subtenant or by Subtenant to Landlord, be deemed a waiver by Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any payment of rent from the Subtenant directly to Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect.

3.2 Landlord’s Election of Tenant’s Attornment. In the event Landlord elects, at its option, to cause Subtenant to attorn to Landlord pursuant to Section 3(iii), above, Landlord shall undertake the obligations of Tenant under the Sublease from the time of the exercise of the option, but Landlord shall not (i) be liable for any prepayment of more than one (1) month’s rent or any security deposit paid by Subtenant to Tenant, (ii) be liable for any previous act or omission of Tenant under the Sublease or for any other defaults of Tenant under the Sublease, (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant, or (iv) be bound by any changes or modifications made to the Sublease without the written consent of Landlord.

4. General Provisions.

4.1 Consideration for Sublease. Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease.

4.2 Brokerage Commission. Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including, but not limited to, attorney’s fees) incurred by Landlord in resisting any claim for any such brokerage commission.

4.3 Controlling Law. The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

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4.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

4.5 Captions. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

4.6 Partial Invalidity. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

4.7 Attorney’s Fees. If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

4.8 Landlord’s Costs. Pursuant to Article 14.1 of the Original Lease, upon execution of this Agreement, Tenant shall pay to Landlord the sum of One Thousand Five Hundred and NO/100 Dollars ($1,500.00) for costs and reasonable attorney’s fees incurred by Landlord in connection with Landlord’s review and analysis of the Sublease.

4.9 OFAC Certification. Subtenant certifies that it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order of the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Subtenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

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IN WITNESS WHEREOF, the parties have executed this Consent to Sublease Agreement as of the day and year first above written.

“Landlord”:

Hudson Rincon Centers, LLC,

a Delaware limited liability company

By:	Rincon Center Commercial, LLC,
a Delaware limited liability company,
Its: Sole Member

	By:	Hudson Pacific Properties, L.P.,
a Maryland limited partners
Its: Sole Member

		By:	Hudson Pacific Properties, Inc.
a Maryland corporation,
Its: General Partner

			By:	/s/ Howard S. Stern

			Name:	Howard S. Stern

			Title:	President

“Tenant”:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A.,

a Pennsylvania corporation

By:	/s/ Sean Leonard

Its:	CFO & Senior Vice President

Title:	Sean Leonard

By:	/s/ Martin Bogut

Its:	Assistant Secretary

Title:	Martin Bogut

“Subtenant”:

CASTLIGHT HEALTH, INC.,

a Delaware corporation

By:	/s/ Randall J. Womack

Its:	COO

Title:	Randy Womack

By:	/s/ Charles Ott

Its:	Corporate Counsel

Title:	Charles Ott

EXHIBIT “A”

THE SUBLEASE

[ATTACHED]

STANDARD FORM

SUBLEASE

This Sublease Agreement is made as of the         day of                      2012, (hereinafter referred to as “Sublease”) by and between National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania corporation (hereinafter referred to as “Sublandlord”) and Castlight Health, Inc. a Delaware corporation (hereinafter referred to as “Subtenant”) with regard to the following facts.

RECITALS

A. Sublandlord is the Tenant under that certain Office Lease dated as of August 30, 1996 (hereinafter referred to as the “Office Lease”), with Hudson Rincon Center, LLC, as successor-in-interest to Landlord, a Delaware limited liability company (hereinafter referred to as the “Landlord”), as amended by that certain Memorandum of Office Lease and Right of First Offer dated August 9, 1996 (hereinafter referred to as the “    ”), Notice of Lease Term Dates dated September 15, 1997, First Amendment to Lease dated June 20, 1997, Second Amendment to Lease dated- September 30, 1998, Third Amendment to Lease dated October 1999, Letter Agreement dated November 19, 1999, Fourth Amendment to Office Lease dated October 18, 2000, Fifth Amendment to Office Lease dated October 18, 2000, Letter Agreement dated September 28, 2006, Letter Agreement dated November 1, 2006, Letter Agreement dated December 1, 2006, Sixth Amendment to Office Lease dated February 28, 2007, Seventh Amendment to Office Lease dated May 14, 2008, Letter Agreement dated July 11, 2008, Eighth Amendment to Office Lease dated January 10, 2010, Ninth Amendment to Office Lease dated October 31, 2010 between Landlord and Sublandlord (the Office Lease and subsequent agreements detailed aforesaid are referred to herein collectively as the “Master Lease”) (a copy of which Master Lease is attached hereto as Exhibit A and by this reference made a part hereof) concerning Suites 201, 290, 410, and entire 3rd floor, entire 5th floor, and entire 6th floor at 121 Spear Street, San Francisco, CA and 18,364rsf located on the 4th floor at 101 Spear Street, San Francisco, CA (hereinafter referred to as the “Premises’) (hereinafter referred to as the “Building”) located at 101 Spear Street and 121 Spear Street, San Francisco, CA 94105.

B. Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 32,571 rentable square feet of space at 121 Spear Street (which portion shall be hereinafter referred to as the “Subleased Premises”) more particularly set forth on Exhibit B attached hereto, and Sublandlord has agreed to sublease the Subleased Premises to Subtenant upon the terms, covenants and conditions herein set forth.

AGREEMENT

In consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sublease Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and takes from Sublandlord the Subleased Premises.

2. Term

2.1 Initial Term The terra of this Sublease (hereinafter referred to as the “Term”) shall commence on January 1, 2013 at which time Subtenant will obtain possession to the Subleased Premises, and shall end, unless sooner terminated as provided in the Master Lease, on July 15, 2017.

Within fifteen business days of execution by both Sublandlord and Subtenant of this Agreement, Sublandlord shall submit to the Landlord the executed copy of this Agreement, along with all other information required under the Master Lease for the Landlord’s consent to this Agreement and Sublandlord shall use commercially reasonably efforts to cause Landlord to provide consent to this Agreement.

Sublandlord may delay delivery of the Subleased Premises if: (a) Subtenant fails to deliver to Sublandlord prior to October 1, 2012 (which delay may be no greater than one day for each day past October 1, 2012 that Subtenant provides following required items) (i) payment of first month’s rent, (ii) receipt of Security Deposit or (iii) receipt of Certificate of Insurance; or

(b) the Landlord fails to consent (provided that if such failure to consent is a breach of the Master Lease, Sublandlord shall use all reasonable efforts to cause the Landlord to consent).

Notwithstanding the Sublease Commencement Date set forth above, Subtenant shall have the right 90 days prior to the Sublease Commencement Date to enter the Subleased Premises for the purposes of to altering and constructing improvements, installing furniture, fixtures, telecommunications cabling and equipment and other similar type activities; provided that such early entry is conducted in a manner so as to not unreasonably interfere with any Sublandlord work occurring in or around the Subleased Premises, provided that Master landlord has provided its consent by that time.

Promptly after Sublease Commencement Date, Subtenant and Sublandlord shall execute a Sublease Commencement Date Agreement confirming the Sublease Commencement Date, Sublease Expiration Date, actual RSF Of Subleased Premises, and final plans approved by the parties, Rent, Security Deposit, and Subtenant’s Proportionate Share.

2.2 Option Term

2.2.1 Option Right Intentionally Deleted.

3. Subtenant’s Share Subtenant’s proportionate share is (22.83%) (32,571rsf ÷ 142,655rsf). (As of 8/1/12 Sublandlord’s Leased Premises will be reduced to 142,655 from 161,019).

4. Electric Subtenant shall pay any excess electric charges as additional rent on a monthly basis incurred by Sublandlord as a result of Subtenant’s use and occupancy of the Subleased Premises, in accordance with the terms and conditions of the Master Lease.

Subtenant shall pay any overtime HVAC or electric charges incurred by Subtenant as additional rent on a monthly basis to Sublandlord, in accordance with the terms and conditions of the Master Lease.

5. Telephone Subtenant shall be responsible for all telephone charges incurred in connection with the Subleased Premises during the Term of the Sublease and shall arrange with the supplier of the same to have charges directly billed to Subtenant.

6. Rent Subtenant shall pay base rent during the Term of this Sublease, payable monthly in advance on the first day of each month as follows:

Term	Annually	Monthly	Per RSF
*Months 1-12	$ 977,130.00	$81,427.50	$30.00
Months 13-24	$1,009,701.00	$84,141.75	$31.00
Months 25-36	$1,042,272.00	$86,856.00	$32.00
Months 37-48	$1,074,843.00	$89,570.25	$33.00
Months 49-55	$1,107,414.00	$92,284.50	$34.00

*	Subject to Master Landlord consent, the Rent Commencement Date shall be May 1, 2013. Base rent for months 2 – 4 shall be abated.

In the event that the term of this Sublease shall begin or end on a date which is not the first day of a month, base rent shall be prorated as of such date.

If Subtenant is in default of the payment of Rent or Additional Rent or any other provision of this Sublease beyond any applicable notice or cure period, in addition to any Default Remedies available to Sublandlord, Subtenant shall be obligated to repay the three (3) month rental abatement received at the commencement of the Sublease Term.

Concurrent with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord the first month’s base rent in the amount of Eighty One Thousand, Four Hundred Twenty Seven and 50/100 Dollars ($81,427.50).

7. Security Deposit Concurrent with the execution of this Sublease, Subtenant shall deposit with Sublandlord a sum equal to One Hundred Sixty Two Thousand, Eight Hundred Fifty Five and 00/100 Dollars ($162,855.00) (hereinafter referred to as the “Security Deposit”) as security for the Subtenant’s faithful performance of all of the terms and conditions of this

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Sublease including the obligation to pay rent. For so long as the Security Deposit has not been repaid to Subtenant, it shall constitute an account payable by Sublandlord to Subtenant within thirty (30) days after the termination of this Sublease to the extent, if any, that the Security Deposit has not been applied by Sublandlord as hereinafter provided. If Subtenant shall default beyond any applicable notice and cure periods as defined herein with respect to any term and condition hereunder, then the Security Deposit or any part hereof may be applied by Sublandlord (but Sublandlord shall not be obligated to do so) to the actual damages sustained by Sublandlord by reason thereof. No such application shall be construed as an agreement to limit the amount of Sublandlord’s claim or, as a waiver of any damage or release of any indebtedness, and Sublandlord’s claim not recovered in full from the Security Deposit. If Sublandlord has so applied all or any part of the Security Deposit, Sublandlord shall have the right (but not the obligation) at any time thereafter to demand that Subtenant pay to Sublandlord a sum equal to the amounts so applied so that Sublandlord will always be in possession of a sum equal to the amount of the Security Deposit. Subtenant shall make each such remittance within thirty (30) days following such demand by Sublandlord. Said remittance shall thereupon constitute a part of the Security Deposit subject to the terms and provisions hereof. The failure of Subtenant to make any such requested remittance within such thirty (30) day period, and after applicable notice and cure period, may be treated by Sublandlord as a failure by Subtenant to make timely payment of rent and as an event of default.

8. Use Subtenant covenants and agrees to use the Subleased Premises in accordance with the provisions of the Master Lease and for no other purpose and otherwise in accordance with the terms and conditions of the Master Lease and this Sublease.

9. Master Lease As applied to this Sublease, the words “Landlord” and “Tenant” as used in the Master Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. Subtenant and this Sublease shall be subject in all respects to the terms of, and the rights of the Landlord under, the Master Lease. Except as otherwise expressly provided in Section 9 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, be changed for the purposes of incorporation herein by reference by shortening the same in each instance by three (3) business days, so that in each instance Subtenant shall have three (3) business days less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease; provided that the foregoing shall not apply to the time period set forth in the last line of Section 19.1.1, under which Subtenant shall have only one (1) business day less time. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, such conflict shall be resolved in every instance in favor of the provisions of this Sublease.

10. Operating Expenses / Real Estate Taxes Subtenant shall pay to Sublandlord its proportionate share (22.83%) of Sublandlord’s operating expenses and real estate taxes above the Base Year of 2013 as additional rent on a monthly basis, commencing on the Sublease Commencement Date.

11. Tenant’s Performance Under Master Lease

11.1 Subtenant recognizes that Sublandlord is not in a position nor obligated to render any of the services or to perform any of the obligations required of Landlord under the Master Lease with respect to the furnishing of any services or utilities to the Subleased Premises or the maintenance, repair or restoration of the Subleased Premises. Therefore, Subtenant shall rely upon and look solely to the Landlord for the performance of such obligations under the Master Lease and Sublandlord shall not be liable to Subtenant for any default of the Landlord under the Master Lease except to the extent (and solely to such extent) such default is a result of Sublandlord’s act or failure to act. Subtenant shall not have any claim against Sublandlord by reason of the Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublandlord’s act or failure to act. This

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Sublease shall remain in full force and effect notwithstanding the Landlord’s failure or refusal to comply with any such provision of the Master Lease and Subtenant shall pay the base rent and additional rent and all other charges provided for herein without any abatement, deduction or setoff whatsoever. Notwithstanding the foregoing, if Landlord defaults in any of its obligations under the Master Lease, Subtenant shall be entitled to participate with Sublandlord in any action undertaken by Sublandlord in the enforcement of Sublandlord’s rights against Landlord. If Sublandlord elects not to take action, whether legal action or otherwise, for the enforcement of Sublandlord’s rights against Landlord, Subtenant shall have the right to take such action in its own name and, for that purpose and only to such extent, all the rights of Sublandlord under the Lease with respect to the Subleased Premises shall be and are hereby conferred upon and assigned to Subtenant, and Subtenant shall be subrogated to such rights to the extent they apply to the Subleased Premises. Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all claims, costs and liabilities, including attorney’ fees and costs, arising out of or in connection with any such action by Subtenant except to the extent (and solely to such extent) such claim, cost or liability results from Sublandlord’s act or failure to act. Subtenant covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as modified herein. Furthermore, Subtenant and Sublandlord further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Lessee thereunder.

11.2 Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under the Master Lease, Sublandlord agrees to use its reasonable efforts to obtain, at Subtenant’s sole cost and expense, such consent and/or performance on behalf of Subtenant. Subtenant shall reimburse Sublandlord all costs associated with Landlord’s review of Subtenant’s plans and specifications for improvements in the Subleased Premises and all costs incurred by Sublandlord in obtaining Landlord’s consent with respect to any amendments to this Sublease. In addition to the foregoing, any and all fees incurred to obtain Landlord’s consent to this Sublease shall be apportioned between Sublandlord and Subtenant as follows:

•	$0.00 - $1,000.00 paid by Sublandlord

•	over $1,000.01 paid by Subtenant

Notwithstanding the foregoing, any and all fees incurred to obtain Landlord’s consent to a further assignment or subletting of the Subleased Premises shall be borne solely by Subtenant.

11.3 Sublandlord represents and warrants to Subtenant that the Master Lease is in full force and effect and there are no uncured defaults thereunder.

12. Variations from Master Lease The following covenants, agreements, terms, provisions and conditions of the Master Lease are hereby modified or not incorporated herein:

12.1 Notwithstanding anything to the contrary set forth in the Master Lease regarding base rent, the base rent payable under this Sublease and the Term of this Sublease shall be as set forth in Section 6, above.

12.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease other than CBRE – Sublandlord’s Representative and Cornish & Carey Commercial Newmark Knight Frank – Subtenant’s Representative, (hereinafter referred to as the “Broker), and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder’s fees, other than to the Broker, arising out of either of their acts in connection with this Sublease. The provisions of this Section 12.2 shall survive the expiration or earlier termination of this Sublease.

12.3 Notwithstanding anything contained in the Master Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds or condemnation awards received by Sublandlord under the Master Lease shall be deemed to be the property of Sublandlord. Subtenant shall be entitled to receive any insurance proceed or condemnation

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awards, as its interest may appear, relating to Subtenant’s personal property, fixtures and improvements.

12.4 Any notice which may or shall be given by either party hereunder shall be either delivered personally, sent by certified mail, return receipt requested, or by overnight express delivery, addressed to the party for Whom it is intended at the Subleased Premises (if to the Subtenant), or to National Union Fire Insurance Company of Pittsburgh„ Pa. c/o American International Realty Corp., 3rd Floor, 80 Pine Street, New York, New York 10005, Attention: Rosemarie Sailer, Vice President and General Counsel (if to the Sublandlord)„ or to such other address as may have been designated in a notice give in accordance with the provisions of this Section 12.4.

12.5 All amounts payable hereunder by Subtenant shall be payable directly to Sublandlord, as follows:

Checks made payable to:	National Union Fire Insurance Company of Pittsburgh, Pa.
Checks mailed to: .	American International Realty Corp.
P.O. Box 1502
New York, NY 10268-1502

12.6 The provisions of the Lease Agreement – Summary of Basic Lease Information – Provision 10, 11, 12; Provision 1.3 – The Downsize Right; Provision 1.4; Provision 1.6; Provision 2.1; Provision 2.2; Provision 3.4.1; Provision 3.4.2; Provision 4.3.2 (2nd sentence only); Provision 4.6; Provision 6.3.1; Provision 11.2; Provision 11.4; Provision 13.1 (2nd sentence); Provision 16; Provision 22; Provision 28; Provision 29.6; Provision 29.25; Provision 29.32; Provision 29.34; Exhibit A-1; Exhibit B; Exhibit C; Exhibit L; Exhibit M; Exhibit N; Exhibit 0; Exhibit P; Memorandum of Office Lease and Right of First Offer dated August 9, 1996; Letter Agreement dated November 19, 1999; Letter Agreement dated September 28, 2006; Letter Agreement dated November 1, 2006; Letter Agreement dated December 1, 2006; Letter Agreement dated July 11, 2008; First Amendment to Lease – Provisions 5, 6, 7, 8, Exhibit A; Second Amendment to Lease – Provisions 3, 5, 6, 7, Exhibit A; Third Amendment to Lease – Provision 2; Fourth Amendment to Lease – Provisions 3, 4, 6, 7, 8, 9, Exhibit A; Fifth Amendment to Lease – Provisions 3, 4, 6, 7, 8, 9, 10, Exhibit A, Exhibit B; Sixth Amendment to Lease – Provisions 6 (3rd sentence), 7.2, 8, 9, 10, 11, 12, 13, 14 (sentence 4), 15, Exhibit A, Exhibit A-1, Exhibit A-2, Exhibit B; Eighth Amendment to Lease – Provisions 2, 3; Ninth Amendment to Lease – Provision 7 shall not apply to this Sublease.

12.7 Prior to Sublease Commencement, Sublandlord (at Sublandlord’s sole cost and expense) shall demise the space per a mutually agreed upon plan (and the final plan shall allow Subtenant access to both sets of restrooms on the floor as well as a common corridor to provide access to Sublandlord’s premises on the 5th floor). Sublandlord shall deliver the Subleased Premises with all existing mechanical, electrical and plumbing systems in good working condition. Sublandlord, at Sublandlord’s sole cost and expense, shall Broom Clean the Premises (including removal of debris) prior to delivery.

12.8 Subtenant shall have the right, at Subtenant’s sole cost and expense, subject to the prior written approval of Sublandlord (which shall not be unreasonably withheld or delayed and which may be provided via email) and pursuant to the terms of Provision 8.1 of the Master Lease, to alter and construct improvements in the Subleased Premises. Any and all alterations or improvements must comply with all Federal, State, Local, Municipal, Laws, Ordinances and Regulations, including ADA.

12.9 Subtenant, at its sole cost and expense, shall remove any Subtenant improvements in the Subleased Premises and restore the Subleased Premises to the same condition existing on the date of Sublandlord’s delivery of the Subleased Premises to Subtenant upon the expiration of the Term hereof, which restoration of the Subleased Premises shall be pursuant to the plans and specifications set forth in Exhibit B attached hereto. Notwithstanding the foregoing, Subtenant’s obligation to restore the Subleased Premises shall be predicated on demand from Master Lessor to restore, pursuant to terms of the Master Lease.

12.10 Subtenant shall comply with all insurance requirements as required under Article          in the Master Lease and shall name Sublandlord, American International Group, Inc.

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and its subsidiaries and agents as additional insureds; provided that with respect to property damage liability, Subtenant is allowed to have $4 million per occurrence, but this should not be construed as a limitation of Subtenant’s liability.

13. Indemnity Subtenant hereby agrees to protect, defend, indemnify and hold Sublandlord harmless from and against any and all liabilities, claims expenses, losses and damages, including, without limitation, reasonable attorneys’ fees and disbursements, which may at any time be asserted against Sublandlord by (a) the Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform or (b) any person by reason of Subtenant’s use and/or occupancy of the Subleased Premises or negligent or intentional acts in or about the Building; provided that Subtenant shall not have an indemnification obligation pursuant to this Section 13 to the extent (and solely to such extent) such liability, claim, expense, loss or damage arises from the gross negligence or willful misconduct of Sublandlord or its employees, agents or contractors. The provisions of this Section 13 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

14. Certificates Subtenant shall at any time and from time to tithe as requested by Sublandlord upon not less than ten (10) days prior written notice, execute, acknowledge, and deliver to Sublandlord a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications, if any) certifying the dates to which rent and any other charges have been paid and stating whether or not, to the knowledge of the person signing the certificate, that Sublandlord is not in default beyond any applicable grace period provided herein in performance of any of its obligations under this Sublease, and if so, specifying each such default of which Subtenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Sublandlord may be dealing.

15. Assignment or Subletting Upon Sublandlord’s consent which consent shall not be unreasonably delayed, withheld or conditioned, Subtenant may assign or sublet the Subleased Premises provided that such assignment or sublet complies with the provisions of the Master Lease (including the requirement that the Landlord consent to such assignment or sublet). Sublandlord agrees to use its commercially reasonable efforts to assist the Subtenant in obtaining the Landlord’s approval of any assignment or subletting. The parties agree that it shall be reasonable for Sublandlord to withhold consent if the proposed sublessee or assignee is a direct competitor of Sublandlord.

16. Right of First Refusal Intentionally Deleted.

17. Severability If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

18. Entire Agreement; Waiver This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof in whole or in part, unless such agreement is in writing and signed by the parties hereto.

19. Captions Captions to the Sections in this Sublease are included for convenience only are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

20. Further Assurances The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

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21. Governing Law This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of California.

22. Consent of Landlord The validity of this Sublease shall be subject to the Landlord’s prior written consent hereto pursuant to the terms of the Master Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

“Sublandlord”:
National Union Fire Insurance Company of Pittsburgh, Pa. a Pennsylvania corporation

By:	/s/ Signature illegible
Its:

By:	/s/ Martin Bogut
	Its:	Assistant Secretary

“Subtenant”:
Castlight Health, Inc. a Delaware corporation

By:	/s/ Randall J. Womack
	Its:	COO

7

Exhibit A

Exhibit B

Sublessee USF : 29,212
Load Factor : 11.5%
Sublessee RSF : 32,571

CHARTIS

INTERIOR ARCHITECTS
SAN FRANCISCO

THIRD FLOOR
EXITING PLAN

AN-3.0

Exhibit C

OFAC Certification. Subtenant hereby represents and certifies to Sublandlord that Subtenant is not: (1) a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (an “OFAC Listed Person”); (2) an agent or instrumentality of, or otherwise controlled by or acting on behalf of, directly or indirectly, any OFAC Listed Person; or (3) otherwise blocked pursuant to other U.S. trade sanctions including, but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Sudan Accountability and Divestment Act and any sanctions regulations administered and enforced by the U.S. Department of State, the U.S. Department of the Treasury, including OFAC or any enabling legislation or executive order relating thereto (“U.S. Trade Restrictions”).

In performing its obligations under this Sublease, the Subtenant shall not violate U.S. Trade Restrictions and shall not perform its obligations in any way that would cause Sublandlord to be in violation of U.S. Trade Restrictions.

Global Anti-Corruption Policy.

A. Subtenant represents and warrants the following:

(i) Subtenant is aware of and familiar with the provisions of any and all anti-corruption law applicable in any jurisdiction in which Subtenant or any party hereto may have conducted or will conduct business (hereinafter “Applicable Anti-Corruption Laws”), and has not, directly or indirectly, violated any Applicable Anti-Corruption Law. Without limitation of the generality of the foregoing, neither Subtenant nor any of its subcontractors, employees or agents:

(a) has made or will make, directly or indirectly, any payment, loan or gift (or any offer, promise or authorization of any such payment, loan or gift), of any money or anything of value to or for the use of any Government Official under circumstances in which any of them knows or has reason to know that all or any portion of such money or thing of value has been or will be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of inducing the Government Official to do any act or make any decision in his/her official capacity (including a decision to fail to perform his/her/its official function) or use his/her/its influence with a government or instrumentality thereof in order to affect any act or decision of such government or instrumentality or to assist Sublandlord in obtaining or retaining any business;

(i) For purposes of this Sublease, a “Government Official” is (a) an officer, employee or any person acting in any official capacity for or on behalf of a government, including its departments, agencies, instrumentalities, quasi- or partially-government owned or controlled entities; (b) an officer or employee of a political party or any party official, or a candidate for political office; or (c) any individual who is a principal or senior manager of, or who has an immediate family or close personal relationship or business ties with, any of the foregoing individuals or entities.

B. Notification/Certification Requirements.

(i) Subtenant agrees agrees that should it learn of information regarding any possible violation of Applicable Laws and Regulations in connection with the transactions in this Sublease, Subtenant will immediately advise Sublandlord of such knowledge or suspicion. For purposes of this Sublease, Applicable Laws and Regulations means all applicable anti-corruption laws and regulations in the United States and in other jurisdictions in which American International Group, Inc. operates or does business, including the laws governing:

•	Government Official Bribery including, but not limited to, the U.S. Foreign Corrupt Practices Act (“FCPA”), federal anti-kickback and public corruption laws, U.S. state public corruption laws, and the applicable government official bribery laws and regulations in non-U.S. jurisdictions in which Sublandlord or any Permitted Transferee operates or does business, including the U.K. Bribery Act 2010; and

•	Commercial Bribery including, but not limited to, U.S. state commercial bribery laws, pay-to-play laws and the applicable commercial bribery laws and regulations in non-U.S. jurisdictions in which American International Group, Inc. operates or does business, including the U.K. Bribery Act 2010.

2

EXECUTED

ORIGINAL

OFFICE LEASE

TWO RINCON CENTER

RINCON CENTER ASSOCIATES,

a California limited partnership,

as Landlord,

and

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A.,

a Pennsylvania corporation,

as Tenant.

TWO RINCON CENTER

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the “Lease”) which pertains to the office building (the “Building”) which is located at Two Rincon Center, 121 Spear Street, San Francisco, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

	TERMS OF LEASE (References are to the Office Lease)	DESCRIPTION
1.	Date:	August 30, 1996.

2.	Landlord:	RINCON CENTER ASSOCIATES, a California limited partnership.

3.	Address of Landlord (Section 29.19):

One Rincon Center

101 Spear Street

Suite 215

San Francisco, California 94105

Attention: General Manager

With a copy to:

Perini Land and Development Company, Inc.

73 Mt. Wayte Avenue

Framingham, Massachusetts 01701

Attention: John Bolls, Esq.

4.	Tenant:	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation.

5.	Address of Tenant (Section 29.19):

Prior to Lease Commencement Date:

Three Embarcadero Center

San Francisco, California 94105

Attention: Regional Real Estate Manager

and

After Lease Commencement Date:

Two Rincon Center

101 Spear Street

San Francisco, California 94105

Attention: Regional Real Estate Manager

in both cases with a copy to:

i

AIG Realty, Inc.

One Chase Manhattan Plaza, 57th Floor

New York, New York 10005

Attention: Andrew T. Kasman, Esq.

and

Allen, Matkins, Leck, Gamble & Mallory

1999 Avenue of the Stars, Suite 1800

Los Angeles, California 90067-6050

Attention: Anton N. Natsis, Esq.

and

American International Realty Corp.

70 Pine Street

New York, New York 10270

Attention: Director of Leasing

6.	Building and Premises (Article 1):

	6.1	Building:	190,577 rentable square feet.

	6.2	Premises:	154,928 rentable square feet of space (148,970 usable) in the aggregate, consisting of the 3rd, 4th, 5th and the 6th floors of the Building, all as set forth in Exhibit A-1 attached hereto.

7.	Term (Article 2).

	7.1	Lease Term:	Ten (10) years.

	7.2	Lease Commencement Date:	July 1, 1997, subject to extension pursuant to the terms of Section 5 of the Tenant Work Letter.

	7.3	Lease Expiration Date:	The last day of the month in which the tenth (10th) anniversary of the Lease Commencement Date occurs.

8.	Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot

1st through 10th

9.	Additional Rent (Article 4).

	9.1	Base Year:

	9.2	Tenant’s Share:	81.29%.

10.	Security Deposit.

11.	Parking Pass Ratio (Article 28):		Up to fifty (50) single valet and/or tandem Valet parking spaces (collectively, the “Valet Spaces”) or reserved parking Spaces (the “Reserved Spaces”) as shown on Exhibits M and N, respectively. The Valet Spaces and the Reserved Spaces are collectively referred to in this Lease as the “Parking Passes.”

12.	Brokers (Section 29.25):		Tooley & Company 11150 Santa Monica Boulevard Suite 200 Los Angeles, California 90025

TWO RINCON CENTER

EXHIBITS

A.	OUTLINE OF SITE PLAN
A-1	OUTLINE OF INITIAL PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANTS ESTOPPEL CERTIFICATE
F	INTENTIONALLY OMITTED
G	SIGNAGE SPECIFICATIONS
H	HVAC SPECIFICATIONS
I	CLEANING SPECIFICATIONS
J	PASSENGER ELEVATOR SPECIFICATIONS
K	INTENTIONALLY OMITTED
L	FORM OF MEMORANDUM OF LEASE
M	OUTLINE OF AREA FOR VALET SPACES
N	DESIGNATION OF LOCATION OF RESERVED SPACES
O	COMMISSION AGREEMENT
P	STORAGE SPACE AREA
Q	TELEPHONE RISER CONDUIT
R	FORM OF NON-DISTURBANCE AGREEMENT

TWO RINCON CENTER

INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS	LOCATION OF DEFINITION IN OFFICE LEASE
105% Cap	17
AAA	43
Abatement Event	23
Abatement Event Termination Date	23
Abatement Event Termination Notice	23
Actual Cost	24
Additional Rent	9
Adverse Effects	26
Affected Area	22
Affiliate	36
After Hours HVAC	22
Alterations	26
Apartment Exercise Notice	51
Apartment Portion	1
Apartment Rent	51
Apartment Units	51
Arbitration Notice	43
Arbitration Notice Outside Date	6
Arbitrator	43
Assignment Document	36
Available Electricity	20
Available Space List	4
Base Rent	8
Base Year	9
Best’s Rating	30
BOMA	3
Broker	48
Building	1
Building Documents	14
Building HVAC System	20
Building Systems	25
Cleaning Specifications	20
Commissions	48
Common Areas	1
Comparable Buildings	47
Cost Pools	18
CRE	30
CRE’s Requirement	30
Cure Notice	23
Damage Termination Date	32
Damage Termination Notice	32
Delivery Date	5
Direct Expenses	9
Downsize Notice	2
Downsize Space	2
Downsize Termination Date	3
Earthquake Policy	30
Emergency	25
Emergency Cure Period	25
Emergency Notice	25
Essential Services	22
Estimate	17
Estimate Statement	17
Events	13
Excess	17
Excess Consumption	20
Exercise Notice Outside Date	6
Existing Improvements Value	7
Existing Tenants	5
Expense Year	9

DEFINED TERMS	LOCATION OF DEFINITION IN OFFICE LEASE
Fair Market Rent	6
Fair Market Rent Arbitration Notice	6
Financial Requirement	31
First Offer Notice	3
First Offer Rent	3
First Offer Space	3
First Option Rent	6
First Option Term	5
Fixed Costs	10
Force Majeure	47
GSA	5
Hazardous Materials	50
Holidays	20
HVAC	20
HVAC Specifications	20
Interest Rate	8
JAMS	43
Landlord	1
Landlord Obligations	48
Landlord’s Security	21
Lease	1
Lease Commencement Date	4
Lease Expiration Date	4
Lease Term	4
Legal Requirements	24
Management Office	13
Material Default	2
Measurable Space	3
Necessary Action	25
Notice Date	25
Notices	47
One Rincon Office Portion	1
One Rincon Rental Portion	1
On-site Parking Area	1
Operating Expenses	9
Option Exercise Notice	6
Option Exercise Notice Outside Date	6
Option Rent	6
Option Rent Notice	6
Option Rent Notice Outside Date	6
Option Term	5
Outside Agent	18
Overpayment	17
Parking Passes	iv
Passenger Elevator Specifications	21
Personal Property	37
Postal Facility	1
Premises	2
Premises Damage	31
Pre-Occupancy Period	4
Pre-Occupancy Space	4
Proposition 13	16
Real Property	1
Reimbursement Notice	9
Reimbursement Right	8
Renewal Space	6
Rent	8
Repair Invoice	25
Repair Notice	25
Required Action	25
Restoration	32
Restoration Failure Notice	32
Rules and Regulations	19
Second Notice	25
Second Option Rent	6
Second Option Term	5
Security Area	20
Signage Rights	42
Statement	17
Storage Space	41

v

DEFINED TERMS	LOCATION OF DEFINITION IN OFFICE LEASE
Subject Space	34
Subleasing Costs	35
Subsequent Lender	30
Summary	1
Systems and Equipment	15
Tax Expenses	15
Telecommunication Systems	26
Tenant	1
Tenant Balcony	1
Tenant Costs	8
Tenant HVAC System	20
Tenant Improvement Cost	9
Tenant Improvements	1
Tenant Termination Date	9
Tenant’s Earthquake Insurance Contribution	18
Tenant’s Group	29
Tenant’s Holdover Costs	5
Tenant’s Property	27
Tenant’s Security	21
Tenant’s Share	17
Tenant’s Signage	41
Tenant’s Signage Name	41
Termination Notice	5
Threshold Number	18
Transfer Notice	34
Transfer Premium	35
Transferee	34
Transfers	34
Two Rincon Office Portion	1
Variable Components	10

TWO RINCON CENTER

OFFICE LEASE

This Office Lease, which includes the preceding Summary of Basic Lease Information (the “Summary”) attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known collectively as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between RINCON CENTER ASSOCIATES, a California limited partnership (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A., a Pennsylvania corporation (“Tenant”).

ARTICLE 1

REAL PROPERTY BUILDING PROJECT AND INITIAL PREMISES

1.1 Real Property, Building, Project and Common Areas.

1.1.1 Real Property, Building and Project. The “Building,” at; that term is defined herein below, the parking structure beneath the Building (the “On-site Parking Area”), the Land upon which the Building stands and the “Common Areas,” as that term is defined in Section 1.1.2, below, are sometimes collectively referred to herein as the “Real Property.” The “Building” means the office building located at Two Rincon Center, San Francisco, California consisting of six (6) floors of office and retail space for lease to general office tenants (the “Two Rincon Office Portion”), including all tenant improvements and fixtures and other improvements and fixtures thereto, retail establishments on the first floor (the “Two Rincon Retail Portion”), United States Postal Service Facility (“Postal Facility”) located on the ground floor, and all portions of the Building leased or designated for lease to tenants for office use, parking, storage or support facilities. The rentable square footage of the Building is set forth in Section 6.1 of the Summary. On top of the Building, but not part of the Building for purposes of this Lease, are Seventeen (17) floors containing residential apartment units (the “Apartment Portion”). The “Project,” as that term is used in this Lease, shall include the Real Property and “One Rincon Center,” as that term is defined below, and the Apartment Portion. “One Rincon Center” is a five-story plus basement building comprised of retail stores located on the first (1st) floor (“One Rincon Retail Portion”) and offices located on the second (2nd) through fifth (5th) floors (“One Rincon Office Portion”). The On-site Parking Area also services One Rincon Center. The Project is shown on the Site Plan attached hereto as Exhibit A.

1.1.2 Common Areas. Tenant is hereby granted the right to the nonexclusive use of the Common Areas. “Common Areas” means (i) the lobby area on the ground floor, (ii) the areas on individual floors devoted to corridors, balconies, fire vestibules, elevator foyers, lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all tenants (or invitees) on the particular floor, (provided that such areas are not Common Areas on full floors of the Building leased by a single tenant, including Tenant, since such areas are included within the definition of Premises),those areas of the Building devoted to mechanical and service rooms servicing more than one floor or the Building as a whole and any other portion of the Real Property not leased or designated for lease to tenants from time to time that are provided for use in common by Landlord, Tenant and other tenants of the Real Property, whether or not any such area is open to the general public, including all fixtures, goods, decor, signs, facilities and landscaping located in or used in connection with those areas of the Real Property, and including without limitation city sidewalks adjacent to the Real Property and pedestrian walkways, parking areas, ramps, stairways, elevators, escalators, restrooms, patios, plazas, malls, landscaped areas, decorative walls, service corridors, throughways, loading areas, and parcel pick-up stations located in the Real Property. Notwithstanding anything to the contrary set forth in this Lease, any balconies adjacent to a portion of the Premises, which balcony is solely accessible from the Premises (the “Tenant Balcony”), shall be for the exclusive use of Tenant and shall be included as part of the Premises for all purposes except the square footage of the Tenant Balconies shall not be included for purposes of determining Base Rent and Tenant’s Share. The manner in which such Common Areas are maintained and operated Shall be at the reasonable discretion of Landlord, and the use thereof by Tenant and other persons and entities shall be subject to the Rules and Regulations and such other rules, regulations and restrictions that are required by local governmental and quasi-governmental authorities. Landlord reserves the right to make alterations or additions to or to change the location or configuration of elements of the Real Property and the Common Areas and to terminate Tenant’s right to use any portion of the Common Areas (provided that such

Common Areas are not located on a floor containing a portion of the Premises and are not Tenant Balconies), which ceases to be a “Common Area,” as defined hereinabove; provided, however, that Landlord shall provide Tenant with fifteen (15) business days prior notice of any of the actions set forth in this Section 1.1.2, above, to be taken by Landlord if such action will substantially interfere with Tenant’s ability to (i) conduct business in the Premises, (ii) gain access to and from the On-site Parking Area and adjacent streets, or (iii) use the On-site Parking Area. Landlord shall, at all times during the “Lease Term,” as that term is defined in Section 2.1 of this Lease, maintain and operate the Common Areas in a first-class manner. Additionally, Landlord shall not, without the prior consent of Tenant, which consent shall not be unreasonably withheld or delayed and which consent shall be deemed granted if not denied by notice received by Landlord within ten (10) business days of Tenant’s receipt of notice from Landlord, make material alterations, reduction, addition, relocation or reconfiguration to the Building exterior or the Common Areas; provided that notwithstanding the foregoing terms, Tenant’s consent shall not be required, prior to the date Landlord performs any material alteration, reduction or change of, or addition to, (i) the Building exterior or Common Areas which is required by law, (ii) any retail space located on the ground floor of the Building provided that the lobby space of the Building is not materially reduced thereby, and (iii) the portion of the lobbies located on floors not occupied Or leased by Tenant or its “Affiliates,” as that term is defined in Section 14.6 of this Lease, excluding the lobbies of those floors of the Building not occupied by Tenant, but including material decorative changes to other Common Areas, except those alterations to the Building exterior or the Common Areas which are required to comply with applicable laws. Additionally, Landlord shall not, without the prior consent of tenant, which consent shall not be unreasonably withheld or delayed and which consent shall be deemed granted if not denied by notice received by Landlord within ten (10) business days of Tenant’s receipt of notice from Landlord, make any material alterations to the Building exterior or the Common Areas, excluding the lobbies of those floors of the Building not occupied by Tenant, but including material decorative changes to other Common Areas, except those alterations to the Building exterior or the Common Areas which are required to comply with applicable laws. Tenant shall have the right of access to the Premises, the Building and the On-site Parking Area 24-hours per day, 7-days per week during the Lease Term.

1.2 Initial Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the “Premises”), which Premises are located in the Building. The outline of the floor plan of the initial Premises is set forth in Exhibit A-1 attached hereto. Tenant’s rights to the Premises include the right to use or access, (i) the janitorial closet and the fan, electrical, and telephone rooms on any floor of the Building containing an entire fill floor or a portion of the Premises, and (ii) any ceilings or space above the ceilings on any floor of the Building containing the Premises, as necessary for providing utility services such as the installation of computer cable conduits, as approved by Landlord; provided, however, Landlord shall also have the right to access the areas beneath each floor of the Premises and above the ceiling of each floor of the Premises and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises and serving other parts of the Building, so long as such items are concealed by walls, flooring or ceilings. Such reservation shall in no way affect the maintenance obligations imposed herein.

1.3 The Downsize Right. During the initial Lease Term, Tenant shall have the on- going right during each “Lease Year,” as that term is defined in Section 2.1, below, occurring after the fifth Lease Year, to deliver to Landlord a notice (the “Downsize Notice”) stating the amount of rentable square feet of the then-current Premises that Tenant does not desire to continue to lease (the “Downsize Space”), and the location, or locations, of the Downsize Space; provided that (i) on the date of the Downsize Notice and during the twelve (12) months following the date of the Downsize Notice, Tenant is not in (a) monetary default of this Lease, or (b) material non-monetary default of this Lease, beyond the expiration of any applicable cure period provided in this Lease (collectively, a “Material Default”), (ii) the Downsize Space shall not be more than ten percent (10%), in the aggregate, of the then-current rentable square footage of the Premises, (iii) the Downsize Space shall be in a reasonably leasable configuration, provided that any costs incurred in connection with any reconfiguration shall be Tenant’s responsibility, (iv) be located on a multi-tenant floor, and (v) be in a configuration which permits access to the corridor in compliance with applicable laws. Subject to the foregoing, if Tenant timely delivers to Landlord the Downsize Notice, then as of the date occurring twelve (12)

months after delivery of the Downsize Notice (the “Downsize Termination Date”), this Lease with respect to the Downsize Space shall automatically terminate and be of no further force or effect and Landlord and Tenant shall be relieved of their respective obligations under this Lease with respect to the Downsize Space, except for those obligations set forth in this Lease which relate to the Downsize Space and specifically survive the expiration or earlier termination of this Lease, including without limitation, the payment by either party of all amounts owed to the other party under this Lease with respect to the Downsize Space up to and including the Termination Date. Tenant shall surrender any Downsize Space in accordance with the terms of Section 15.2, below.

1.4 Stipulation of Rentable Square Feet of Initial Premises and Building; Determination of Rentable Square Feet of Additional Space. For purposes of this Lease, “rentable square feet” shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 – 1980 (“BOMA”). Notwithstanding the foregoing, Landlord and Tenant agree that the number of usable and rentable square feet contained in the Premises initially leased by Tenant pursuant to this Lease are as set forth in Section 6.2 of the Summary, and are not subject to remeasurement at any time, except pursuant to the terms of Section 1.3, above. The measurement of (i) any portion of the Premises remaining after Tenant elects to downsize the Premises pursuant to the terms of Section 1.3 above, or (ii) the “First Offer Space,” as that term is defined in Section 1.6 of this Lease (collectively, the “Measurable Space”), shall be measured pursuant to BOMA. The determination of the rentable square footage of the applicable Measurable Space shall be confirmed in writing between Landlord and Tenant. In the event of the addition of the applicable Measurable Space, all amounts, percentages and figures appearing or referred to in the Lease based upon such addition of the rentable square footage shall be modified in accordance with such addition.

1.5 Condition of the Premises. Tenant acknowledges that Landlord has made no representation or warranty, express or implied, regarding the condition of the Real Property, or any part thereof, or the compliance of the Real Property, or any part thereof, with any applicable law, ordinance or governmental rule or regulation, except as specifically set forth in this Lease and in the Tenant Work Letter, attached hereto as Exhibit B. Tenant hereby agrees that upon Landlord’s delivery to Tenant of the Premises, including the “Base Building,” as that term is defined in the Tenant Work Letter, Tenant shall accept the Premises and possession thereof in its then “as-is” condition, subject to the terms of the Tenant Work Letter, and Landlord ,shall have no further obligation to make any alterations, improvements, additions or modifications to the Base Building in connection with Landlord’s initial construction of the Premises, except as otherwise required pursuant to the terms of the Tenant Work Letter and this Lease.

1.6 Right of First Offer. Tenant shall have an ongoing right of first offer during the Lease Term with respect to all of the space in the Office Portion of the Building (the “First Offer Space”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.6. The rights contained in this Section 1.6 shall not be personal to the Tenant originally named in this Lease and, accordingly, may be exercised by Tenant, its successors as tenant hereunder, or any permitted assignee of all tenant’s interest as tenant hereunder.

1.6.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) from time to time as soon as Landlord determines that any portion of the First Offer Space will become available for lease to third parties provided, however, such notification shall be given not earlier than the date which is twelve (12) months before the actual date of physical availability of such First Offer Space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant such First Offer Space. The First Offer Notice shall describe the space so offered to Tenant, shall set forth the “First Offer Rent,” as that term is defined in this Section 1.6.1, below, and shall set forth the other terms upon which Landlord is willing to lease such space to Tenant. The rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be at the “Fair Market Rent” for the First Offer Space, as that term is defined in Section 2.2.1.3 of this Lease. Notwithstanding the foregoing, upon request by Tenant, Landlord shall, within five (5) business days thereafter, provide to Tenant in writing a listing (the “Available Space List”) of the First Offer Space that is then available for leasing or which Landlord reasonably believes will become available for leasing in the twenty-four (24) month period following the date of Tenant’s request, and such Available Space List shall set forth the existing term expiration date, the number of any renewal options and their respective exercise mechanisms and dates, the term of any renewal options, and a description of the specific additional space rights relating to the First Offer Space, for each then existing lease. Thereafter,

Tenant may request that Landlord deliver to Tenant a First Offer Notice as to any such First Offer Space on the Available Space List, and Landlord shall deliver a First Offer Notice within five (5) business days of Tenant’s Notice.

1.6.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within fifteen (15) days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to all or any portion Of the space described in the First Offer Notice on the terms contained in such notice. In the event that, concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the First Offer Rent set forth in the First Offer Notice, the First Offer Rent shall be determined in accordance with the procedures set forth in Section 2.2.2 of this Lease; otherwise, the First Offer Rent shall be as set forth in Landlord’s First Offer Notice. If Tenant does not so notify Landlord within the fifteen (15) day period of Tenant’s exercise of its first offer right, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, for a period of one hundred eighty (180) days commencing upon the expiration of the fifteen (15) day period, after which time, Tenant’s rights to such space under this Section 1.6 shall renew.

1.6.3 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease adding such First Offer Space to the then-existing Premises upon the terms and conditions set forth in this Lease and as set forth in the First Offer Notice and this Section 1.6, provided that the term of the First Offer Space shall be coterminous with the Lease Term.

ARTICLE 2

INITIAL LEASE TERM: OPTION TERMS

2.1 Initial Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary (subject, however, to the terms of Section 5 of the Tenant Work Letter), and shall expire on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term commencing on the Lease Commencement Date; provided that the last Lease Year shall end on the Lease Expiration Date. Notwithstanding the foregoing definition of the Lease Commencement Date for the Premises, if Tenant commences business operations from any portion of the Premises or the Additional Space, as the case may be, prior to the occurrence of the Lease Commencement Date (each space occupied to be known as the “Pre-Occupancy Space”), all of the terms and conditions of this Lease shall apply to that portion of the Premises containing the Pre-Occupancy Space, except that during the period commencing on the date Tenant commences business operations from the applicable Pre-Occupancy Space and continuing until the Lease Commencement Date (the “Pre-Occupancy Period”), Tenant shall have no obligation to pay Base Rent (but shall be responsible for parking charges for all parking spaces used); provided that if Tenant occupies more than fifty percent (50%) of the Premises for the purpose of conducting business in the Premises, then Tenant shall pay- to Landlord in accordance with the terms of Article 3, Base Rent for the Pre-Occupancy Space equal to the product of (a)              Dollars (            ), and (b) the rentable square feet of the Pre-Occupancy Space. Tenant shall have the right to commence business operations from any portion of the Premises during the Pre-Occupancy Period, provided that a certificate of occupancy or its equivalent permitting occupancy shall have been issued by the appropriate governmental authorities for the Pre-Occupancy Space. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible to pay “Tenant’s Share” of “Direct Expenses,” as those terms are defined in Section 4.1 of this Lease, during June, 1997.

2.1.1 Delivery of the Premises. Including Base Building, to Tenant. The date (the “Delivery Date”) upon which Landlord shall deliver the Premises, including the completed “Base Building,” as that term is defined in Section 1.1 of the Tenant Work Letter with the

“Demolition” completed pursuant to the “Demolition Plan,” as set forth in Section 1.2 of the Tenant Work Letter, to Tenant shall be on or before March 1, 1997.

2.1.2 Existing Tenants Occupying Premises. Tenant acknowledges that portions of the Premises are currently occupied by General Services Administration (“GSA”), the Goldman Law Firm and Taggert & Hawkins (collectively, the “Existing Tenants”) and each Existing Tenant has agreed with Landlord to vacate the Premises, and/or cause any of its Subtenants or business affiliates to vacate the Premises, on or before February 1, 1997. Accordingly, Landlord’s ability to deliver the Premises to Tenant is subject to the surrender of such portions of the Premises by each such Existing Tenant. If Landlord, for any reason whatsoever (including the failure of an Existing Tenant to surrender its premises), cannot cause the Delivery Date to occur by March 1, 1997, and, if applicable, taking into account that GSA is a government agency, Landlord shall use its commercially reasonable efforts to ensure that the Existing Tenant vacates its premises as soon as possible after February 1, 1997, and upon Tenant’s request, Landlord shall deliver to Tenant evidence which demonstrates that Landlord is using such commercially reasonable efforts to ensure the vacation of its premises by the Existing Tenant.

2.1.3 Monetary Penalties For Failure to Timely Delivery the Base Building. If Landlord does not cause the Delivery Date to occur by March 1, 1997, then for every day that Landlord fails to cause the Delivery Date to occur by March 1, 1997, Tenant shall receive a Base Rent credit equal to two (2) days of Base Rent; provided, however, Tenant shall not receive a Base Rent credit pursuant to this Section 2.1.3 in excess of (            ).

2.1.4 Termination Penalties For Failure to Timely Delivery the Premises. If the Delivery Date does not occur by March 1, 1997, then Tenant shall have the right to deliver a notice to Landlord (a “Termination Notice”) electing to terminate this Lease effective upon the date occurring five (5) business days following receipt by Landlord of the Termination Notice. The effectiveness of any such Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 2.1.4. Upon any termination as set forth in this Section 2.1.4, Landlord and Tenant shall be relieved from any and all liability to each other resulting hereunder, except that after the termination of this Lease, Landlord shall be liable to Tenant for any and all out-of-pocket costs (provided Tenant delivers to Landlord reasonable evidence of such costs) in connection with (i) the preparation, negotiation and documentation of this Lease, (ii) the design and construction of the Tenant Improvements, and (ii) any penalty fees or costs, or any other monetary payments required to be paid to the existing landlord under that certain lease between Tenant and such existing landlord for space at Three Embarcadero Center, San Francisco, as a result of Tenant’s holding over in such space past the expiration date of the same (collectively, “Tenant’s Holdover Costs”); provided, however, Landlord shall not be liable for Tenant’s Holdover Costs in excess of              Dollars (            ).

2.2 Option Terms.

2.2.1 Option Rights. Tenant shall have two (2) options to extend the Lease Term for a period of five (5) years each (the “First Option Term” and the “Second Option Term,” respectively), which options shall be exercisable by notice delivered by Tenant to Landlord as provided below. The First Option Term and Second Option Term are sometimes individually or collectively referred to in this Lease as the “Option Term.” Upon the proper exercise of each such option to extend, the initial Lease Term or First Option Term, as applicable, shall be extended by the Option Term, subject to every term and condition of this tease, except that the applicable “Option Rent,” as that term is defined in Section 2.2.1.3, below, shall be determined as set forth in Section 2.2.1.3, below. Tenant shall have the right, exercisable concurrently with Tenant’s delivery of the “Option Notice,” as that term is defined below, to reduce the number of rentable square feet of office space which Tenant shall rent during the ensuing Option Term; provided, however, that Tenant may only reduce the size of the Premises in full floor increments (or so much of a floor as shall be leased by Tenant in the event of less than full floor leasing) (the “Renewal Space”). Tenant shall incur no penalty or charge in connection with the reduction in the size of the Premises during the ensuing Option Term.

2.2.1.1 Exercise of Options. Subject to the terms of this Section 2.2.1.1, each option shall be exercised by Tenant in the following manner: (i) Tenant shall deliver notice to Landlord (the “Option Interest Notice”) not less than three hundred thirty

(330) days prior to the expiration of the initial Lease Term or the First Option Term, as the case may be (the “Option Interest Notice Outside Date”), stating that (A) Tenant is interested in exercising its option and (B) the number of rentable square feet of the Premises, subject to the limitations set forth in Section 2.2.1, above, which Tenant desires to lease during such Option Term; (ii) Landlord shall, after receipt of the Option Interest Notice, deliver notice (the “Option Rent Notice”) to Tenant not less than three hundred (300) days prior to the expiration of the initial Lease Term or the First Option Term, as the case may be (the “Option Rent Notice Outside Date”), setting forth the proposed “First Option Rent” or the proposed “Second Option Rent,” as those terms are defined in Section 2.2.1.2 below, as the case may be, which shall be applicable to this Lease during the applicable Option Term, and (iii) (A) Tenant may, at its option, on or before the date occurring two hundred seventy (270) days prior to the expiration of the initial Lease Term or the First Option Term, as the case may be (the “Arbitration Notice Outside Date”), deliver a notice to Landlord (the “Fair Market Rent Arbitration Notice”), pursuant to which Fair Market Rent Arbitration Notice, Tenant may object to the proposed Option Rent or request the determination of Option Rent, if no Option Rent Notice was given because Tenant did not give the Option Notice, in either of which cases the parties shall follow the procedure, and the applicable Option Rent shall be determined, as set forth in Section 2.2.2 of this Lease, or (B) to the extent the terms of Section 2.2.2, below, are inapplicable (since Tenant did not deliver the Fair Market Rent Arbitration Notice), if Tenant wishes to exercise its extension option on the terms set forth in the Option Rent Notice, Tenant shall, on or before the date occurring two hundred seventy (270) days prior to the expiration of the initial Lease Term or the First Option Term, as the case may be (the “Exercise Notice Outside Date”), exercise the option by delivering notice thereof to Landlord (the “Option Exercise Notice”). Notwithstanding the foregoing terms of this Section 2.2.1.1, if the Renewal Space Tenant desires to lease during either Option Term consists of less than two (2) full floors, then for purposes of Tenant exercising its options to extend the applicable Option Term, the outside dates set forth above shall refer to the following outside dates: (a) the Option Interest Notice Outside Date shall instead mean not less than four hundred twenty-five (425) days prior to the expiration of the initial Lease Term or the First Option Term, as the case may be; (b) the Option Rent Notice Outside Date shall mean not less than three hundred ninety-five (395) prior to the expiration of the initial Lease Term or the First Option Term as the case may be; and (c) the Arbitration Notice Outside Date or the Exercise Notice Outside Date shall mean three hundred sixty-five (365) prior to the expiration of the initial Lease Term or the First Option Term, as the case may be. In the event Tenant fails to exercise its right to extend the Lease Term for the First Option Term or Second Option Term within the applicable time periods specified above, Tenant’s option rights as set forth in this Section 2.2.1.1 shall be terminated, and Tenant shall have no further rights pursuant to the terms of this Lease to extend the Lease Term.

2.2.1.2 Termination of Option Rights. Notwithstanding anything to the contrary contained herein, Tenant shall not be allowed to exercise an option right and an Option Term shall not commence pursuant to the terms of this Section 2.2, if at the time Tenant gives Landlord the Option Exercise Notice, or the time the Option Term commences, as the case may be, Tenant is in material default or monetary default of this Lease pursuant to the terms of Section 19.1 below, after the giving of notice to Tenant by Landlord and the expiration of all applicable cure periods.

2.2.1.3 Option Rent. The rent payable by Tenant during the First Option Term (the “First Option Rent”), or the Second Option Term (the “Second Option Rent”), as the case may be (collectively, the “Option Rent”), shall be equal to the then “Fair Market Rent.” “Fair Market Rent,” as used in this Lease, shall be equal to (a) ninety-five percent (95%) of the face or stated rental rate and (b) one hundred percent (100%) of the other economic terms at which tenants comparable to Tenant, as of the first day of the applicable Option Term, are leasing for a comparable term, non-renewal, non-equity space comparable in size to the Premises, Renewal Space, First Offer Space or “Management Office,” as that term is defined in Section 4.2.4 (38) of this Lease, as applicable, from a willing, comparable landlord, at arm’s length, which comparable space is located in the “Comparable Buildings,” as that term is defined in Section 29.18, below, taking into consideration the following factors and all tenant concessions and inducements including one hundred percent (100%) of the following concessions (which concessions Tenant, at its option, may take in the form as set forth below, or on an in-lieu cash up-front basis of the same value as the concession): (i) the amount of protection received by tenants in connection with the payment of operating and tax expenses (i.e, – base year or expense stop), (ii) rental abatement concessions being given such tenants, if any, in connection with such comparable space and, as to First Offer Space only, in connection with the period of construction of such space, (iii) tenant improvement allowances and the value of tenant improvement work provided or to be provided for such comparable space, provided that there shall be deducted from any such comparable space allowance or tenant improvement value, and Landlord shall receive credit for, the value of the then existing improvements, if any, in the Premises, Renewal Space or the First Offer Space, as applicable, regardless of whether the same were paid for or installed by Landlord or Tenant, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user (the “Existing Improvements Value”); provided, however, for purposes of this item (iii) only, the Existing Improvements Value shall not exceed the “Tenant Improvement Cost,” as that term is defined in Section 3.4.1, below, (iv) all other tenant inducements and landlord concessions and payments, including, but not limited to, lease takeover payments, if any, being granted such tenants in connection with such comparable space, and real estate brokerage commissions (which shall be paid to the applicable broker or to Tenant if Tenant does not utilize the services of a broker in connection with such extension), (v) the time the particular rental rate under consideration was agreed upon and became or is to become effective, (vi) the ratio of rentable square feet to usable square feet, (vii) whether the lease transaction in question grants to the tenant any protection from increases in any component or all of real property taxes and operating expenses, and if so, the amount or value thereof, and (viii) any other material factor, benefit or burden which a sophisticated tenant or landlord would believe would have a material impact on a determination of the current Fair Market Rental.

2.2.2 Arbitration of Fair Market Rent. If the determination of Fair, Market Rent is appropriately submitted to arbitration, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial high-rise properties in San Francisco, California. The determination of the arbitrators shall be limited solely to the issue of determining the actual Fair Market Rent for the applicable space, taking into account the requirements of Section 2.2.1.3. Each such arbitrator shall be appointed within fifteen (15) days after Landlord’s receipt of the Fair Market Rent Arbitration Notice by each party delivering notice of its appointment to the other party.

2.2.2.1 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

2.2.2.2 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to the actual Fair Market Rent and shall notify Landlord and Tenant thereof.

2.2.2.3 The decision of the majority of the three arbitrators shall be the decision of the arbitrators and shall be binding upon Tenant and Landlord.

2.2.2.4 If either Landlord or Tenant fails to appoint an arbitrator .within fifteen (15) days after Landlord’s receipt of the Fair Market Rent Arbitration Notice, the arbitrator appointed by one of them shall reach a decision, and shall notify Landlord and Tenant thereof Such arbitrator’s decision shall be binding upon Tenant and Landlord.

2.2.2.5 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to the arbitration procedures set forth in Article 24 of this Lease. Such decision shall be binding on Tenant and Landlord.

2.2.2.6 The cost of arbitration shall be paid by Landlord and Tenant equally.

2.2.2.7 If the amount of the Fair Market Rent is not determined within the time periods set forth above in this Section 2.2.2, and continues to be undetermined as of the commencement of the First Option Term or Second Option Term, as applicable, then tenant shall continue to pay the existing Base Rent for the applicable Renewal Space until the amount of the Fair Market Rent is determined. When such determination is made, if Tenant has underpaid the amount of Base Rent for the Option Term, then Tenant shall pay such deficiency to Landlord with Tenant’s payment of its next installment of Base Rent, of if Tenant has overpaid such Base Rent, then Landlord shall either, at Landlord’s option, credit such overpayment in full against Tenant’s payment of Base Rent next coming due hereunder or pay such overpayment to Tenant upon demand.

ARTICLE 3

RENT

3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise provided in this Lease.

3.2 Payment of Rent. Any and all payments of Base Rent and “Additional Rent” as that term is defined in Section 4.1 of this Lease, and all other payments, disbursements, or reimbursements that are attributable to, payable by or the responsibility of Tenant under this Lease shall constitute “Rent” for all purposes of this Lease and shall be payable and recoverable as Rent in the manner provided in this Lease. Tenant shall pay all Rent required under this Lease within the applicable time limits set forth in this Lease; and if no such time period is elsewhere specified herein for payment of a particular amount, then such amount shall be paid within thirty (30) days after Landlord’s delivery of an invoice or demand therefor. All Rent shall be paid by Tenant to Landlord in lawful money of the United States of America, without deduction, setoff or counterclaim for any reason whatsoever, except as set forth in this Lease, at Landlord’s address set forth in Section 3 of the Summary, or to such other person or at such other place as Landlord may from time to time designate by thirty (30) days prior written notice to Tenant. Any Rent payable to Landlord by Tenant for any fractional month shall be prorated based upon the actual number of days in such calendar month.

3.3 Interest on Late Payments. If Landlord does not receive a payment of any Rent within ten (10) days after notice that such payment is due, then Tenant shall pay to Landlord interest on such amount equal to the lesser of (i) the per annum rate of two percent (2%) above the rate of interest publicly announced from time to time by Bank of America NT&SA (or any successor bank thereto) at its San Francisco headquarters as its “Reference Rate” for commercial borrowing (or its then current equivalent publicly announced rate of interest), and changes in such rate shall be effective immediately upon the public announcement of such change, or (ii) the maximum interest rate allowed by law (the “Interest Rate”). Such interest shall begin to accrue as of such thirtieth (30th) day after notice that such Rent payment became due.

3.4 Landlord’s Right to Reimburse Tenant Improvement Allowance and Commission.

3.4.1 Exercise of Right. At any time during the initial Lease Term, Landlord shall have the right (the “Reimbursement Right”) to reimburse Tenant for the “Tenant Costs,” as that term is defined below. “Tenant Costs” shall mean the sum of (i) the cost of the Tenant Improvements (which shall be deemed equal to Dollars              ($         ) per rentable square foot of the Premises) (the “Tenant Improvement Cost”), and (ii) the total amount of the “Commissions,” as that term is defined in Section 29.25.1 of this Lease paid by Tenant to the Broker (which shall be deemed equal to Dollars              ($         ) per rentable square foot of the Premises). Landlord shall give Tenant notice (the “Reimbursement Notice”) that Landlord exercises the Reimbursement Right effective as of the first day of the second (2nd) month following the date of delivery of the Reimbursement Notice to Tenant (the “Effective Date”), the Base Rent shall be increased to equal $         per rentable square foot, and Landlord shall pay Tenant on the Effective Date an amount equal to the “Unamortized Value” as that term is defined in Section 3.4.2, below, as of the Effective Date of the Tenant Costs.

3.4.2 Calculation of Unamortized Value. The “Unamortized Value” of the Tenant Costs shall be equal to the product of (i) Dollars              ($         ) per rentable square foot of the Premises and (ii) a fraction in which the numerator is (A) the number of months remaining in the Lease Term as of one of the following dates, as applicable: (a) the Effective Date, (b) the date, if any, Tenant terminates Lease pursuant to Section 11.2, below (the

“Tenant Termination Date”), or (c) the “Restoration Date,” as that term is defined in Section 11.1, below, and (B) the denominator is 120.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, following the first (1st) year of the initial Lease Term, Tenant shall pay as additional rent “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.7 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses attributable to the “Base Year,” as that term is defined in Section 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent and any Security Deposit), shall be hereinafter collectively referred to as the “Additional Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Landlord and Tenant provided for in this Article 4 shall survive the expiration of the Lease Term, to the extent the same is attributable to the time period prior to the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 9.1 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.4 “Operating Expenses” shall mean all reasonable and actually incurred expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Real Property and the provision of services to Tenant and other occupants of the Building, including, without limitation, any amounts paid for (i) the cost of supplying all utilities, heating, cooling, ventilation and fuel, the cost of operating, maintaining, repairing and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a governmentally mandated transportation system management program or similar program; (iii) the cost of insurance carried by Landlord; (iv) the cost of landscaping maintenance, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vi) any equipment rental agreements or management agreements for the Building; (vii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (viii) operation, repair, testing and maintenance of all “Systems and Equipment,” as that term is defined in Section 4.2.5 of this Lease, and components thereof; (ix) the cost of janitorial service, alarm and security service, governmentally mandated health and safety programs, window cleaning, trash removal; (x) amortization (including interest at Landlord’s actual cost, on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; (xi) the cost of capital improvements or other costs incurred in connection with the Real Property which are (A) required under any law which is enacted after the Lease Commencement Date, or (B) reasonably intended to reduce Operating Expenses, provided that such costs shall be included in Operating Expenses only to the extent of the reasonably anticipated reduction of Operating Expenses for that particular Expense Year caused by such capital improvement only to the extent that such reduction is reasonably anticipated by Landlord at the time of such expenditure to be incurred in connection therewith, and provided further that each such capital expenditure shall be amortized over its reasonable useful life and the unamortized cost of the same shall bear interest at the Landlord’s actual cost of funds; and (x) all other costs and expenses that under sound real property accounting and management practices would be included in Operating Expenses as such practices are applied at the Comparable Buildings. Notwithstanding anything to the contrary set forth herein, for any Expense Year in which less than ninety-five percent (95%) of the rentable space in the Building is leased during the entire Expense Year, all “Variable Components,” as that term is defined in this Section 4.2.4, below, of Operating Expenses for such Expense Year shall be grossed-up (or grossed-down, as applicable), employing sound accounting and property management principles, to the amount such Variable Components would have been in the event the Building had been ninety-five percent (95%) leased during the entire Expense Year and the adjusted amount of the Variable Components shall be used in determining Operating Expenses for such Expense Year. Such adjustment, however, shall not result in Landlord receiving from Tenant and other tenants in connection with the Variable Components more than one hundred percent (100%) of the cost of such Variable Components. “Variable Components” shall be those components that vary based upon occupancy levels and shall specifically exclude Fixed Costs. “Fixed Costs” means (a) Tax Expenses charged against all portions of the Building other than Tax Expenses charged against tenant improvements (which tenant improvements do not include the Base Building), (b) premiums incurred by Landlord for liability insurance and property damage insurance relating to Landlord’s ownership and/or operation of the Building, (c) landscaping costs relating to the Building, (d) costs, including janitorial and utility costs, relating to portions of the Common Areas located outside the Building and the portions of the Common Areas located within the Building, which Common Areas are not located on floors of the Building above the lobby level of the Building, (e) management fees, (t) overhead and administrative fees and expenses, (g) Building management office rent, and (h) exterior window washing costs.

Notwithstanding the foregoing provisions of this Section 4.2.4, for purposes of this Lease, Operating Expenses shall not, however, include:

(1) any payments under a ground lease or master lease relating to the Building;

(2) except as provided in item (xi), above, costs of a capital nature (including amortization payments and depreciation of any type), including but not limited to capital improvements, equipment, .replacements, alterations and additions;

(3) rentals for items which if purchased, rather than rented, would constitute a capital improvement or equipment unless Landlord is permitted to include the amortized cost of such capital improvement or equipment in Operating Expenses;

(4) With the exception of any deductible amount, not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) in any particular Expense Year, under the insurance policy required to be carried by Landlord as described in Section 10.2.1 of this Lease, costs incurred by Landlord, including for the repair of damage to the Building, pursuant to the terms of Article 11 of this Lease or otherwise, in connection with any type of casualty or event of damage and destruction;

(5) the cost of any item reimbursable by insurance or condemnation proceeds or which would be reimbursable from insurance required to be maintained by Landlord under this Lease;

(6) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants’ or other occupants’ improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building;

(7) (intentionally omitted);

(8) marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(9) costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building, including, but not limited to, above Building standard heating, ventilation and air-conditioning and janitorial services;

(10) costs incurred by Landlord due to any violation of the terms and conditions of any lease of space or occupancy agreement in the Building;

(11) costs and the overhead and profit increment paid to Landlord, to affiliates or partners of Landlord, partners or affiliates of such partners, or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs or the overhead and profit increment, as the case may be, of such goods and/or services rendered by unaffiliated third parties on a competitive basis in Comparable Buildings;

(12) interest, principal, attorneys’ fees, environmental investigations or reports, points, fees and other lender costs and closing costs on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or any part thereof or on any unsecured debt;

(13) Landlord’s general corporate overhead and general and administrative expenses, including costs relating to accounting, payroll, legal and computer services which are partially or totally rendered in locations outside the Building;

(14) salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates, other than any personnel engaged exclusively in the management, accounting, operation, maintenance, and repair of the Building (but not leasing or marketing) who are working in the Building management office and whose salaries are not typically included in the management fee being paid and included in Operating Expenses unless such salaries are prorated to reflect time spent on operating, accounting, managing, maintaining and repairing the Building vis-a-vis time spent on matters unrelated to the same; provided Operating Expenses shall in no event include salaries of individuals who hold a position which is generally considered to be higher in rank than the position of the manager of the Building or the chief engineer of the Building;

(15) all items and services for which Tenant or any other tenant in the Building is required to reimburse Landlord (other than through Tenant’s Share or any other tenant’s share of Operating Expenses);

(16) advertising and promotional expenditures, including but not limited to tenant newsletters and Building promotional gifts, events or parties for existing or future occupants, and the costs of signs (other than the Building directory) in or on the Building identifying the owner of the Building or other tenants’ signs and any costs related to the celebration or acknowledgment of Holidays except to the extent such costs are inconsistent in type and amount with those expended at the Comparable Buildings;

(17) electric power or other utility costs for which any tenant directly contracts with the local public service company;

(18) all direct and indirect costs incurred in connection with the ownership, operation, management, maintenance, repair, replacement and restoration of the On-site Parking Area, including, but not limited to, costs of a capital nature, maintenance, cleaning, insurance, utility, janitorial, security, parking equipment, ticket, supplies, signage, claims insurance, resurfacing and restriping costs, business taxes, management fees and costs, structural maintenance and the wages, salaries, employees benefits and taxes for personnel working in connection with the On-site Parking Area;

(19) costs incurred in connection with any governmental laws and regulations enacted prior to the Lease Commencement Date applicable to the Building, including, but not limited to life, fire and safety codes, and federal, state or local laws or regulations relating to disabled access, including, but not limited to, the Americans With Disabilities Act;

(20) costs, penalties, fines, or awards and interest incurred as a result of Landlord’s (A) gross negligence in Landlord’s operation of the Building, (B) violations of law, or (C) negligence in failing to make payments and/or to file any income tax, other tax or informational returns when due;

(21) costs which are covered by and reimbursable under any contractor, manufacturer or supplier warranty;

(22) costs arising from the gross negligence, or intentional acts of Landlord or its agents, or of any other tenant, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents;

(23) excluding Hazardous Materials brought on to the Premises by Tenant or its agents, employees or contractors (which shall be the responsibility of Tenant), costs arising from the presence or removal of Hazardous Materials located in the Building, including, without limitation, any costs incurred pursuant to the requirements of any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, including but not limited to regulations concerning asbestos, soil and ground water conditions or contamination regarding hazardous materials or substances;

(24) costs arising from Landlord’s charitable or political contributions;

(25) costs arising from any type of insurance maintained by Landlord which is not required or allowed to be maintained by Landlord pursuant to Article 10 of this Lease;

(26) costs for sculpture, paintings or other objects of art to the extent such costs exceed $10,000 per year;

(27) costs (including in connection therewith all attorneys fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to other tenants in the Building;

(28) costs, including but not limited to attorneys’ fees associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or any part thereof, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management or personnel, or outside fees paid in connection with disputes with other tenants;

(29) costs incurred in removing and storing the property of former tenants or occupants of the Building;

(30) the cost of any work or services performed for any tenant (including Tenant) at such tenant’s cost;

(31)(i) the cost of installing, operating and maintaining any specialty service, observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club, or child care facility, and (ii) the cost of installing, operating and maintaining any other service operated or supplied by or normally operated or supplied by a third party under an agreement between a third party and a landlord;

(32) the cost of correcting defects in the design, construction or equipping of the Building or in the Building equipment;

(33) premiums for insurance to the extent Landlord is reimbursed therefor;

(34) the cost of furnishing non-Building standard replacement bulbs and ballasts in tenant spaces;

(35) the cost of any parties, ceremonies or other events (collectively, the “Events”) for tenants or third parties which are not tenants of the Building, whether conducted in the Building or in any other location, provided that the cost of Events for tenants of the Building shall only be included to the extent the type of Event and amount of cost is consistent with those found in the Comparable Buildings;

(36) reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties;

(37) costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants or occupants on the Building;

(38) costs relating to any management office for the Building (“Management Office”) including rent; provided, however, that Landlord shall be entitled to include as an Operating Expense, rent for the Management Office to the extent that such rent (i) does not increase in any Expense Year following the Base Year as a result of an increase in size of the Management Office, and (ii) is the Fair Market Rent applicable to the Management Office;

(39) payment of any management fee, whether paid to Landlord or an outside managing agent, in excess of the prevailing management fee per rentable square foot charged in the Comparable Buildings, provided, however, that the management fee for the Base Year for the Two Rincon Office Portion shall be at least the product of (I) 1.75% and (II) the amount of gross revenues for the Two Rincon Office Portion (grossed up as though the Building was fully occupied with rent paying tenants);

(40) any costs expressly excluded from Operating Expenses or Tax Expenses elsewhere in this Lease or which is defined as a Tax Expense;

(41) “takeover” expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building;

(42) any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations except to the extent consistent with the type and amount of such costs incurred in the Comparable Buildings;

(43) any costs associated with the purchase or rental of furniture, fixtures or equipment for any management, security, engineering, or other offices associated with the Building or Common Areas or for Landlord’s offices to the extent such costs are included in the Base Year;

(44) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building;

(45) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates;

(46) costs of traffic studies, environmental impact reports, transportation system management plans and reports, and traffic mitigation measures or due to studies or reports relating to obligations or the terms of the “Building Documents,” as that term is defined below;

(47) all assessments and special assessments due to deed restrictions, and Building Documents which accrue against the Building and any cost which is part of “Tax Expenses” as that term is defined in Section 4.2.6 of this Lease;

(48) any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining or renewal of a certificate of occupancy for the Building or any space therein;

(49) any costs or expenses relating to any provisions of any development agreements, owner’s participation agreement, covenants, conditions, restrictions, conditional use permits, easements or other instruments encumbering the Building or any part thereof or other agreement as all such agreements relate to the initial development, initial entitlement, initial construction or initial financing of the Building (collectively, the “Building Documents”), including any initial payments or costs or ongoing payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, water and sewage conservation, recycling, housing replacement and linkage fees, special assessment districts, infrastructure and transportation assessments, art programs, or parking requirements and programs;

(50) any other expenses which would not be treated as a cost of operation (to be reimbursed by tenants) by landlords under sound real property accounting and management practices;

(51) any costs recovered by Landlord to the extent such cost recovery allows Landlord to recover more than 100% of Operating Expenses for any Expense Year from tenants of the Building;

(52) any profit made by Landlord In connection with Landlord’s collections of Operating Expenses;

(53) any costs for which Landlord has been reimbursed or receives a credit, refund or discount, provided if Landlord receives the same in connection with any costs or expenditures previously included in Operating Expenses for an Expense Year, Landlord shall immediately reimburse Tenant for any overpayment for such previous Expense Year;

(54) any costs related to inspections, repairs, improvements, alterations, modifications, or other expenses made or incurred in connection with the “Lorna Prieta Earthquake”;

(55) any costs associated with the purchase or lease of window washing equipment on or after the Lease Commencement Date;

(56) any costs related to the Postal Facility; and

(57) any costs excluded under Section 4.4 of this Lease.

To the extent that an expense is not specifically included or excluded as a component of Operating Expenses in the definition of “Operating Expenses,” whether such expense shall be treated as an Operating Expense shall be determined in accordance with generally accepted accounting principles, consistently applied. Operating Expenses relating to periods of the Lease Term that fall partly within any Expense Year shall be reasonably allocated when determining Tenant’s Share of Operating Expenses. In the event Landlord incurs costs or expenses associated with or relating to separate items or categories or subcategories of Operating Expenses which were not part of Operating Expenses during the entire Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such costs and expenses had such separate items or categories or subcategories of Operating Expenses been included in Operating Expenses during the entire Base Year; provided that the foregoing shall not apply to (i) any costs incurred as a result of a governmentally required action by Landlord, and (ii) any costs incurred in connection with a service rendered at the Building which is then being consistently supplied by the landlords of the Comparable Buildings and was not so consistently supplied during the Base Year. As illustrations of the foregoing, (i) in the event any portion of the Building is covered by a warranty at any time during the Base Year, Operating Expenses for the Base Year shall be deemed increased by such amount as Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty, had such warranty not been in effect at the time during the Base Year, or (ii) any additional annual premium resulting from any new forms of insurance (including converting from a blanket to single-asset policy), any increase in insurance limits or coverage, or any decrease in deductibles in any year after the Base Year, shall be deemed to be included in Operating Expenses for the Base Year.

4.2.5 “Systems and Equipment” shall mean all building systems (excluding any system installed by Tenant), including, without limitation, any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, roof membrane, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic; computer or other systems or equipment which serve the Building in whole or in part.

4.2.6 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property.

4.2.6.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord’s rent, right to rent or other income from the Real Property or as against Landlord’s business of leasing any of the Real Property;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.6.2 During an Option Term, any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

4.2.6.3 Notwithstanding anything to the contrary set forth in this Lease, Tax Expenses shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents or receipts), (ii) taxes on tenant improvements in any space in the Building based upon an assessed level in excess of the assessed level for which Tenant is individually and directly responsible under this Lease, (iii) penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Tax Expenses, when due, (iv) any cost or expenses incurred by Landlord for real and personal property taxes, leasehold taxes in lieu thereof and any assessments upon the On-site Parking Area or the land upon which it is located, or taxes or assessments levied in lieu thereof, or in addition thereto, (v) any other taxes or assessments charged or levied against Landlord which are not directly incurred as a result of the operation of the Building or which are incurred in connection with Building Documents, (vi) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases, (vii) any costs or expenses relating to any provisions of any Building Documents, including any initial payments or costs or ongoing payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, water and sewage conservation, recycling, housing replacement and linkage fees, special assessment districts, infrastructure and transportation assessments, art programs, or parking requirements and programs, (viii) any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses, and (ix) any items included as Operating Expenses or specifically excluded from Operating Expenses.

4.2.6.4 Notwithstanding anything to the contrary contained in this Lease, Tenant’s Share of “Tax Expenses” per rentable square foot of the initial Premises during the initial Lease Term in the following amounts and shall be paid by Tenant:

Year 1:	Year 6:

Year 2:	Year 7:

Year 3:	Year 8:

Year 4:	Year 9:

Year 5:	Year 10:

4.2.7 “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed pursuant to the terms of this Lease, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Operating Expenses for such Expense Year exceeds Tenant’s Share of the Operating Expenses attributable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.3.2 Statement of Actual Operating Expenses and Payment by Tenant. Landlord shall give to Tenant on or before the first day of April following the end of each Expense Year or as soon thereafter as is practicable, a statement (the “Statement”) which shall state the Operating Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. The Statement shall be certified by an officer of Landlord. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay within thirty (30) days after delivery of the Statement), the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess”, as that term is defined in Section 4.3.3, below. If the amount of Tenant’s Share of Operating Expenses is less than the amount paid by Tenant as Estimated Excess during the applicable Expense Year (an “Overpayment”), Landlord shall either promptly refund the amount of the Overpayment to Tenant or credit such Overpayment in full against Tenant’s payment of Additional Rent next coming due hereunder. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the Operating Expenses for the Expense Year in which this Lease terminates, (i) if an Excess is present, Tenant shall within thirty (30) days after delivery of the Statement pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3 of this Lease, or (ii) if an Overpayment is present, Landlord shall within thirty (30) days after delivery of the Statement pay to Tenant the amount of the Overpayment. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Operating Expenses. Prior to the commencement of each Expense Year or as soon thereafter as practicable, Landlord shall notify Tenant of the estimated monthly amount of Tenant’s Share of Operating Expenses (the “Estimate”) payable by Tenant as Additional Rent for such Expense Year (the “Estimate Statement”), provided that the Estimate, as it relates to Operating Expenses, shall not exceed one hundred five percent (105%) of the Operating Expenses for the prior Expense Year (the “105% Cap”) unless Landlord also supplied Tenant with a commercially reasonable explanation of such excess. Tenant shall pay Landlord the Estimate at the same time as and together with Tenant’s payment of Base Rent, Tenant shall continue to pay Additional Rent on the basis of the prior Expense Year’s Estimate Statement until such notice is given, at which time any necessary adjustments for prior payments made during such year shall be made based upon Landlord’s then current Estimate Statement based upon Landlord’s actual or projected Operating Expenses for such Expense Year, and subsequent monthly payments of the Estimate as Additional Rent shall be based upon such revised Estimate Statement.

4.4 Allocation of operating and Tax Expenses. In accordance with the terms of this Section 4.4, Landlord shall allocate the operating and tax costs for the Project among the “Cost Pools,” as that term is defined below. The “Cost Pools” shall be: (i) the Apartment Portion, (ii) the Two Rincon Office Portion, (iii) the Two Rincon Retail Portion (iv) the One Rincon Office Portion, and (v) the One Rincon Retail Portion. To the extent operating or tax costs are directly and solely attributable to a specific Cost Pool, such operating or tax costs will be charged directly to such Cost Pool. To the extent operating or tax costs are attributable and allocable to two or more Cost Pools, such Operating Expense will be prorated on a square footage basis amongst such Cost Pools, and therefore, only operating or tax costs attributable to the Two Rincon Office Portion shall be part of Operating Expenses or Tax Expenses. To the extent operating or tax costs are common to all Cost Pools, such Operating Expense will be allocated among the Cost Pools in accordance with the following percentages: (a) Apartment Portion – 30.52%, (b) Two Rincon Office Portion – 27.78%, (c) Two Rincon Retail Portion – 3.05%, (d) One Rincon Office Portion – 32.54%, and (e) One Rincon Retail Portion – 6.11%. The allocation of operating and tax costs between Cost Pools shall be made on an equitable and reasonable basis and in a manner consistent between the Base Year and any subsequent Expense Year.

4.5 Tenant’s Payment of Earthquake Insurance Premiums. Tenant shall pay Tenant’s Share of the amount allocated to the Two Rincon Office Portion Cost Pool with respect to any earthquake insurance carried by Landlord in accordance with the terms of Section 10.2.3 of this Lease (“Tenant’s Earthquake Insurance Contribution”) upon the later to occur of (i) thirty (30) days after notice of such amount by Landlord to Tenant, and (ii) five (5) days before the due date of the applicable invoice therefor.

4.6 Landlord’s Books and Records: Tenant Audit.

4.6.1 In connection with the delivery of each Statement and Estimate Statement, Landlord shall provide to Tenant substantial detail of the calculations of the Operating Expenses, or of the amounts charged, as the case may be. Landlord shall provide, by account and subaccount, the total Operating Expenses and all adjustments corresponding thereto. Landlord shall also provide in reasonable detail the calculation of Tenant’s Share of the Operating Expenses as such calculations are delineated in the Lease. During the Lease Term, as the same be extended, Tenant or an agent designated by Tenant (the “Outside Agent”), may, after reasonable notice to Landlord and at reasonable times, inspect, review, audit, and/or copy Landlord’s records relating to Operating Expenses or of the amounts charged, as the case may be, and the operation, maintenance, repair and management of the Building at Landlord’s offices, which offices shall be located in the City of San Francisco. Landlord shall be obligated to keep such records for all Lease Years associated with this Lease until two (2) years following the termination of the Lease. If an audit, review or inspection by an Outside Agent or by Tenant alleges an overbilling, Tenant may submit a claim for the overbilled amount to Landlord, detailing the nature of the overbilling, and Landlord shall have thirty (30) days to pay such amount or contest the claim by giving notice thereof to Tenant, detailing the nature of Landlord’s contest of Tenant’s claims. If Landlord timely and effectively contests the claim, either Landlord or Tenant may submit the claim to the arbitration procedures set forth in Article 24 of this Lease. If (i) the claim is not timely and effectively contested by Landlord, or (ii) if Landlord has timely and effectively contested Tenant’s claim and the arbitration shall disclose that Tenant has been overbilled by five percent (5%) of Tenant’s Share of Additional Rent as reflected in the Statement or of the amounts charged, as the case may be (such number to be known as the “Threshold Number”) then in any case, Landlord shall pay the reasonable cost of the audit, review or inspection charged by an Outside Agent to Tenant and the costs of the arbitration within thirty (30) days after delivery to Landlord of demand therefor and Landlord shall pay to Tenant the amount of any overbilling, if any, within thirty (30) days after the date of determination thereof If the arbitration shall disclose that Tenant was not overbilled by more than the Threshold Number, Tenant shall pay the cost of such arbitration. The results of any inspection, review, and/or audit of the Operating Expenses by or on behalf of any other tenant or other party, which inspection, review, and/or audit is possessed by Landlord or available to Landlord and demonstrates that an error in the calculation of the Operating Expenses was made by Landlord, shall be delivered to Tenant and Tenant shall automatically receive a corresponding adjustments to Tenant’s Share of Operating Expenses. Landlord and Tenant hereby agree that any determinations of particular issues by the arbitrator which have application to future Expense Years shall be deemed determinative of such issues for the future Expense Years.

4.6.2 Landlord shall have the right to recover from Tenant the amount of Tenant’s Share of any Operating Expenses attributable to a Expense Year, but paid in a subsequent Expense Year; provided, however, that except as set forth below in this Section 4.6.2, Landlord may only adjust the Operating Expenses for any given Expense Year within two (2) years after the expiration of such Expense Year. Notwithstanding the foregoing, Landlord may adjust Operating Expenses more than two (2) years after the expiration of any given Expense Year in connection with Tax Expenses or other governmental or public sector charges (including, but not limited to, utility charges) first billed to Landlord after such two (2) year period but which relate to Operating Expenses for such Expense Year.

4.7 Non-Waiver of Rights. Except as provided in Section 4.6.2, no failure or determination of Landlord in anyone year to include or exclude certain items in its computation of Operating Expenses or to invoice Tenant for the full amount of Tenant’s Share of Operating Expenses shall be construed as depriving Landlord of the right to include such items of Operating Expenses or to invoice Tenant for the fun amount of Tenant’s Share thereof in any subsequent year in strict accordance with the provisions of Article 4.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises for general office purposes and any other legally permitted, non-retail, uses consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. In connection with, and incidental to, Tenant’s use of the Premises Tenant, at its sole cost and expense and upon compliance with all applicable laws, may install “dryer” or similar units, microwave or convection ovens, kitchenettes, dishwashers and an executive dining facility (provided same do not require a modification to the Building’s certificate of occupancy) in the Premises for the purpose of warming or re-heating food for the employees and business guests of Tenant (but not for use as a public restaurant or private cafeteria or for cooking), provided that Tenant shall obtain all permits required by any governmental authorities for the operation thereof and such installation shall comply with the provisions of this Lease, including, without limitation, Article 8 of this Lease. Tenant may also install, at its sole cost and expense and subject to and in compliance with the provisions of Article 8 of this Lease, vending machines for the exclusive use of the officers, employees and business guests of Tenant, each of which vending machines (if it dispenses any beverages or other liquids or refrigerates) shall have a waterproof pan located thereunder or refrigerant recovery system connected to a drain.

5.2 Prohibited Uses. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto (the “Rules and Regulations”). Tenant shall not at any time use or occupy knowingly or allow any person to use or occupy the Premises or the Building or do or knowingly permit anything to be done or kept in the Premises or the Building or perform any other action in any manner which: (i) violates any agreement relating to the Building or any certificate of occupancy in force for the Premises, or the Building; (ii) causes or is likely to cause damage to the Building, the Premises or any equipment, facilities or other systems therein; or (iii) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in the Building. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage (no matter how temporary), use, treatment, analysis, manufacture or sale of any “Hazardous Materials,” as that term is defined in Section 29.33, below. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilating and air conditioning (“HVAC”) from Monday through Friday, during the period from 6:00 a.m. to 6:30 p.m. and on Saturday during the period from 9:00 a.m. to 1:00 p,m., except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other nationally enacted and observed holiday (collectively, the “Holidays”). Landlord represents that the HVAC equipment in the Building (the “Building HVAC System”) is designed to perform in accordance with the HVAC specifications attached to this Lease as Exhibit H (the “HVAC Specifications”). Landlord shall use reasonable efforts to cause the Building HVAC System to perform in accordance with the HVAC Specifications at all times that HVAC is required to be provided under this Lease, provided that Tenant uses the Building engineer to review Tenant’s HVAC design and such engineer reasonably approves Tenant’s HVAC design. Tenant shall have the right, at Tenant’s sole expense, to install, maintain and replace a private HVAC system or systems (the “Tenant HVAC System”) separate from the Building HVAC System, in Tenant’s computer rooms, user rooms and other areas contained wholly within the Premises, provided that such Tenant HVAC System does not materially interfere with the operation, maintenance, or replacement of the Building HVAC System.

6.1.2 Landlord shall at all times provide electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and other equipment) for lighting and power suitable for the use of the Premises up to ten (10) watts per rentable square foot demand load on a continuous annualized basis (the “Available Electricity”). Such electrical usage, to the extent the same exceeds seven (7) watts per rentable square foot of the Premises connected load on a continuous, annualized basis shall be known as “Excess Consumption.” The amount of Excess Consumption used within the Premises must be verifiable by meters or submeters, purchased by Tenant at its expense. Landlord shall charge Tenant for its Excess Consumption at Landlord’s actual average cost per kilowatt-hour therefor. Tenant shall pay Landlord, as Additional Rent, the .cost of its Excess Consumption within thirty (30) days of billing. The cost of the Excess Consumption shall not be charged to Operating Expenses. Landlord shall bear the cost of making the Available Electricity available at the bus riser on each floor of the Premises. Tenant shall bear the cost of horizontally distributing the Available Electricity to the Premises, including costs related to transformers and disconnect switches necessitated by Tenant’s Excess Consumption.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes and shall supply chilled water, at cost to Tenant with no markup, for Tenant’s usage in connection with its supplemental HVAC units.

6.1.4 Landlord shall provide janitorial services Monday through Friday except the date of observation of the Holidays, in and about the Premises in accordance with the cleaning specifications attached hereto’ as Exhibit I (the “Cleaning Specifications”). Notwithstanding the foregoing, Tenant reserves the right to provide, at its own cost and expense, its own janitorial service to any part of the Premises designated in writing to Landlord as a high-security area, as determined by Tenant (“Security Area”), provided that the janitorial service retained by Tenant shall conduct its activities in and around the Premises in a harmonious relationship with all other subcontractors, laborers, materialmen and suppliers at the Premises, Building and Project, and, if necessary, Tenant shall employ union labor to achieve such harmonious relations. In such case, Tenant’s Share of Operating Expenses (as it applies to janitorial services) shall be adjusted to reflect that the Security Area portion of the Premises (reflected on a per-square-foot basis) is not to be allocated the janitorial expense portion of Operating Expenses.

6.1.4.1 Window Washing Equipment. Landlord shall not store or operate window washing equipment on the balconies of the Building or along the ledges surrounding the floors of the Building containing the Premises in such a manner so as to interfere with Tenant’s use of the Premises. Landlord agrees that during all times that such equipment is not in use, such equipment shall be concealed from view from any and all employees, invitees and guests of Tenant from any portion of the Premises. Landlord agrees that no window washing personnel shall enter the Premises in order to access the exterior of the Building. Otherwise, Landlord agrees that the operation of such window washing equipment shall be conducted in a manner (and during times) consistent with the practices of the Comparable Buildings, provided that the exterior windows of the Building shall be washed at least two (2) time per Lease Year.

6.1.5 Except as otherwise provided in the “Passenger Elevator Specifications,” as that term is defined below, Landlord shall provide nonexclusive automatic passenger elevator service. All passenger elevators serving the Premises shall be operational during normal business hours (subject to normal servicing) and at least one (1) (or two (2) upon Tenant’s request) passenger elevators in each elevator bank shall be operational at all other times. The passenger elevator service shall be provided in accordance with the passenger elevator specifications attached hereto as Exhibit J (the “Passenger Elevator Specifications”).

6.1.6 Landlord shall provide nonexclusive freight elevator service during the normal business hours, subject to reasonable and nondiscriminatory scheduling by Landlord. Tenant shall also be entitled to non-exclusive use of the freight elevator service at all times other than normal business hours, subject to reasonable and nondiscriminatory scheduling by Landlord, and Tenant shall be charged for such non-normal business hours usage at a rate equal to Landlord’s actual cost of providing such service, which rate shall include a labor charge but shall reflect the additional depreciation of the freight elevator as a result of such use, provided that such rate shall not provide Landlord with any profit from Tenant’s use of the freight elevator during non-normal business hours. Charges for such service shall be deemed Additional Rent hereunder and shall be billed on a monthly basis. Landlord shall establish adequate security measures to restrict access to the freight elevators by unauthorized personnel. Notwithstanding the foregoing, Landlord shall provide Tenant, at Landlord’s sole expense, with priority scheduling by Landlord for freight elevator service during the construction of the tenant improvements in any First Offer Space, Expansion Space, or Hold Space and Tenant’s move-in to such space.

6.1.7 Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, throughout the Lease Term, including the periods of occupancy by Tenant prior to the Lease Commencement Date, security for the Building, including the Building and the On-site Parking Area, including all pedestrian and vehicular entries thereto in a manner consistent with the Comparable Buildings with respect to, among other things, the amount of personnel, time shifts worked by such personnel, the security systems and equipment utilized by such personnel and the Building, and the security procedures used by such personnel (“Landlord’s Security”). Tenant hereby waives all claims against Landlord arising from the provision of Landlord’s Security, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees or contractors. Landlord shall maintain Landlord’s Security in a first-class, state-of-the-art manner consistent with the security systems, equipment, personnel and procedures maintained at the Comparable Buildings. Landlord’s Security shall provide Tenant, upon Tenant’s request and subject to availability, with an escort to the vehicles of Tenant’s employees located in the Parking Facilities through the use of Landlord’s Security personnel. Tenant may, at its own expense, install its own security system (“Tenant’s Security”) in the Premises and common stairwells of the Building; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security with Landlord to assure that Tenant’s Security is compatible with Landlord’s Security. Tenant shall be solely responsible for the monitoring and operation of Tenant’s Security system. Tenant shall have the right to refuse admission of persons to the Premises, except for Landlord’s representatives in the event of an emergency or pursuant to Landlord’s entry right set forth in this Lease.

6.1.8 Landlord shall at all times provide capacity in the existing Building telephone riser conduit and telephone riser closets for Tenant’s telephone and telecommunications cabling as set forth in Exhibit Q attached hereto. Tenant shall be granted access to the Building telephone closets in the Building, and Landlord shall provide Tenant a key to access such rooms, which rooms shall otherwise be kept locked at all times. Landlord shall notify Tenant, except in case of emergency, prior to any work requiring access to any Building telephone closets on the floors of the Building containing the Premises and shall ensure that such work is completed under the direct supervision of Landlord, or, at Tenant’s option, Landlord and Tenant.

6.1.9 Landlord shall, as part of Operating Expenses, (i) supply and install Building standard light bulbs for the Premises, and (ii) install non-Building standard light bulbs in the Premises (if the same are provided to Landlord by Tenant).

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines or equipment or lighting which (i) causes Tenant to use Excess Consumption if such Excess Consumption does affect the temperature otherwise maintained by the air conditioning system or (ii) increases the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment, and other similar charges, including the removal thereof upon the expiration or earlier termination of the Lease Term, shall be paid by Tenant to Landlord within thirty (30) days after Tenant’s receipt of invoice. If Tenant uses water in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the Actual Cost of such excess consumption, and the Actual Cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease (“After Hours HVAC”), Tenant shall give Landlord notice by 3:00 p.m. on weekdays for same day usage and 5:00 p.m. on Fridays for weekend usage of Tenant’s desired use and Landlord shall supply such utilities to Tenant at Landlord’s Actual Cost. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.3 Interruption of Use. Tenant agrees that, except as otherwise provided in this Lease, including Section 6.3.1, below, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3.1 Notwithstanding anything to the contrary contained in this Lease, if Tenant is prevented from using the Premises or any portion thereof (the “Affected Area”) to conduct its normal business operations and Tenant cannot, in fact, use the Affected Area for a period of three (3) consecutive business days or more, (i) due to any service (including but not limited to passenger elevator service, janitorial service, HVAC, (excluding the portion of such designed and constructed by Tenant) electricity or water) (collectively, the “Essential Services”) not being provided to the Affected Area as required by the terms of this Lease, (ii) because of the presence, in a form or concentration in violation of applicable law then in effect, of Hazardous Materials regarded as unhealthful under applicable regulations then in effect in or about the Premises (which Hazardous Materials were not brought onto the Premises by Tenant or Tenant’s employees, agents, or licensees), or (iii) due to Force Majeure (other than as a result of fire or other casualty, which is separately addressed in Article 11 of this Lease), the following shall apply (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”). Tenant shall promptly deliver to Landlord notice (the “Cure Notice”) of such condition and if Landlord fails to cure such condition within two (2) business days after delivery to it of the Cure Notice, then Rent applicable to the Affected Area (and to the extent parking passes rented by Tenant pursuant to this Lease correspond to the Affected Area and are not used by Tenant, then fees for such applicable parking passes) shall be abated from the date which occurred three (3) fun business days prior to delivery to Landlord of the Cure Notice until the date when such failure is cured; provided, however, that if Tenant has previously paid Rent, including parking fees to Landlord for a period of time subsequent to the commencement of Tenant’s right to abate Rent hereunder, then Landlord shall, within ten (10) business days following the date of such abatement, credit to Tenant the amount of such excess payments against the sums next due under this Lease; provided, however, that if Landlord has not cured such Abatement Event within twelve (12) months after receipt of the Cure Notice (or, in the event that the Premises or the Building are rendered inaccessible to Tenant by a casualty or act of Landlord, twelve (12) months following the date of Landlord’s actual knowledge of the occurrence of the Abatement Event) (which applicable twelve (12) month period shall not be extended in excess of six (6) months as a result of any event of Force Majeure), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such twelve (12) month period until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord (the “Abatement Event Termination Notice”) during such five (5) business-day period, and shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be earlier than the end of the month. Tenant may at any time prior to any Abatement Event Termination Date void any previously delivered Abatement Event Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Abatement Event Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Abatement Event Termination Date for a period ending thirty (30) days after the Abatement Event Termination Date set forth in the Abatement Event Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Abatement Event Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the Abatement Event certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Abatement Event Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Abatement Event Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. Tenant shall have no rights at law or in equity to terminate this Lease, except as expressly set forth in this Lease, including this Section 6.3.1.

6.3.2 If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory controls on Landlord or the Real Property or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Building or any other part of the Real Property in order to comply with such mandatory or voluntary controls or guidelines, then Landlord shall comply with such mandatory controls or make such alterations to the Building or any other part of the Real Property related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable. Such compliance and the making of such permitted alterations shall, except as provided in Section 6.3.1, not entitle Tenant to any damages, relieve

Tenant of the obligation to pay the fun Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

6.4 Additional Services. Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, Landlord’s Actual Costs of such additional services.

6.5 Actual Cost. When Tenant is required to pay Landlord for any service or utility, Tenant shall pay Landlord’s “Actual Cost.” “Actual Cost” shall be the actual costs paid or incurred by Landlord (including reasonable administrative costs to cover actual labor costs, which are not part of Operating Expenses), unless such actual costs paid or incurred cannot be readily ascertained, in which event “Actual Cost” shall be the amount reasonably estimated by Landlord. Upon written request by Tenant from time to time, Landlord shall, within ten (10) business days thereafter, disclose to Tenant in writing the basis for any such estimate. In the event that such disclosure demonstrates that Landlord’s estimate of its Actual Cost was unreasonably calculated, then Actual Cost shall be appropriately adjusted. In the case of any increase resulting from such adjustment, Tenant shall pay Landlord the difference within ten (10) days of Landlord’s demand therefor. In the case of a decrease, Landlord shall credit to Tenant the difference against the next due amount of Operating Expenses. In the event that more than one tenant orders any extra service or utility, if any cost item is applicable to more than one tenant, such cost shall be apportioned among such tenants in accordance with the ratios of the square footages of their respective premises. Such Actual Cost, to the extent reimbursed to Landlord by Tenant and/or other tenants, shall be netted out of Operating Expenses to the extent previously charged to Operating Expenses or to the extent that the work was performed by individuals whose salaries or charge for services are included in Operating Expenses.

6.6 No Preferential Treatment to Other Tenants. Landlord shall not offer any other tenants of the Building preferential economic treatment with respect to After-Hours HVAC or other non-standard services or utilities provided to Tenant pursuant to this Lease, including this Article 6.

ARTICLE 7

REPAIRS

7.1 Operation of Building: Compliance with Law.

7.1.1 General. Landlord shall, as part of Operating Expenses to the extent permitted under Article 4 of this Lease, operate, improve, lease, manage and maintain the Building, Base Building, Common Areas, and the On-site Parking Area in accordance with all governmental laws, rules and regulations in a manner consistent with Class “A” buildings located in the vicinity of the Building.

7.1.2 Landlord Repair. Landlord shall keep and maintain the Common Area, the Building’s exterior walls, glass, roof and foundation, the Base Building, the “Building Systems,” as that term is defined in Section 7.2.3, below, located outside the Premises, and the Building Systems that are located in the Premises in proper working order, condition and repair, except to the extent such repairs are caused by the negligence or wilful misconduct of Tenant, or its invitees, employees, agents or contractors and such repairs are not covered by insurance (deductibles are not deemed to be covered by insurance) required to be carried by Landlord under this Lease.

7.1.3 Compliance with Law by Landlord and Tenant. Landlord shall keep and maintain the Building, Base Building, the Building Systems located outside the Premises and the Building Systems located in the Premises, in compliance with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any standard or regulation now or hereafter imposed on Landlord by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational health or safety standards for employers, employees, landlords or tenants, that relates to Tenant’s use or occupancy of the Premises or the operation of the Building (collectively, “Legal Requirements”); provided, however, that Tenant hereby covenants and agrees that if such compliance is required in the Premises or the Building, and (i) such compliance relates to the Tenant Improvements or Alterations, or (ii) such compliance is required as a result of Tenant’s non-general office use of the Premises, Tenant shall be responsible for the cost of causing, and Tenant shall cause, the Tenant Improvements, the Alterations, the Base Building or the Building Systems and Equipment located outside the Premises and on the floor(s) on which the Premises are located (but then only to the extent that the cost of such compliance is not included in Operating Expenses), as the case may be, to comply with such requirements.

7.2 Tenant Maintenance and Repair.

7.2.1 If Tenant provides notice (the “Repair Notice”) to Landlord of an event or circumstance (i) which constitutes a failure by Landlord in the performance of its obligations pursuant to Section 6.1, above, except with respect to elevators and window washing equipment; or (ii) which constitutes a failure by Landlord in the performance of its obligations under Article 7 of this Lease, and the failure to fulfill such obligation will (a) materially interfere with Tenant’s access to the Project, Building or Premises, (b) materially interfere with the provision by Landlord of services and utilities to the Premises as required by Section 6.1 of this Lease, (c) materially interfere with Tenant’s business operation in the Premises, or (d) cause Tenant not to have the legal right to occupy the Premises; or (iii) which constitutes a failure by Landlord in the performance of its obligations under this Lease which relates to an “Emergency,” as that term is defined in Section 7.2.2, below (a “Required Action”), and Landlord fails to provide the Required Action within the time period required by this Lease, or a reasonable period of time, if no specific time period is specified in this Lease, after the receipt of the Repair Notice (the “Notice Date”), or, in any event, does not commence the Required Action within ten (10) days after the Notice Date and complete the Required Action within thirty (30) days after the Notice Date (provided that if the nature of the Required Action is such that the same cannot reasonably be completed within a thirty (30) day period, Landlord’s time period for completion shall not be deemed to have expired if Landlord diligently commences such cure within such period and thereafter diligently proceeds to rectify and complete the Required Action, as soon as possible), then Tenant may proceed to take the Required Action, pursuant to the terms of this Lease, and shall deliver a second notice to Landlord specifying that Tenant is taking the Required Action (the “Second Notice”).

7.2.2 Notwithstanding the foregoing, if there exists an emergency (an “Emergency”) such that the Premises or a portion thereof are rendered in such a state so as to create an imminent threat to health or human safety and if Tenant gives the Building’s management office notice (the “Emergency Notice”) of Tenant’s intention to take action with respect thereto (the “Necessary Action”) and the Necessary Action is also a Required Action, Tenant may take the Necessary Action if Landlord does not commence the Necessary Action within one (1) business day after the Emergency Notice (the “Emergency Cure Period”) and thereafter use its best efforts and due diligence to complete the Necessary Action as soon as possible.

7.2.3 If any Necessary Action will affect the systems and equipment located within the Building (the “Building Systems”), the structural integrity of the Building, or the exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Systems, or its structure, and Landlord shall provide Tenant (when available and upon Tenant’s request) with notice identifying such contractors and any changes to the list of such contractors, unless such contractors are unwilling or unable to perform such work or the cost of such work is not competitive, in which event Tenant may utilize the services of any other qualified contractors which normally and regularly performs similar work in the Comparable Buildings except for any contractors who Landlord specifically notifies Tenant in writing within five (5) business days of Landlord’s receipt of a Repair Notice or within one (1) business day of Landlord’s receipt of an Emergency Notice that Tenant may not use for such work (which notice shall specify the commercially reasonable reasons for Landlord’s not allowing Tenant to use such contractor.)

7.2.4 If any Required Action or Necessary Action is taken by Tenant pursuant to the terms of this Section 7.2, then Landlord shall reimburse Tenant for its reasonable, actual and documented costs and expenses in taking the Required Action or Necessary Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking the Required

Action or Necessary Action on behalf of Landlord (the “Repair Invoice”). Notwithstanding the foregoing, if Landlord delivers to Tenant within thirty (30) days after receipt of the Repair Invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reason for its claim that the Required Action or Necessary Action did not have to be taken by Landlord pursuant to the terms of this Lease or that Tenant breached the terms of this Section 7.2, or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then the dispute shall be submitted to arbitration in accordance with the terms of Article 24 of this Lease for resolution. In the event Landlord does not timely object as set forth above, and Landlord does not reimburse Tenant for the Repair Invoice within thirty (30) days of receipt, then Tenant may deduct from the next Rent payable by Tenant under this Lease, the amount set forth in the Repair Invoice plus interest at the Interest Rate.

7.3 Tenant Repair. Except as set forth in Section 7.1 as Landlord’s obligations, and in addition to the obligations of Tenant set forth in Section 7.1, above, Tenant shall, at Tenant’s own expense, keep all other portions of the Premises, including all Tenant Improvements, all telephone and telecommunications cabling systems utilized by Tenant (“Telecommunication Systems”), fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term and Tenant shall promptly notify Landlord of any damage to the Premises from any cause. In addition, Tenant shall, at Tenant’s own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises for which it is responsible; provided however, that, at Landlord’s option, if Tenant fails to make such repairs, Landlord may, but need not, upon reasonable advance notice to Tenant, make such repairs and replacements, and Tenant shall pay to Landlord, Landlord’s Actual Cost thereof plus interest at the Interest Rate within thirty (30) days after being billed for same. Tenant hereby waives and releases any right it may have to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, ordinance or common law now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Except for the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, which shall be governed by the terms of the Tenant Work Letter, Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord and shall be approved or denied by notice received by Tenant within ten (10) business days of Landlord’s receipt of request for consent and shall be deemed disapproved, if such notice of consent or denial is not received by Tenant within such ten (10) business day period; provided, however, the parties hereby agree that it shall be reasonable under this Lease for Landlord to withhold consent to any proposed Alteration only where such Alteration alters the Building’s exterior appearance, or has a material adverse effect on the Building Systems and equipment or the Building structure (collectively, “Adverse Effects”). Notwithstanding the foregoing, Tenant may (i) make Alterations to the Premises which do not cause Adverse Effects without Landlord’s consent, provided that Tenant shall give Landlord at least five (5) business days prior notice of the same, or (ii) replace the floor and wall coverings and the furniture, fixtures and equipment in the Premises without prior notice to Landlord so long as such Alterations do not cause Adverse Effects. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Plans/Contractors. Prior to commencing any Alterations which require Landlord’s consent under this Article 8, Tenant must submit to Landlord for Landlord’s reasonable approval detailed plans and specifications for such work. Landlord’s approval or disapproval shall be delivered to Tenant within ten (10) business days following Tenant’s delivery to Landlord of such plans and specifications; and if Landlord disapproves such plans and specifications, Landlord shall state the reasons for its disapproval. Any material changes in, deviations from, modifications of, or amendments to any plans and specifications approved by Landlord shall also require Landlord’s prior approval Landlord’s review and approval of any plans and specifications (and any material modifications thereto) shall not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable Laws. Prior to commencing any Alterations which require Landlord’s consent, Tenant must obtain Landlord’s reasonable approval of Tenant’s proposed general contractor, if any, and any mechanical, electrical, plumbing and fire protection trade contractors; and Tenant specifically acknowledges that it shall not be unreasonable for Landlord to withhold approval of any proposed contractor on the grounds that Landlord reasonably believes that the performance of work in the Building by such contractor or any of its subcontractors could invalidate any warranty or guaranty covering any Building System or component thereof or could result in labor disputes with Landlord’s own contractors or employees of Landlord or Landlord’s contractors.

8.3 Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant perform any work which in Landlord’s judgment is likely to disturb other tenants of the Building only during non-business hours. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of San Francisco, in conformance with Landlord’s reasonable and non-discriminatory construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the common areas for any other tenant of the Building. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations; provided, however, that if Tenant does not cause a timely Notice of Completion to be recorded, such failure shall not constitute a default under this Lease but Tenant shall protect, defend, indemnify and hold Landlord harmless from any loss, cost, damage, claim or expense incurred by Landlord in connection with Tenant’s failure to record the Notice of Completion.

8.4 Payment for Improvements. Upon completion of such work not ordered from Landlord, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and fun and final waivers of all liens for labor, services or materials.

8.5 Construction Insurance. In the event that Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.6 Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises or the Real Property, and all signs installed in, on or about the Premises or the Real Property, from time to time, shall be at the sole cost of Ten ant and shall be and become the property of Landlord, except that Tenant may remove (i) any trade fixtures and/or equipment and (ii) the “Wall Partition System” within the Premises (collectively, “Tenant’s Property”) and Tenant may also remove any “Personal Property,” as that term is defined in Section 15.1, provided, in each instance, Tenant repairs any damage to the Premises and Building caused by such removal. Tenant shall have no obligation to remove any Alteration upon the expiration or early termination of the Lease Term, but Tenant shall broom clean the Premises concurrently with Tenant’s vacation thereof. If Tenant fails to repair any damage caused by the removal of any of Tenant’s Property or Personal Property, Landlord may do so and may charge the cost thereof to Tenant. Tenant shall have the right, but not the obligation, to finance the purchase of and grant security interests in and otherwise encumber Tenant’s Personal Property, and Landlord shall, promptly upon request, execute a waiver and consent form required by any lender of Tenant granting such lender the right, upon reasonable notice, to enter the Premises to take possession of and remove Tenant’s Personal Property notwithstanding any alleged breach by Tenant of the terms of this Lease. Tenant hereby indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, except damages caused by the negligence, willful misconduct or breach of this Lease by Landlord, its employees, agents, and contractors, or covered by Landlord’s insurance carried as required under this Lease or if Landlord fails to carry such coverage, which would have been covered by Landlord’s insurance required to be carried under this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be released and removed of record within thirty (30) days after Tenant’s receipt of notice from Landlord regarding the existence of such lien. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, upon an additional notice to Tenant, may take all reasonable action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all reasonable sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days after Tenant’s receipt of an invoice therefor.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. To the extent not prohibited by law, and except as caused by the negligence or wilful misconduct of Landlord, its agents and employees, Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors shall not be liable for, and Tenant hereby waives any claim against Landlord and such other persons for, any damage to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, due to the Building or any part thereof or any appurtenances thereof becoming out of repair (including any improvements, materials, or equipment relating to telephone or telecommunication systems), or due to the occurrence of any accident or event in or about the Building or due to any act or neglect of any tenant or occupant of the Building, including the Premises, or of any other person, and Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to person and property in, upon or about the Real Property from any cause whatsoever. The provisions of this Section 10.1 shall apply particularly, but not exclusively, to damage caused by gas, electricity, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or negligence was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. To the extent not prohibited by law, and, subject to Section 10.6, below, Tenant shall indemnify, defend, protect, and hold harmless Landlord, its partners and their respective officers, agents, servants, employees, and independent contractors from and against any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through or under Tenant;

(iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever; or (iv) any acts, omissions or negligence of Tenant or any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Ten ant or any such person, in the Premises or the Real Property, including, without limitation, any acts, omissions or negligence in the making or performance of any alterations, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or its agents, contractors, employees or licensees (except for damage to the Tenant Improvements and Tenant’s personal property, trade fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease). Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers” accountants’ and attorneys’ fees. Subject to Section 10.6, below, Landlord shall indemnify, defend, protect, and hold harmless Tenant and its parent, subsidiary and affiliated companies, including but not limited to their respective directors, officers, agents, servants, employees and independent contractors (collectively, the “Tenant’s Group”), from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) incurred in connection with or arising from or caused by any of the following occurrences or circumstances: (i) any occurrence in, on, or about the Premises if such injury or damage is caused by the negligence or willful misconduct of Landlord; or (ii) any occurrence in, on, or about any portion of the Building not within the Premises to the extent such injury or damage shall be caused by the negligence or willful misconduct of Landlord. The terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

10.2 Landlord’s Insurance. From and after the date hereof and throughout the Lease Term, Landlord shall maintain in full force and effect the policies of insurance set forth below in Sections 10.2.1 through 10.2.3.

10.2.1 Landlord’s Fire and Casualty Insurance. Property damage insurance covering the Building, the On-Site Parking Area, and the Tenant Improvements and the Alterations (but excluding the value of the Tenant Improvements to the extent such value exceeds the value of the Building standard improvements and excluding Tenant’s “Personal Property,” as that term is defined in Section 15.1, below), and all other improvements in and about the Common Areas in which Landlord may have an insurable interest, providing protection against any peril included within the classification “All Risk” inclusive of standard fire and extended coverage insurance, including endorsements against vandalism, malicious mischief and’ other perils, but excluding, except as set forth below in Section 10.2.3, all in amounts not less than one hundred percent (100%) of their fun replacement cost. Landlord’s policy shall contain at least twelve (12) months of “rental income loss” coverage payable in instances in which Tenant is entitled to Rent abatement hereunder, and shall include (i) an “extended coverage” endorsement, (ii) a “building laws” and/or “law and ordinance” coverage endorsement (which endorsement may, notwithstanding the foregoing provisions of this Section 10.2.1, contain a commercially reasonable sublimit) that covers “costs of demolition,” “increased costs of construction” due to changes in building codes and “contingent liability” with respect to undamaged portions of the Building, and (iii) an “earthquake sprinkler leakage” endorsement, with each such endorsement to be of a kind required by Landlord to assist Landlord in funding its obligations under this Lease to repair and restore the Building, the On-Site Parking Area, the Tenant Improvements, the Alterations and the Common Areas. Such policy shall also contain a “stipulated value” endorsement deleting any co-insurance provisions. In addition, Landlord shall maintain “boiler machinery” coverage (and a joint loss agreement if the boiler machinery coverage is issued by a different insurance company than the basic property insurance).

10.2.2 General Liability Insurance. Comprehensive general liability insurance for bodily injury and property damage, adequate to protect Landlord and all additional insureds against liability for (i) the actions of Landlord and Landlord’s agents, employees and contractors and (ii) injury to or death of anyone or more persons in an occurrence, and for damage to property, arising in connection with the (a) construction or alteration of the Building, the On-Site Parking Area and all improvements in and about the Common Areas, (b) the use, operation or condition of the Common Areas, or (c) the condition of the Premises unrelated to Tenant’s use. Such insurance shall be in an amount of not less than Ten Million Dollars ($10,000,000.00)

Combined Single Limit, which amount shall be increased throughout the Lease Term to the extent of such coverage customarily carried by landlords of Comparable Buildings, and which shall insure against any and an liability of the insured as aforesaid.

10.2.3 Earthquake Coverage. Landlord hereby represents that the holder of the first deed of trust on the Building, Citicorp Real Estate, Inc. (“CRE”) is requiring Landlord to obtain a policy of insurance covering the risk of earthquake damage to the Building (“CRE’s Requirement”). Accordingly, Landlord will, to the extent available, obtain and maintain in full force and effect a policy of insurance covering earthquake damage to the Building (the “Earthquake Policy”). Notwithstanding anything to the contrary set forth in this Section 10.2.3, Tenant shall only be responsible to pay Tenant’s Earthquake Insurance Contribution if (i) CRE or any subsequent holder of a first deed of trust on the Building (the “Subsequent Lender”) requires Landlord to carry the Earthquake Policy, and Tenant receives written evidence from CRE or any Subsequent Lender regarding CRE’s Requirement or the requirement of a Subsequent Lender, respectively, and (ii) Tenant receives a copy of the Earthquake Policy and the invoice for the premium for the Earthquake Policy.

10.2.4 Other Terms. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of such coverage carried by Landlord. The minimum limits of policies of insurance required of Landlord under the Lease shall limit the liability of Landlord under this Lease with respect to claims covered by such insurance. The insurance obtained by Landlord pursuant to this Section 10.2 shall: (i) specifically cover the indemnification liability of Landlord under Section 10.1 of this Lease; (ii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide (the “Best’s Rating”) or which is otherwise reasonably acceptable to Tenant and licensed to do business in the State of California; (iii) primary insurance (A) with respect to the insurance described in Section 10.2.1 and 10.2.3, above, as to all claims thereunder and (B) with respect to insurance described in Section 10.2.2, above, as to claims arising outside the Premises, and in either event, such insurance shall provide that any insurance carried by Tenant is excess and is non-contributing with any such insurance requirement of Landlord; and (iv) provide that said insurance shall not be canceled or coverage materially reduced unless thirty (30) days’ prior written notice shall have been given to Tenant. With respect to the insurance described in Sections 10.2.2 and 10.2.3, Tenant shall be named as an additional insured as its interests may appear. Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described in this Section 10.2; (b) cause a cancellation of or be in conflict with any such insurance policies; or (c) result in a refusal by insurance companies of good standing to insure the Building in amounts reasonably satisfactory to Landlord, provided, however, that Tenant shall at all times be permitted to use the Premises for the uses permitted by Article 5 of this Lease without being required to pay additional insurance premiums. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies and such conduct or use is not permitted by the terms of this Lease, then Tenant shall reimburse Landlord for any such Increase.

10.3 Tenant’s Insurance. Tenant shall maintain Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate
0% Insured’s participation

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, Landlord’s property manager, Landlord’s lender, and the ground lessor as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder arising within the Premises and provide that any insurance carried by Landlord with respect to claims arising within the Premises is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord whose names and addresses have been provided by Landlord together with a specific reference to this requirement; and (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.

10.5 Self-Insurance. The Tenant named in the Summary shall be entitled to self-insure its insurance requirements set forth in Sections 10.3 and 8.5 of this Lease, and Section 6.12 of the Tenant Work Letter. Any self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as requited in this Article 10, including, without limitation, a full waiver of subrogation. If Tenant elects to so self-insure, then with respect to any claims which may result from incidents occurring during the Lease Term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required would survive. Notwithstanding the foregoing, Tenant shall only have the right to self-insure its insurance requirements under Section 10.3 of this Lease, if Tenant shall, concurrent with a notice to Landlord electing to self-insure, provide Landlord with evidence that Tenant has a net worth of equal to or greater than Three Hundred Million Dollars ($300,000,000.00) (the “Financial Requirement”). If Tenant at any time does not satisfy the Financial Requirement, it shall notify Landlord of the same and supply Landlord with the insurance policies required under Section 10.3 of this Lease.

10.6 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation do not invalidate such insurance, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises (“Premises Damage”) resulting from fire or any other casualty. If the Premises or the Real Property shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Real Property, the Premises, and such common areas (the “Restoration”). The Restoration shall be to substantially the same condition of the Real Property, the Premises, and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, of Real Property Landlord shall repair any injury or damage to the Tenant Improvements and Alterations or Real Property and shall return such Tenant Improvements and Alterations or Real Property to their original condition. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating to the

Tenant Improvements and Alterations, and Tenant and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, however, that if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct is business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage. All insurance proceeds from the policies as described in Sections 10.2.1 and 10.2.3 shall be assigned by Landlord and Tenant to be used in connection with the repair of damage to the Premises and Real Property. Notwithstanding anything to the contrary set forth in this Section 11.1, to the extent Landlord does not commence Restoration within sixty (60) days of the date of damage, Tenant shall deliver notice (the “Restoration Failure Notice”) to Landlord of Landlord’s failure to commence Restoration, and provided that Landlord has not exercised the Reimbursement Right pursuant to Section 3.4, above, Tenant may elect to pursue any remedies available to Tenant at law or in equity including, but not limited to, an action against Landlord for specific performance with respect to the Restoration, which remedy of specific performance Landlord and Tenant hereby agree shall be available to Tenant.

11.2 Tenant’s Termination Right. If the repairs cannot be completed within twelve (12) months after the date of damage (which twelve (12) month period shall not be extended in excess of six (6) months as a result of any event of “Force Majeure,” as that term is defined in Section 29.17, below), Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than the ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if Landlord has advised Tenant that repairs can be completed within a twelve (12) month period, and Tenant has not terminated this Lease, and the repairs are not actually completed within such twelve (12) months’ period (which twelve (12) month period shall not be extended in excess of six (6) months as a result of any event of Force Majeure), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be earlier than the end of each such month. Tenant may at any time prior to any Damage Termination Date void any previously delivered Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. If Tenant terminates this Lease pursuant to the terms of this Section 11.2, Tenant shall receive, and Landlord shall assign to Tenant, insurance proceeds equal to the Unamortized Value as of the Tenant Termination Date of the Tenant Costs (as calculated pursuant to Section 3.4.2 above), provided that Landlord has not exercised the Reimbursement Right pursuant to Section 3.4, above.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

11.4 Damage Near End of Term. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article 11, Tenant shall have the option to terminate this Lease by giving written notice to Landlord of the exercise of such option within sixty (60) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election contained in this Lease or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

13.1 Permanent Taking. If ten percent (10%) or more of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon one hundred eighty (180) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If so much of the Premises is taken so as to substantially interfere with the conduct of Tenant’s business from the Premises, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon one hundred eighty (180) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith including the “Bonus Value” relating to the amount of the Base Rent, provided that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

13.2 Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, except that Tenant shall have the right to file any separate claim available to Tenant for claims made by Tenant as a result of the necessity of Tenant’s moving to temporary space during the period of such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than ten (10) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, financial statements from the proposed Transferee if necessary, under Section 14.2(iv), below, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be nun, void and of no effect. If Landlord shall grant consent, Tenant shall pay Landlord’s out-of-pocket reasonable legal fees reasonably incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall notify Tenant in writing within fifteen (15) days after Landlord’s receipt of a Transfer Notice as to whether Landlord consents to the proposed Transfer or withholds its consent thereto; failure of Landlord to so notify Tenant in writing within said fifteen (15) period shall be deemed to constitute Landlord’s consent to the proposed Transfer 14.2.1 The parties hereby agree that, it shall not be reasonable under this Lease for Landlord to withhold its consent for any of the following reasons without implying that any other grounds not set forth in this Section 14.2 are reasonable grounds for withholding consent:

(i) The assignment or sublease occurs when any particular proportion of the Building or Project is not leased or is at economic terms which are not acceptable to Landlord for any reason;

(ii) The terms of the proposed assignment or sublease will allow the proposed assignee to exercise an option to extend or expand held by Tenant (or will allow the proposed subtenant to occupy space leased by Tenant pursuant to any such right);

(iii) Either the proposed Transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant, (a) occupies space in the Project at the time of the request for consent, or (b) is negotiating or has negotiate with Landlord to lease space in the Project;

(iv) The Subject Space for the proposed Transferee is less than or equal to 75,000 rentable square feet, and the proposed Transferee (if such Transferee is subleasing space, as opposed to taking an assignment of the Lease) is not a party of adequate financial worth and/or financial stability; or

(v) The proposed Transferee is either a governmental agency or instrumentality thereof, unless such entity (i) is of a character or reputation, is engaged in a business, or is associated with a political orientation or faction, which is not consistent with the quality of the Building, or (ii) has the legal ability to exercise the power of eminent domain or condemnation, or (iii) would significantly increase the human traffic in the Premises or Building.

It is understood and agreed that, without limiting Landlord’s right of consent as provided herein, Landlord’s withholding consent shall be deemed reasonable if the proposed Transfer or the proposed use of the Premises by the proposed Transferee shall conflict with or result in a breach of this Lease, or shall violate any exclusivity arrangements relating to retail uses that Landlord may then have with any retail tenant of the Building which exists as of the date hereof.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the amount of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent (using a Base Rent figure of $24.00 per rentable square foot) and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer (iii) any costs to buy-out or takeover the previous lease of a Transferee, (iv) reasonable legal fees incurred in connection with the Transfer including those fees and costs reimbursed to Landlord pursuant to the last sentence of Section 14.1, and (v) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (a) the date Tenant contracts with a reputable broker to market the Subject Space, and (b) the date Tenant vacates the Subject Space, until the date six months after the commencement of the period, and (vi) any other “out-of-pocket” monetary concessions reasonably provided in connection with the Transfer including, but not limited to, tenant improvement or decorating allowances (collectively, the “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Tenant covenants that any allocation of payments or other consideration payable or deliverable to Tenant in connection with any subletting of the Premises or assignment of this Lease shall be made in good faith and not with a purpose to avoid Tenant’s obligation to pay fifty percent (50%) of the Transfer Premium to Landlord.

14.4 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease, and (vi) such Transfer shall at all times be subject and subordinate to the terms of this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof Landlord agrees, if set forth in, and required by, a written document between Tenant and a Transferee (the “Assignment Document”), (i) to amend the notice blocks set forth on the first page of the Lease to add one (1) additional party and (ii) to deliver to the Tenant or its successor concurrently with the delivery thereof to such Transferee, copies of any notices of default delivered pursuant to the terms of this Lease. Additionally, if requested of Landlord pursuant to the Assignment Document, the Transferee shall have the right to cure any default under this Lease within the applicable cure period provided for the Tenant in this Lease. If the Assignment Document permits the Tenant to recover possession of the Premises and again become the “Tenant” under this Lease, Landlord agrees to accept Tenant as the “Tenant” under this Lease pursuant thereto.

14.5 Assumption of Obligations. Each permitted assignee shall assume all obligations of Tenant under this Lease with respect to the Premises. No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument in a form satisfactory to Landlord that (i) provides that the transferee assumes Tenant’s obligations for the payment of rent (in the case of an assignment), and for the fun and faithful observance and performance of the covenants, terms and conditions contained herein, applicable to the Premises in the event of an assignment, and (ii) provides that an assignee will, at Landlord’s election, attorn directly to landlord in the event this Lease is terminated for any reason on the terms set forth in the instrument of transfer. The failure or refusal of a transferee to execute such an instrument of assumption shall not release or discharge the transferee from its obligations set forth above.

14.6 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, neither (i) an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant, or to a purchaser of all or substantially all of the assets of Tenant, or to an entity resulting, by operation of law or otherwise, from the merger, consolidation or other reorganization of Tenant (any such entity, an “Affiliate”), nor (ii) a transfer, by law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or Affiliate, shall be deemed a Transfer under this Article 14, provided that such assignment, sublease or transfer is not a subterfuge by Tenant to avoid its obligations under this Lease, and no such assignment, sublease or transfer shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Tenant shall notify Landlord of any such assignment, sublease, action, or use. “Control,” as used in this Section 14.6, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and polices of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises. Tenant shall remove those items of furniture, furnishings, business machines and equipment, communications equipment and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises (collectively, “Personal Property”) and Tenant shall remove Personal Property at times reasonably acceptable to Landlord and subject to the availability of freight elevators, provided that Landlord shall insure that adequate hours for the usage of the freight elevator are made reasonably available to Tenant.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and Section 8.5, above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and repairs which are specifically made the responsibility of Landlord hereunder excepted.

15.3 Removal of Tenant’s Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any Personal Property not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant’s default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any laws or judicial decisions which may supplement or supplant those provisions from time to time.

15.4 Landlord’s Actions on Premises. Tenant hereby waives all claims for damages or other liability in connection with Landlord’s reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent (125%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant shall indemnify Landlord from and against all losses, costs, claims, liabilities, and expenses (including, without limitation, reasonable attorney’s fees, costs, and disbursements) sustained by Landlord by reason of such holdover by Tenant (including, without limitation, claims for damages by any other person to whom Landlord may have agreed to lease an or any part of such portion of the premises effective on or after the date Tenant was obligated to surrender possession thereof), but only to the extent such holdover continues more than sixty (60) days after the expiration of the then-current Lease Term. No acceptance by Landlord of rent during any such holding over without Landlord’s consent shall reinstate, continue, or extend the Term of this Lease with respect to such portion of the Premises or shall affect any notice of termination given to Tenant prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of any portion of the Premise, Landlord may receive and collect when due any and all payments owed by Tenant under this Lease, and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice, or in any manner affect any pending suit or judgment obtained.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within thirty (30) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Building, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements made in good faith included in the estoppel certificate are true and correct, without exception. Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender of Landlord.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Real Property or to the lien of any first mortgage or trust deed hereafter enforced against the Building or the Real Property and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a non-disturbance agreement reasonably approved by Tenant executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant hereby approves the form attached hereto as Exhibit R and any form substantially similar thereto. Except as may be indicated in the form of agreement as Exhibit R hereto, each such non-disturbance agreement provided by Landlord shall acknowledge that Tenant may offset against Rent next owing under this Lease, (i) any unpaid commission due and owing to Tenant’s Broker as set forth in Section 29.25, (ii) any abatements of Rent as allowed pursuant to Section 6.3.1 of this Lease, and (iii) any abatements of Rent as allowed pursuant to Section 7.2 of this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within thirty (30) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days of notice that the same is due, which notice shall be in addition to and not in lieu of any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; provided, however, in the event Tenant shall fail to make timely payment of rent more than two times in any twelve (12) consecutive month period, then for the remainder of such twelve (12) consecutive month period such five-day cure period shall be reduced to a three (3) business day cure period; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in addition to, and not in lieu of, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity,

the option to pursue anyone or more of the following remedies, each and all of which shall be cumulative and nonexclusive.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease as allowed by applicable law; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Paragraph 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.3 Waiver of Default. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies available to such party upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue the Lease after being dispossessed or ejected from the Premises by Landlord after the occurrence of an Event of Default.

19.4 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

REASONABLENESS AND GOOD FAITH

Except for determinations expressly described as being in the “absolute discretion” of the applicable party, neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder, and determinations subject to absolute discretion shall not be unreasonably delayed. In the event that either Landlord or Tenant disagrees with any determination made by the other hereunder (other than a determination in the absolute discretion of the determining party) and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within five (5) business days following such request. Furthermore, in addition to the foregoing, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, make allocations or other determinations, or otherwise exercise rights or fulfill obligations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under this Lease.

ARTICLE 22

STORAGE SPACE

Landlord shall reserve up to five thousand 5,000 square feet of storage space for lease by Tenant during the Lease Term (the “Storage Space”). The Storage Space shall be located in one or more private rooms selected by Landlord in the On-Site Parking Area designated on Exhibit P attached hereto. Tenant shall have the right to increase or decrease (but not in excess of the 5,000 square foot limit set forth above) the amount of Storage Space leased by Tenant on thirty (30) days written notice to Landlord. The Storage Space described above required to be provided by Landlord to Tenant shall be leased at a rental rate equal to                     (            ) per usable square foot per month during the Lease Tenn. Notwithstanding the foregoing, to the extent that any Storage Space in addition to the Storage Space required to be reserved by Landlord for Tenant’s use hereunder shall become available for use by tenants of the Building, Landlord agrees that Tenant shall have the right, upon written notice to Landlord, to lease such additional Storage Space on a month-to-month basis to the extent and for the duration that Landlord does not require the use of such additional Storage Space by other tenants in the Building or for another purpose. Any such additional Storage Space shall be leased at a rental rate equal to                     (            ) per usable square foot per month. The Storage Space rental amounts shall be due on a monthly basis concurrent with Tenant’s payment of the Base Rent due with respect to the Premises, and shall constitute Rent under the Lease. All Storage Space leased by Tenant shall be in a condition reasonably suitable for use as storage space. Tenant acknowledges that Landlord, by providing Tenant with the Storage Space is not assuming the responsibility to ensure the security of or provide security for the Storage Space, and Tenant hereby waives all claims against Landlord for damage to or theft of any property stored by Tenant in the Storage Space, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or representatives. Landlord shall deliver the Storage Space to Tenant in its “as-is” condition, without any obligation on the part of Landlord to remodel, refurbish or otherwise improve the Storage Space, provided that the Storage Space shall have a ceiling, walls, a door and lighting. Landlord shall have the right, not more than once per calendar year, upon thirty (30) days’ prior notice to Tenant, to relocate the Storage Space to another area of the Building of approximately the same aggregate square footage as the Storage

Space; in the event of such relocation of the Storage Space, Landlord shall pay Tenant’s actual costs of moving materials stored in the Storage Space to the replacement Storage Space.

ARTICLE 23

SIGNS

23.1 Interior of Premises. Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobbies of the Premises, provided that such signs must not be visible from the exterior of the Building. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and shall comply with Landlord’s Building standard signage.

23.2 Exterior of Premises. Commencing on a date which, in Tenant’s reasonable judgment, is necessary to allow “Tenant’s Signage,” as that term is defined below, to be installed in and fully operational on the first day of the Pre-Occupancy Period, Tenant shall have an ongoing right to install (and replace) the name of Tenant and/or an Affiliate, or an entity designated by Tenant (and, at Tenant’s sole discretion, Tenant’s logo), (“Tenant’s Signage Name”),at Tenant’s sole cost and expense, on the following signage (collectively, “Tenant’s Signage”): (i) a sign in the ground floor elevator bank, and (ii)             monument signs on the exterior of the Building, all as further set forth on Exhibit G attached hereto. The installation of Tenant’s Signage shall be subject to all laws and requirements of government authorities with jurisdiction over the Building. Notwithstanding anything to the contrary set forth in the preceding sentence, Tenant shall be entitled to install additional signage in or outside of the Building in the location(s) depicted on Exhibit G, provided that the location, materials and design criteria thereof shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. Tenant, at Tenant’s sole cost and expense, shall obtain all necessary government approvals and permits required for the installation and maintenance of Tenant’s Signage; provided that Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant, at Tenant’s sole cost and expense, shall maintain Tenant’s Signage in a first class manner and in compliance with all applicable laws and regulations, and shall pay the cost of all electricity, if any, consumed in connection with Tenant’s Signage. Upon the expiration or earlier termination of the Lease, Tenant shall remove Tenant’s Signage from the Building and the Premises.

23.3 Transferability. The rights to the Tenant’s Signage (the “Signage Rights”), may be transferred by Tenant in their entirety to any Affiliate, or to any assignee or sublessee in connection with any assignment or sublease of Tenant’s interest in this Lease which is permitted pursuant to the provisions of Article 14 of this Lease.

23.4 Directory Board Space. Landlord shall provide Tenant, at no cost to Tenant, with space for a maximum of one (1) designated name per two thousand (2,000) rentable square feet of the Premises on the Building directory board located in the lobby of the Building. Tenant will be permitted group and alphabetical listings on such directory board for Tenant’s professionals and any other employees, and listings for the names of any approved subtenants.

23.5 Exclusivity. Tenant’s Signage Rights are exclusive to Tenant, any Affiliate and any transferee of Tenant’s interest in this Lease. Therefore, except for all existing signage and reasonable modifications to such existing signage which is pursuant to Landlord’s standard signage program and does not identify a competitor of Tenant, Landlord shall not (i) grant any signage rights to, (ii) consent to any granting of signage rights for, or (iii) permit any signage to be installed on behalf of, any tenants of the Real Property, or anyone else, anywhere on or in the Building, On-site Parking Area or the Real Property, unless such signage is on the Building directory board or consist of Building standard identification signage located on the floor that a tenant in the Building occupies. For purposes of this Section 23.5, the term “signage” shall include any logos or pictures which identify a tenant of the Real Property or anyone else.

ARTICLE 24

ARBITRATION

24.1 General Submittals to Arbitration. The submittal of all matters to arbitration in accordance with the terms of this Article 24 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any defaults by Landlord, or any defaults by Tenant, except for (i) disputes for which a different resolution determination is specifically set forth in this Lease, (ii) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, or (B) are primarily founded upon matters of fraud, wilful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, and (iii) claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Tenant’s right of possession to the Premises, which disputes shall be resolved by suit filed in the Superior Court of San Francisco County, California, the decision of which court shall be subject to appeal pursuant to applicable law. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this Article 24 and all attempts to circumvent the terms of this Article 24 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest, II which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Article 24.

24.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Article 24 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the “Arbitrator”) under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association (“AAA”) under the AAA’s commercial arbitration rules then in effect.

24.3 Arbitration Procedure.

24.3.1 Pre-Decision Actions. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances.

24.3.2 The Decision. The arbitration shall be conducted in San Francisco, California. Any party may be represented by counselor other authorized representative. In rendering a decision( s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California and the terms and provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator. To the extent Tenant is the prevailing party and receives a monetary award, and Landlord does not pay the amount of such award to Tenant within thirty (30) days after the date Tenant receives such award, Tenant may deduct from the next Rent payable by Tenant under this Lease, the amount of such award.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (l0) days after Tenant’s receipt of notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment of Rent by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except as otherwise provided in this Lease. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, and the expiration of a reasonable cure period, make any such payment or perform any such act on Tenant’s part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times, upon reasonable notice to the Tenant, and in compliance with all other terms of this Lease, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or during the last six (6) months of the initial Lease Term (or Option Term, as applicable), to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent (except as otherwise provided herein) and may take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished after business hours, as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28

TENANT PARKING

28.1 Number of Parking Spaces. Tenant shall be entitled, but not obligated, to rent Valet Spaces and/or Reserved Spaces on a monthly basis throughout the Lease Term up to the amounts set forth in Section 11 of the Summary, which Parking Passes shall pertain to the On-site Parking Area. The Valet Spaces shall be located in the area of the On-Site Parking Area set forth in Exhibit M attached hereto, and the Reserved Spaces shall be in the designated spaces set forth on Exhibit N. Landlord acknowledges that only a portion of the Valet Spaces are depicted in Exhibit M and that the Valet Spaces Tenant leases which are not depicted in Exhibit M shall be in a location to be mutually agreed upon by Landlord and Tenant, provided that such Valet Spaces shall be in locations comparable to such Valet Spaces depicted on Exhibit M. Tenant shall be entitled to vary the number of Parking Passes rented by Tenant (up to the maximum amount set forth in Section 11 of the Summary) upon at least thirty (30) days notice to Landlord.

28.2 Parking Rate. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged for such Parking Passes; provided, however, that during the first ten (10) Lease Years, the monthly rates for such Parking Passes, inclusive of all taxes, shall be the lesser of (i) the prevailing parking rates charged by Landlord, and (ii)                     (            ) per month for the Valet Spaces, and (iii)                     (            ) per month for the Reserved Spaces.

28.3 Use, Operation and Maintenance of On-site Parking Area. Tenant shall instruct its employees to abide by all rules and regulations which are prescribed from time to time for the orderly operation and use of the On-site Parking Area. Landlord specifically reserves the right to reasonably change the size, configuration, design, layout and all other aspects of the On-site Parking Area at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the On-site Parking Area for purposes of permitting or facilitating any such construction, alteration or improvements so long as Landlord provides adequate substitute parking reasonably acceptable to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

28.4 Transferability. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval; provided, however, Tenant may transfer a portion of the parking passes rented by Tenant pursuant to this Article 28 to an assignee or subtenant permitted pursuant to Article 14 of this Lease. Tenant agrees to cooperate with Landlord in providing names of holders of the parking passes, license plate numbers and other reasonable information to Landlord so as to enable Landlord to monitor the On-Site Parking Area.

28.5 Visitor Parking. Landlord shall provide visitor parking for Tenant’s visitors in an amount consistent with the Comparable Buildings, subject to their payment of an hourly rate which shall not exceed the hourly rate generally charged in Comparable Buildings.

28.6 Overselling. Landlord agrees not to sell monthly parking passes for the On-Site Parking Area in an amount in excess of the product of (i) the number of stripped, legal size parking spaces in the On-Site Parking Area, and (ii) 1.20. Notwithstanding the foregoing, Landlord shall use its good faith efforts to not sell more parking passes in the On-Site Parking Area than the numbers of parking spaces in the On-Site Parking Area. A reasonable amount of visitor parking shall be available in the Real Property and shall be at rates reasonably set by Landlord from time to time and standard for all tenants of the Building.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

29.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 When Payment is Due. Whenever a payment is required to be made by one party to the other under the Lease, but a specific date for payment or a specific number of days within which payment is to be made is not set forth in the Lease, or the words “immediately,” “promptly” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding such payment.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, provided and to the extent that the transferee has agreed to assume liability, Landlord shall automatically be released from all further liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited as provided in Section 29.14 below. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Memorandum of Lease. Concurrently with the execution and delivery of this Lease by Landlord and Tenant, Landlord shall execute and notarize a short form Memorandum of Lease, in recordable form, and shall deliver same to Tenant for Tenant’s recording in the form attached hereto as Exhibit L.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.9 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

29.10 Days. All references in this Lease to less than “ten (10) days” shall mean business days. All references in the Lease to “month” or “months” shall be deemed to include the actual number of days in such actual month or months.

29.11 Time of Essence. Time is of the essence of this Lease and each of its provisions.

29.12 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.13 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.14 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the partners of Landlord shall have no liability whatsoever under this Lease and the liability of Landlord hereunder and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Real Property and Building including any proceeds resulting from any sale or condemnation of the Building or insurance payments made in connection with the Building, and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. It is further expressly understood and agreed that, notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the obligations of Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Tenant, and Landlord will not seek recourse against the individual partners, directors, officers or shareholders of Tenant or any of their personal assets for satisfaction of any liability of Tenant in respect of this Lease.

29.15 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreements between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.16 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

29.17 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this

Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding the foregoing, Force Majeure shall not extend any time periods set forth in Sections 2.1, 6.3 or 7.2 of the Lease, or the Tenant Work Letter.

29.18 Comparable Buildings. “Comparable Buildings” means the high-rise commercial office buildings located in the City of San Francisco, State of California which are of comparable size and location and are located in the immediate vicinity of the Building.

29.19 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 29.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail.

29.20 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.21 Authority. If Landlord or Tenant is a corporation or partnership, each individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity qualified to do business in California and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

29.22 Attorneys’ Fees. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.

29.23 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

29.24 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.25 Brokers.

29.25.1 Tenant assumes the obligations of Landlord to pay, and hereby agrees to pay all brokerage commissions (the “Commissions”) owing to Tooley & Company (“Broker”) in connection with the lease of the initial Premises by Tenant and pursuant to that certain agreement dated February 28, 1996, and attached hereto as Exhibit O (“Commission Agreement”). Landlord shall pay all other commission owed to Broker under the Commission Agreement (the “Landlord Obligations”). Landlord and Tenant each represent and warrant to the other that other than the Broker, no broker, agent, or finder negotiated or was instrumental in negotiating or consummating this Lease on its behalf and that it knows of no broker, agent, or finder, other than the Broker, who is, or might be, entitled to a commission or compensation in connection with this Lease. In the event of any such claims for additional brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Lease, then Landlord shall indemnify, save harmless and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement by Landlord, and

Tenant shall indemnify, save harmless and defend Landlord if such claims shall be based upon any statement, representation or agreement made by Tenant.

29.25.2 Landlord and Tenant hereby acknowledge and agree that Tenant’s Broker is an intended third party beneficiary of the provisions of Section 29.25.1 above and of this Section 29.25.2. To the extent that Landlord fails to pay to Tenant’s Broker any amounts due under the Commission Agreement which are Landlord Obligations on or before the date due thereunder, then such amounts shall accrue interest at the Interest Rate. In addition, if Landlord fails to pay any amounts to Tenant’s Broker on or before the date due under the Commission Agreement which are Landlord Obligations, Tenant’s Broker may send written notice to Landlord and Tenant of such failure and if Landlord fails to pay such amounts within ten (10) days after said notice, Tenant shall be entitled to offset such amounts owed to Tenant’s Broker from Landlord against Tenant’s next rental obligations which may become due under this Lease. Any amounts so offset from Tenant’s rental obligations hereunder shall no longer be owed from Landlord to Tenant’s Broker under the Commission Agreement, but will become due from Tenant to Tenant’s Broker.

29.26 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent.

29.27 Building Name. Landlord hereby agrees that during the Lease Term (i) the name of the Two Rincon Office Portion shall not be changed from “Two Rincon Center”, (n) the name of One Rincon Center shall not be changed from “One Rincon Center”, and (iii) the name of its Project shall not be changed from “Rincon Center”; provided, however, the prohibitions set forth in items (ii) and (iii) above shall not apply to a lender that forecloses on Two Rincon Center to the extent such lender does not own One Rincon Center. Notwithstanding anything to the contrary set forth in this Section 29.27, Tenant shall have the option, upon thirty (30) days prior notice to Landlord, to cause Landlord to change the name of “Two Rincon Center” to “Two Rincon Center – San Francisco Insurance Center.”

29.28 Transportation Management. Tenant shall fully comply with all present or future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.29 Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than their financial, legal, and space planning consultants.

29.30 Minimization of Interference. Landlord shall exercise its rights and perform its obligations hereunder, and otherwise operate the Building, in such a way as to reasonably minimize any resulting interference with Tenant’s use of the Premises, and Tenant shall exercise its rights and perform its obligations hereunder, and otherwise operate the Premises, except as provided under this Lease, in such a way as to reasonably minimize any resulting interference with the operation of the Building.

29.31 Waiver of Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor Tenant shall be liable under any circumstances, for injury or damage to, or interference with, Landlord’s business or Tenant’s business, as the case may be, including but not limited to, as applicable, loss of title to the Building or any portion thereof, loss of profits, loss of rents or other revenues (excluding payments thereof which Tenant or Landlord is otherwise obligated to make under this Lease), loss of business opportunity, loss of goodwill or loss of use, in each case however occurring.

29.32 Telecommunication Equipment. At any time during the Lease Term, Tenant may install, in accordance with plans reasonably approved by Landlord, at Tenant’s sole cost and expense, telecommunication equipment upon the roof of the Building of a size and configuration and in locations reasonably approved by Landlord, without the payment of Base Rent or Operating Expenses or any charge for the same except utilities necessary to Tenant’s operation of the telecommunication equipment, provided that such telecommunications equipment is for

Tenant’s use in connection with the conduct of its business at the Premises. Landlord may require Tenant to install screening around such equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install telecommunication equipment as set forth in this Section 29.32, then Tenant shall give Landlord prior written notice thereof and Landlord and Tenant shall execute an amendment to this Lease covering the installation and maintenance of such equipment, Tenant’s indemnification of Landlord with respect thereto, Tenant’s obligation to remove such equipment upon the expiration or earlier termination of this Lease, and other related matters. Tenant shall not lease or otherwise make available such telecommunications equipment to any third party (except a Transferee or an Affiliate). Tenant shall remove all of the telecommunications equipment at the expiration of the Term or the earlier termination of this Lease. Tenant shall make any repairs and restorations to the roof of the Building that may be required in Landlord’s reasonable judgment as a consequence of such removal. Landlord shall have no responsibility, obligation or liability of any nature whatsoever with respect to the telecommunications equipment; and Tenant shall protect, defend, and indemnify Landlord against and save Landlord harmless from any and all loss, costs, liability, damage or expense (including, without limitation, reasonable attorney’s fees and costs) incurred in connection with or in any way arising from the presence of the telecommunications equipment on the roof of the Building or the installation, use, operation, maintenance, repair, replacement or removal thereof by Tenant.

29.33 Definition of Hazardous Materials. “Hazardous Materials” means any hazardous or toxic substance, material or waste which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25112.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage or Hazardous Substances), (v) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20, (vi) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 US.C. Section 1317), (vii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 US.C. Section 6901 et seq., (viii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 US.C. Section 9601 et seq., (ix) defined as a hazardous waste, “hazardous material,” “hazardous substance,” “toxic chemical,” “toxic air contaminant,” or “hazardous air pollutant” under the Clean Water Act, 33 V.S.C Section 1251 et seq., the Clean Air Act, 42 US.C. Section 7901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Porter-Cologne Water Quality Control Act, California Water Code Section 13000 et seq., or listed as a substance known to cause cancer or reproductive toxicity pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), the California Health and Safety Code Section 25249.5 et seq., Chapter 3.5, Division 26, the California Health and Safety Code (Toxic Air Contaminants), Superfund Amendments and Reauthorization Act of 1986, Occupational Safety and Health Act of 1970, or California Occupational Safety and Health Act of 1973, (x) defined as a hazardous waste, hazardous material or hazardous substance under any regulations promulgated under any of the foregoing laws, or (xi) any hazardous or toxic material, substance, chemical, waste, contaminant, emission, discharge or pollutant or comparable material listed, identified, or regulated pursuant to any federal, state or local law, ordinance or regulation which has as a purpose the protection of health, safety or the environment, including but not limited to petroleum or petroleum products or wastes derived therefrom. Each reference to a statute, law or regulation herein shall be deemed to include any amendments or successor statutes thereto which are enacted from time to time. Tenant will not cause, suffer or permit any Hazardous Substance (as hereinafter defined) to be brought, kept or stored within the Premises, and Tenant will not engage in or permit any other person to engage in any activity, operation or business upon the Premises that involves the refining, transportation, treatment, storage, handling or disposal of any Hazardous Substance that would or could result in Tenant, Landlord, the Premises, or the Building to be subject to any law, statute, ordinance, or regulation or rule of common law pertaining to health, industrial hygiene, or the environment. Tenant hereby agrees that it will remediate, on a basis consistent with applicable laws, any release of Hazardous Material which is required to be remediated under applicable laws, to the extent such release results or resulted from the acts of Tenant, its agents, employees, or contractors. In those instances where Tenant has a duty to remediate pursuant to the immediately preceding sentence, Tenant shall commence the process necessary for such remediation with reasonable promptness, and thereafter shall pursue such remediation to completion with reasonable promptness. Notwithstanding any provision to the contrary contained in this Lease, (i) Tenant shall not be responsible for any current, preexisting, or future contamination of the Building by Hazardous Material to the extent such contamination did not result from the acts of Tenant, its agents, employees, or contractors, and (ii) Tenant shall have no obligation to pay to or to reimburse Landlord for (or otherwise bear) any expense, cost, or liability to the extent that same did not result from the acts of Tenant, its agents, employees, or contractors.

29.34 Right to Apartment Units. Landlord hereby grants to Tenant an ongoing superior right during the Lease Term to lease up to three (3) apartment units designated by Landlord and reasonably approved by Tenant, in the Apartment Portion of the Building from the group of then available market rate apartments (as opposed to those units designated “affordable” apartments) (collectively, the “Apartment Units”). If Tenant elects to lease all or any of the Apartment Units, Tenant shall give Landlord notice (the “Apartment Exercise Notice”) of the number and location of the Apartment Units Tenant desires to lease. Upon Landlord’s receipt of the Apartment Exercise Notice, Landlord and Tenant shall promptly execute an amendment to lease the Apartment Units specified in the Apartment Exercise Notice. Tenant shall pay rent for the Apartment Units to be leased by Tenant in an amount equal to the then prevailing rate charged for apartment units in the Building which are comparable in size and location to the Apartment Units to be leased by Tenant (the “Apartment Rent”). The determination of the Apartment Rent shall take into consideration any Economic Terms granted to tenants leasing the apartment units in the Apartment Portion of the Building. Tenant shall have the right to increase or decrease the number of Apartment Units leased by Tenant during the Lease Term upon sixty (60) days prior written notice to Landlord; provided that (i) any apartment units Tenant desires to lease in excess of the three (3) Apartment Units granted to Tenant in this Section 29.34 shall be subject to availability, and (ii) if Tenant decreases the number of Apartment Units leased, Tenant’s ability to thereafter lease additional Apartment Units shall be subject to availability. Notwithstanding anything to the contrary set forth in this Section 29.34, in the event the Apartment Portion is converted to condominiums by Landlord, Tenant shall have a right of first offer to purchase up to three (3) Apartment Units upon the terms and conditions presented by Landlord, and if such offer is not accepted within thirty (30) days by Tenant, Tenant shall have no further rights under this Section 29.34.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

RINCON CENTER ASSOCIATES, a California limited partnership
By:	PERINI LAND AND DEVELOPMENT COMPANY, INC., a Massachusetts corporation, General Partner

By:	/s/ Signature Illegible

	Its:	President

By:

Its:

“Tenant”:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation

By:	/s/ Signature Illegible

	Its:	Senior Vice-President

By:

Its:

EXHIBIT A-1

TWO RINCON CENTER

OUTLINE OF FLOOR PLAN OF PREMISES

EXHIBIT B

TWO RINCON CENTER

TENANT WORK LETTER

EXHIBIT C

TWO RINCON CENTER

NOTICE OF LEASE TERM DATES

To:

Re: Office Lease dated , 19 , between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , San Francisco, California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

That the Substantial Completion of the Premises has occurred, and that the Lease Term shall commence as of                     for a term of                     ending on                     .

That in accordance with the Lease, Rent commenced to accrue on

                                         .

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the fun amount of the monthly installment as provided for in the Lease.

Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to at

                                                 .

“Landlord”:

a

By:

Its:

By:

Its:

Agreed to and Accepted as

of                     , 19    .

“Tenant”:

By:

Its:

EXHIBIT C - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT D

TWO RINCON CENTER

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.

l. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for each 1,000 rentable square feet of the Premises, and any additional keys required by Tenant must be obtained from Landlord at Landlord’s “Actual Cost,” as that term is defined in the Lease.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. No bulky furniture, freight or equipment which requires use of the Building’s freight elevator shall be brought into or removed from the Building without prior notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord shall reasonably designate. Landlord shall have the right to reasonably approve the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if reasonably considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property by Tenant or its agents, employees or contractors shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant, except to the extent covered by insurance required to be carried by Landlord or actually carried by Landlord.

5. No furniture, packages, supplies, equipment or merchandise will be carried up or down in the passenger elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

6. Subject to the terms of the Lease, Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not solicit or canvass any occupant of the Building and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting

EXHIBIT D - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it, to the extent not covered by warranty or insurance.

10. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained.

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

14. Subject to Section 5.2 of the Lease, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations.

15. Tenant shall not bring into or keep within the Building or the Premises any animals (except seeing-eye and hearing dogs), birds, bicycles or other vehicles.

16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of inventory or for lodging. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

17. Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord.

18. Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19. Tenant, its employees and agents shall not loiter in the entrances or common area corridors, nor in any way obstruct the sidewalks, lobby, common area halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the San Francisco area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency.

22. Landlord may waive any one or more of these Rules and Regulations on a nondiscriminatory basis, but no such waiver by Landlord shall prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.

EXHIBIT D - Page 2

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

26. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building Management Office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

27. Tenant shall use reasonable efforts to comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

28. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable and non-discriminatory Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.

EXHIBIT D - Page 3

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT E

TWO RINCON CENTER

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             19    and between                                         , a             , as Landlord, and the undersigned as Tenant, for Premises on the             floor(s) of the Office Building located at                     , San Francisco, California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on                     .

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6. Base Rent became payable on                         .

7. The current Lease Term expires on                         .

8. To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and to Tenant’s actual knowledge, Landlord is not in default thereunder.

9. To Tenant’s actual knowledge, all initial improvement work required to be performed by Landlord to the Premises under the Lease has been performed.

10. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

11. As of the date hereof, to Tenant’s actual knowledge, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

12. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through             . The current monthly installment of Base Rent is $        .

13. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property

EXHIBIT E - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

Executed at                      on the              day of             , 19        .

“Tenant”:

,

a

By:

Its:

By:

Its:

EXHIBIT E - Page 2

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT F

TWO RINCON CENTER

INTENTIONALLY OMITTED

EXHIBIT F - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT G

TWO RINCON CENTER

SIGNAGE SPECIFICATIONS

EXHIBIT G - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT H

TWO RINCON CENTER

HVAC SPECIFICATIONS

The Building has the following number of heat and air conditioning capable ceiling heat pumps on each floor:

Floor 3 – 39 heat pumps, 1 air cleaner

Floor 4 – 37 heat pumps, 1 air cleaner

Floor 5 – 41 heat pumps, 6 air cleaners

Floor 6 – 37 heat pumps, 4 air cleaners

Operation hours are controlled by timeclocks and there are two available on each floor. The timeclocks are located in the PI Electric Room.

Fresh air is generated from Supply fans 9 and 10, with an exhaust fan on the 7th Floor.

Carrier is the manufacturer of most of our heat pumps. Each heat pump outputs approximately 36,000 BTU per hour. Service of these units is provided by our Engineering department.

The existing Building HVAC system was installed and is operated and maintained pursuant to the “Installation, Operation, Maintenance” manual prepared by Trane, dated January, 1986 (No. WPHC-IOM-l), which manual provides that the existing HVAC system in its current configuration shall be capable of maintaining an average inside temperature of 75° +/- 2° F.D.B. during summer outdoor temperatures of 78° F.D.B and 66 F.W.B and 72° +/- 2° F.D.B at winter outside temperatures of 44°F.D.B. and in accordance with an occupancy of one person per 150 square feet (average per floor) and an electrical load of up to 4 watts per square foot (lighting and power).

EXHIBIT H - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT I

CLEANING SPECIFICATIONS

1. OFFICE AREAS

A.	NIGHTLY SERVICES (Monday through Friday)

1.	Gather all waste paper and place for disposal in dumpster located in parking lot.

2.	Empty and damp wipe all ashtrays.

3.	Sweep and/or dust mop all tile floors.

4.	Spot clean or damp mop all stains on tile floors as needed.

5.	Vacuum all carpeted areas.

6.	Spot minor stains on carpets, as needed.

7.	Dust desks, chairs, tables, file cabinets, counter tops, telephones, and other flat surfaces within reach.

8.	Remove fingerprints from doors, walls & partition glass.

9.	Spot clean coffee stains, etc. from desk tops.

10.	Wash all drinking fountains.

11.	Close all drapes as directed.

12.	Turn off all lights, leaving only designated lights on.

13.	Secure all doors as directed.

14.	Keep janitor closet clean and orderly.

15.	Properly arrange chairs in offices and conference rooms.

B.	WEEKLY SERVICES

1.	Remove fingerprints from woodwork, walls, partitions.

2.	Dust all pictureframess and chair rugs.

C.	MONTHLY SERVICES

1.	Polish or clean door kick plates and thresholds.

2.	Dust all door jambs.

3.	Dust all high partitions, ledges and wall mounted objects.

4.	Clean and refinish all resilient floors with a slip retardant floor finish.

5.	Dust all venetian blinds.

6.	Detail vacuum all carpeting and other hard to reach areas.

7.	Vacuum all return air vents.

D.	QUARTERLY SERVICES

1.	Vacuum all fabric furniture.

2.	Wipe or wash vinyl furniture.

E.	THREE TIMES PER YEAR

1	Dust or vacuum all return air vents.

2.	Vacuum walls covered with fabric.

3.	Wash vinyl walls.

F.	TWICE PER YEAR

1.	Lift and clean under all plastic floor pads.

2.	Vacuum all draperies.

3.	Wash all metal partitions.

4.	Oil wood panels.

G.	ANNUALLY (Once per year)

1.	Wash and clean all chair pads.

2. LUNCH ROOM AND KITCHEN AREA

A.	NIGHTLY SERVRCES (Monday through Friday)

1.	Remove trash and place for disposal.

2.	Empty and wipe ashtrays.

3.	Wipe tables, chairs and counter tops.

4.	Wash kitchen sink.

5.	Wipe coffee maker.

6.	Wipe front of oven, refrigerator & dishwasher.

7.	Dust window sills.

8.	Spot clean floor.

B.	WEEKLY SERVICES

1.	Spot clean doors and walls.

2.	Spray buff vinyl floor.

C.	BI-WEEKLY SERVICES

1.	Wash interior of refrigerator and oven.

2.	Wash under stove burners.

3.	Wash vents.

D.	MONTHLY SERVICES

1.	Wipe vinyl walls.

2.	Scrub and refinish vinyl floors.

3.	Polish wood cabinets.

4.	Wipe clean vinyl chairs, chair rungs and table pedestals.

E.	SEMI-ANNUAL SERVICES

1.	Wish interior of kitchen cabinets.

3. RESTROOMS

A.	NIGHTLY SERVICES (Monday through Friday)

1.	Clean and sanitize all urinals, commodes and wash basins to include all chrome fittings and bright work.

2.	Clean mirrors and frames.

3.	Wet mop floors.

4.	Dust ledges and partitions.

5.	Spot clean walls, doors and partitions.

6.	Fill all dispensers from stock.

7.	Empty and remove all trash from containers, clean exteriors of containers.

8.	Empty and damp wipe all ashtrays.

9.	Report any fixtures not working properly.

10.	Report any light fixtures burnt out.

B.	WEEKLY SERVICES

1	Empty, remove and sanitize all feminine napkin disposal units.

2.	Spray buff traffic paths in lounges.

C.	MONTHLY SERVICES

1.	Clean and/or polish all door kick plates and thresholds.

2.	Dust all door jambs.

3.	Thoroughly machine scrub all floors.

4.	Wash all hands and metal partitions.

4. GARAGE AND PARKING LOT AREAS

A.	GARAGE AND PARKING LOT

1.	Police garage & parking lot daily.

2.	Sweep garage areas once a week.

3.	Hose down and remove stains in garage area every two (2) months.

4.	Sweep parking lot every two (2) weeks.

B.	SIDEWALK AND ALLEY AREAS

1.	Police sidewalk and alley daily.

2.	Hose down sidewalk weekly.

3.	Spot exterior building walls up to 4 feet in height every three (3) months.

5. ELEVATOR LOBBIES AND PUBLIC CORRIDORS

A.	NIGHTLY SERVICES (Monday through Friday)

1.	Empty and damp wipe all ashtrays.

2.	Sweep and/or dust mop all tile floors; spot clean all stains.

3.	Vacuum all carpeted areas. Spot minor stains.

4.	Remove fingerprints from doors, walls, etc.

5.	Secure all doors as directed.

6.	Dust all artwork and picture frames.

7.	Report any burnt out lights.

B.	WEEKLY SERVICES

1.	Spot wash all lobby walls and doors.

2.	Polish or clean all door kick plates and thresholds.

3.	Dust all door jambs.

4.	Buff all lobby and corridor floors where tile is installed.

5.	Vacuum clean all carpeted areas.

C.	QUARTERLY SERVICES

1.	Thoroughly scrub and refinish all resilient floors with a slip retardant floor finish.

2.	Wash vinyl walls of main lobby and apply dressing.

3.	Clean light diffusers.

4.	Wash walls of 2nd floor corridor.

6. ELEVATOR CABS

A.	NIGHTLY SERVICES (Monday through Friday)

1.	Dust all walls and ceilings.

2.	Vacuum carpets and spot stains.

3.	Spot clean all elevator saddles.

4.	Clean all metal work.

5.	Report burnt out light fixtures.

B.	WEEKLY SERVICES

1.	Wash elevator door fonts.

2.	Steel; wool and vacuum all saddles.

7. STAIRWAYS

A.	NIGHTLY SERVICES

1.	Report burnt our light fixtures.

2.	Police all stairwells.

B.	WEEKLY SERVICES

1.	Sweep down all stairways.

2.	Dust all stairway lights.

3.	Dust all doors.

4.	Dust all handrails.

5.	Spot clean walls.

C.	BI-MONTHLY SERVICES

1.	Damp mop all stairwells.

D.	QUARTERLY SERVICES

1.	Dust down all walls.

EXHIBIT J

TWO RINCON CENTER

PASSENGER ELEVATOR SPECIFICATIONS

Quantity:	4 Units (7-10)

Use:	Passenger

Control:	AC Variable Voltage Variable Frequency (VVVF)

Operation:	4C Group Control (4C-0S-21C) for elevators nos. 7-10

Capacity:	3500 lbs (23 Persons) for elevators nos. 7-10

Speed:	350 FPM

No. Of Stops:	Nos. 7:7 Stops and 7 openings
Nos. 8, 9, 10: 6 Stops and 6 openings

Power Supply:	AC: 480 Volts, 3 Phase, 60HZ

Door Type:	Single Speed – Center Opening Automatic Doors

Quantity:	1 Units (6)

Use:	Passenger

Control:	AC Reduced Voltage Starting

Operation:	Simplex Selective Collective

Capacity:	3500 lbs (23 Persons)

Speed:	125 FPM

No. Of Stops:	2 Stops and 2 openings

Power Supply:	AC: 480 Volts, 3 Phase, 60HZ

Lighting Source:	AC: 120 Volts, 1 Phase, 60HZ

Door Type:	Single Speed – Center Opening Automatic Doors

EXHIBIT J - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT K

TWO RINCON CENTER

INTENTIONALLY OMITTED

EXHIBIT K - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT L

TWO RINCON CENTER

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

National Union Fire Insurance Company of Pittsburgh P.A.

c/o Allen, Matkins, Leck, Gamble & Mallory

1999 Avenue of the Stars

Los Angeles, California 90067

Attention: Anton N. Natsis. Esq.

MEMORANDUM OF OFFICE LEASE AND RIGHT OF FIRST OFFER

THIS MEMORANDUM OF OFFICE LEASE AND RIGHT OF FIRST OFFER (this “Memorandum”) is entered into as of the     day of                     , 1996, by and between RINCON CENTER ASSOCIATES, a                     (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A., a Pennsylvania corporation (“Tenant”).

1. Terms and Premises. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the “Premises”) to be located on a portion of the real property (the “Property”) legally described on Exhibit A-l attached hereto (including parking areas) on the provisions of that certain Office Lease between the parties hereto, dated of even date (the “Lease”). The provisions of the Lease are incorporated herein.

2. Term. The initial term of the Lease expires                     , or as otherwise set forth in the Lease. Tenant also has two (2) options to extend the Lease for a period of five (5) years each.

3. Right of First Offer. Landlord grants to Tenant a right of first offer to lease, which right of first offer encumbers all of the office space in the building known as Rincon Two located on the Property other than the Premises, as set forth in Section 1.6 of the Lease.

4. Provisions Binding on Parties. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties and their assigns or successors, as applicable, at all times.

EXHIBIT L - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

5. Purpose of Memorandum of Lease. This Memorandum is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

“Landlord” :

RINCON CENTER ASSOCIATES a [INSERT LEGAL ENTITY]

By:
Its:

“Tenant”:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A.

By:
Its:
By:
Its:

EXHIBIT L - Page 2

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

STATE OF                     )

                                         ) SS.

COUNTY OF                )

On                     , before me,                     , a Notary Public in and for said state, personally appeared                     , personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his/her authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF                     )

                                         ) SS.

COUNTY OF                 )

On                     , before me,                     , a Notary Public in and for said state, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

EXHIBIT L - Page 3

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

STATE OF                         )

                                             ) SS.

COUNTY OF                     )

On                     , before me,                     , a Notary Public in and for said state, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

STATE OF                         )

                                             ) SS.

COUNTY OF                     )

On                     , before me,                     , a Notary Public in and for said state, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public in and for said State

EXHIBIT L - Page 4

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT A TO EXHIBIT L

LEGAL DESCRIPTION OF THE PROPERTY

[TO BE PROVIDED]

EXHIBIT A to EXHIBIT L - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT M

TWO RINCON CENTER

OUTLINE OF AREA FOR VALET SPACES

EXHIBIT N

TWO RINCON CENTER

DESIGNATION OF LOCATION OF RESERVED SPACES

EXHIBIT O

TWO RINCON CENTER

COMMISSION AGREEMENT

EXHIBIT P

TWO RINCON CENTER

STORAGE SPACE AREA

[NEED EXPLANATION OF ATTACHED STORAGE AREA]

EXHIBIT P - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT Q

TELEPHONE RISER CONDUIT

CABLE USAGE, FLOORS 3, 4, 5, 6

Level
PI	Incoming Usage - (1) 3” trunk line
Available - (5) 4” conduits

Outgoing Usage - (2) 3” trunk lines
Available - (4) 4” conduits

3rd	Incoming Usage - (4) 2” trank lines, (1) 2” fiber optics cable, large group of phone lines
Available - (4) 4” conduits

Outgoing Usage - (5) 3” trunk lines, (2) 2” fiber optics cable, move phone wires
Available - most of (2) 4” conduits

4th	Incoming Usage - Same for 3rd outgoing usage
Available - most of(4) 4” conduits

Outgoing Usage - (5) 3” trunk lines, (1)2” fiber optics
Available - (1) 4” conduit, most of (5) 4” conduits

5th	Incoming Usage - same from 4th outgoing usage
Available - same from 4th outgoing available

Outgoing Usage - (4) 2” trunk lines, move phone wires
Available - most of (3) 4” conduits

6th	Incoming Usage - same as 5th outgoing usage
Available - same as 5th outgoing available

EXHIBIT Q - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

National Union Fire Insurance Company of Pittsburgh P.A.

c/o Allen, Matkins, Leck, Gamble & Mallory

1999 Avenue of the Stars

Los Angeles, California 90067

Attention: Anton N. Natsis. Esq.

MEMORANDUM OF OFFICE LEASE AND RIGHT OF FIRST OFFER

THIS MEMORANDUM OF OFFICE LEASE AND RIGHT OF FIRST OFFER (this “Memorandum”) is entered into as of the 9th day of August, 1996, by and between RINCON CENTER ASSOCIATES, a California limited partnership (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A., a Pennsylvania corporation (“Tenant”).

1. Terms and Premises. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the “Premises”) to be located on a portion of the real property (the “Property”) legally described on Exhibit A-1 attached hereto (including parking areas) on the provisions of that certain Office Lease between the parties hereto, dated of even date (the “Lease”). The provisions of the Lease are incorporated herein.

2. Term. The initial term of the Lease expires after ten (10) years as further set forth in the Lease. Tenant also has two (2) options to extend the Lease for a period of five (5) years each.

3. Right of First Offer. Landlord grants to Tenant a right of first offer to lease, which right of first offer encumbers all of the office space in the building known as Rincon Two located on the Property other than the Premises; as set forth in Section 1.6 of the Lease.

4. Provisions Binding on Parties. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties and their assigns or successors, as applicable, at all times.

5. Purpose of Memorandum of Lease. This Memorandum is prepared, solely for purposes of recordation, and in no way modifies the provisions of the Lease.

“Landlord”
RINCON CENTER ASSOCIATES a California Limited partnership

By:	/s/ Signature Illegible

	Its	President

“Tenant”:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A.

By:	/s/ Signature Illegible

	Its:	Senior Vice-President

By:

Its:

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

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STATE OF NEW YORK	)
) SS.
COUNTY OF NEW YORK	)

On September 26, 1996, before me, Andrew T. Kasman, a Notary Public in and for said state, personally appeared Edward E. Matthews, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his/her authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Andrew T. Kasman
Notary Public in and for said State Andrew T. Kasman Notary Public of New York No. 02KA4842323 Qualified in Suffolk County Certificate Filed in New York County Commission Expires Sept. 30, 1998

STATE OF MASSACHUSETTS	)
) SS.
COUNTY OF MIDDLESEX	)

On October 17, 1996, before me, Enrico H. Ghelli, a Notary Public in and for said state, personally appeared Bert W. Perini, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Enrico H. Ghelli
Notary Public in and for said State Enrico H. Ghelli Notary Public My Commission Expires Sept. 28, 2001

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT A-1

LEGAL DESCRIPTION OF THE PROPERTY

THE PROPERTY

That certain real property located in the City and County of San Francisco, State of California, described as follows:

Parcel One, Two, Three and Four as shown on the Parcel Map showing The Subdivision of Airspace being 100 Vara Block No. 321, filed June 23, 1988, in Book 37 of Parcel Maps, at pages 67-71 inclusive, Official Records of the City and County of San Francisco.

Assessors Parcel Numbers: Lot 21, 22, 23 and 24, Block 3716.

EXHIBIT A-1 - Page 1

TWO RINCON CENTER

[National Union Fire Insurance Company of Pittsburgh, P.A.]

EXHIBIT C

TWO RINCON CENTER

NOTICE OF LEASE TERM DATES

To:	Andrew T Kasman
American International Realty Corp
72 Wall Street, 10th Floor
New York, New York 10005

Re: Office Lease dated August 30th, 1996 between Rincon Center Associates a California Limited Partnership (“Landlord”), and National Union Fire Insurance Company of Pittsburgh, P.A, a Pennsylvania corporation (“Tenant”) Concerning Floor(s) 3, 4, 5, & 6 of the office building located at 121 Spear Street, San Francisco, California.

Gentlemen:

In accordance with the Office Lease (The “Lease”), we wish to advise you and/or confirm as follows:

That the Substantial Completion of the Premises has occurred, and that the Lease Term shall commence as of July 1, 1997 for a term of 10 years ending on June 30, 2007.

That in accordance with the Lease, Rent commenced to accrue on July 1, 1997.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each Billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to:

Rincon Center Associates at:

101 Spear Street, Suite 222

San Francisco, CA 94105

“Landlord”

Rincon Center Associates A California Limited Partnership

By:	Perini Land & Dev. Co.

	Its:	Managing General Partner

By:	/s/ Signature Illegible

	Its:	President

Agreed to and Accepted as

of Sept. 15, 1997

“Tenant”,

By:	/s/ Signature Illegible

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into as of June 20, 1997, by and between Rincon Center Associates, a California limited partnership (“Landlord”), and National Union Fire Insurance Company of Pittsburgh, P .A., a Pennsylvania corporation (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises (the “Premises”) located in Two Rincon Center, San Francisco, California (the “Building”). The location of the Premises is more particularly described in the Lease.

B. Landlord and Tenant desire to expand the Premises to include 18,565 rentable square feet of space located on the second (2nd) floor of the Building (the “Expansion Premises”), as such space is more particularly shown on the floor plan attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

1. Term. The term of the Lease with respect to the Expansion Premises shall commence on October 28, 1997 (the “Expansion Premises Commencement Date”), and shall expire, unless sooner terminated, pursuant to the terms of the Lease, as of the date upon which the term of the Lease is fixed to expire. From and after the Expansion Premises Commencement Date, the Expansion Premises shall be added to and deemed to be a part of the Premises; and references in the Lease to the “Premises” shall be deemed to include the Expansion Premises, unless the context clearly requires otherwise. Notwithstanding the foregoing, Tenant shall have the right to occupy all or any portion of the Expansion Premises between July 1, 1997 and October 28, 1997, provided a certificate of occupancy has been issued for such portion of the Expansion Premises which allows for such occupancy. Such early occupancy shall be on all the same terms and conditions of this First Amendment, except for Tenant’s obligation to pay Rent.

2. Base Rent. From and after the Expansion Premises Commencement Date, Tenant shall pay as Base Rent for the Expansion Premises the sum of                     per rentable square foot per year (i.e.,                     per month) in accordance with the terms of the Lease. Notwithstanding the foregoing, for purpose of convenience only for the Tenant, and with no intention whatsoever of modifying the rights and obligations of Landlord or Tenant in the Lease or this First Amendment, Landlord and Tenant agree to specify a “blended” Base Rent for the original Premises (i.e.                     per rentable square foot per year times 154,928 rentable square feet) and the Expansion Premises (i.e.,                     per rentable square foot per year times 18,565 rentable square feet) of                     per rentable square foot per year for 173,493 rentable square feet.

3. Tenant’s Proportionate Share. From and after the Expansion Premises Commencement Date, Tenant’s Share with respect to the Expansion Premises shall be 9.68% and Tenant’s Share with respect to the Expansion Premises and the initial Premises combined shall be 90.97%, and the Base Year with respect to the Expansion Premises shall be the same Base Year as with respect to the initial Premises under the terms of the Lease.

5. Improvement of Expansion Premises.

(a) Improvements. Tenant, at Tenant’s sole cost and expense, shall construct improvements in the Expansion Premises (the “Improvements”) in accordance with the terms of the Tenant Work Letter attached to the Lease as Exhibit B, with the following provisions expressly deleted: Section 1, Section 5, and Section 6.5. Tenant hereby agrees to accept the Premises and the Building in an “as-is” condition, with no obligation to repair, remodel, alter or modify the Premises or the Building, except that Landlord, at its sole cost and expense, shall be responsible for remodeling the restrooms on the second floor of the Building so as to comply with the Americans with Disabilities Act and with finishes of a standard similar to those of the other floors of the Building and for performing any work in the currently existing common corridor on the second floor of the Building expressly required by governmental authorities so as to bring the corridor into compliance with all laws as of the Expansion Premises Commencement Date.

6. Parking. The number “fifty” appearing in Section 11 of the Summary of Basic Lease information of the Lease referring to the number of parking spaces provided to Tenant is hereby deleted and the number “fifty-six” is hereby substituted therefore.

7. Brokerage. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the expiration or termination of this Lease.

8. Landlord’s Right to Reimburse Tenant Improvements.

(a) Exercise of Right. At any time during the initial Lease Term for the Expansion Premises, Landlord shall have the right (“Reimbursement Right”) to reimburse Tenant for the costs of constructing the tenant improvements in the Expansion Premises (which shall be deemed equal to                     per rentable square foot of the Expansion Premises) (hereinafter “Tenant Improvement Costs”). Landlord shall give Tenant notice (the “Reimbursement Notice”) that Landlord exercises the Reimbursement Right effective as of the first day for the second (2nd) month following the date of delivery of the Reimbursement Notice to Tenant (the “Effective Date”), the Base Rent for the Expansion Premises shall be increased to equal                     per rentable square foot, and Landlord shall pay Tenant on the Effective Date an amount equal to the “Unamortized Value” as that term is defined in Section 8(b), below, as of the Effective Date of the Tenant Improvement Costs.

(b) Calculation of Unamortized Value. The “Unamortized Value” of the Tenant Improvement Costs shall be equal to the product of (i)                     per rentable square foot of the Expansion Premises and (ii) a fraction in which the numerator is (A) the number of months remaining in the Lease Term as of one of the following dates, as applicable: (a) the Effective Date, (b) the date, if any, Tenant terminates the Lease pursuant to Section 11.2 of the Lease (the “Tenant Termination Date”), or (c) the “Restoration Date,” as that term is defined in Section 11.1 of the Lease, and (B) the denominator is 116.

9. Status of Lease. Except as amended hereby, the Lease remains unamended, and as amended hereby, the Lease and all the terms and conditions thereof remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first set forth above.

TENANT:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURG, P.A.,

A Pennsylvania corporation

By:	/s/ Signature Illegible
Its:	Senior Vice President

LANDLORD:

RINCON CENTER ASSOCIATES,

a California limited partnership

By:	/s/ Signature Illegible
Its:	President Perini Land & Dev. Co. Managing General Partner

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EXHIBIT A

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into as of September     , 1998, by and between RINCON CENTER ASSOCIATES, a California limited partnership (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, a Pennsylvania corporation (“Tenant”), with reference to the following facts:

RECITALS

A. Pursuant to that certain Office Lease dated August 30, 1996 (the “Lease”), Landlord leased to Tenant certain space (the “Original Premises”) on the third, fourth, fifth and sixth floors of the building (the “Building”) located at Two Rincon Center, San Francisco, California. The exact location of the Premises is described in the Lease.

B. Pursuant to a First Amendment to Lease dated June 20, 1997 (the “First Amendment”), Landlord leased to Tenant an additional 18,565 rentable square feet of space located on the second floor of the Building (the “Expansion Premises”). The Original Premises and the Expansion Premises are referred herein together as the “Premises”.

C. Landlord and Tenant desire to terminate the Lease with respect to the approximately 9,069 rentable square feet of the Expansion Premises (the “Terminated Premises”), as such space is more particularly shown on Exhibit A attached hereto.

TERMS

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

1. Recitals. The recitals are incorporated herein and made a part hereof.

2. Term. The term of the Lease with respect to the Terminated Premises shall terminate as of October 1, 1998 (“Termination Date”), except for any obligations with respect to the Terminated Premises arising prior to the Termination Date; and all references to the “Premises” in the Lease shall be deemed to mean the Premises without the Terminated Premises, unless the context clearly requires otherwise.

3. Termination Fee. Upon execution of this Second Amendment, Tenant shall pay the sum of                                         dollars ($        ) to Landlord in consideration for Landlord terminating the Terminated Premises.

4. Tenant’s Proportionate Share. From and after the Termination Date, Tenant’s Share with respect to the Premises shall be 86.28% and the Base Year with respect to the Premises shall be the same Base Year as with respect to the Original Premises under the terms of the Lease.

5. Installation of Demising Wall. Landlord shall install a demising wall between the Premises and the Terminated Premises. Tenant shall reimburse Landlord for one-half (1/2) of the cost of such installation within thirty (30) days after receiving an invoice therefor which shall be mailed to American International Realty Corp., 72 Wall Street, 16th Floor, New York, New York 10270, Attn: Frank L. Cuevas. Other than such installation, the parties agree that Landlord shall have no obligation to repair, remodel, alter or modify the Premises.

6. Parking. The number “fifty” appearing in Section 11 of the Summary of Basic Lease Information of the Lease, which number was changed to “fifty-six” pursuant to Paragraph 6 of the First Amendment, referring to the number of parking spaces provided to Tenant, is hereby deleted and the number “fifty-three” is hereby substituted therefor.

7. Brokerage. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the expiration or termination of the Lease.

8. Status of Lease. Except as amended hereby, the Lease dated August 30, 1996, as amended by the First Amendment to Lease dated June 20, 1997, and all the terms and conditions thereof shall remain in full force and effect.

2

IN WITNESS WHEREOF Landlord and Tenant have executed this Second Amendment as of the date first set forth above.

TENANT:		LANDLORD:

NATIONAL UNION FIRE INSURANCE		RINCON CENTER ASSOCIATES, a
COMPANY OF PITTSBURGH, a		California limited partnership
Pennsylvania corporation
		By:	Perini Land & Development
By:	/s/ Signature Illegible		Company, Inc., a
Massachusetts Corporation
Its:
		Its:	Managing General Partner

		By:	/s/ Signature Illegible

		Its:	President & COO

3

EXHIBIT A

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is dated as of October     , 1999, and is entered into by and between BRE/Rincon Leasehold LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”), with reference to the following facts:

RECITALS

A. Pursuant to that certain Office Lease dated August 30, 1996, as amended by that certain First Amendment dated June 20, 1997, and that certain Second Amendment dated September 30, 1998 (collectively, the “Lease”), Rincon Center Associates (“Rincon”), a California limited partnership, leased to Tenant certain space (the “Premises”) on the second, third, fourth, fifth and sixth floors of the building (the “Building”) located at Two Rincon Center, San Francisco, California. The exact location of the Premises is described in the Lease.

B. Landlord has succeeded to the interests of Rincon in the Premises and the Lease.

C. Landlord and Tenant desire to amend the Lease with respect to the terms governing parking and the addresses of each party, as set forth herein.

TERMS

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used herein but not herein defined shall have the meaning ascribed to them in the Lease):

1. Recitals. The recitals are incorporated herein and made a part hereof.

2. Parking. Article 28 of the Lease is hereby deleted and replaced with the following:

ARTICLE 28

TENANT PARKING

28.1 Number of Parking Spaces. Commencing as of May 1, 1999, Tenant shall be entitled to rent 53 Tandem Spaces and Reserved Spaces on a monthly basis throughout the Lease Term. Landlord shall from time to time determine the ratio of Tandem Spaces and Reserved Spaces. As of the date of this Third Amendment, the ratio is 31 Reserved Spaces and 22 Tandem Spaces. Landlord and Tenant agree that Landlord may adjust this ratio, not more than once per calendar year, by as much as twenty percent (20%).

28.2 Parking Rate. Commencing as of May 1, 1999 and continuing through the initial lease term (thereafter, at the prevailing market rate charged by Landlord), Tenant shall pay to Landlord for Parking Passes on a monthly basis the following rates, which rates are inclusive of all taxes:                     Dollars ($        ) per month for the Tandem Spaces, and                     Dollars ($        ) per month for the Reserved Spaces.

28.3 Additional Parking. Landlord shall also make available to Tenant up to seven (7) additional Tandem Spaces and/or Reserved Spaces, the ratio of which shall be determined from time to time by Landlord. Tenant shall pay the prevailing market rate for such spaces.

28.4 Use Operation and Maintenance of On-Site Parking Area. Tenant shall instruct its employees to abide by all rules and regulations which are prescribed from time to time for the orderly operation and use of the On-Site Parking Area. Landlord specifically reserves the right to reasonably change the size, configuration, design, layout and all other aspects of the On-site Parking Area at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the On-Site

Parking Area for purposes of permitting or facilitating any such construction, alteration or improvements so long as Landlord provides adequate substitute parking reasonably acceptable to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.

28.5 Transferability. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval; provided, however, Tenant may transfer a portion of the parking passes rented by Tenant pursuant to this Article 28 to an assignee or subtenant permitted pursuant to Article 14 of this Lease. Tenant agrees to cooperate with Landlord in providing names of holders of the parking passes, license plate numbers and other reasonable information to Landlord so as to enable Landlord to monitor the On-Site Parking Area.

28.6 Visitor Parking. Landlord shall provide visitor parking for Tenant’s visitors in an amount consistent with the Comparable Buildings, subject to their payment of an hourly rate which shall not exceed the hourly rate generally charged in Comparable Buildings.

28.7 Overselling. Landlord agrees not to sell monthly parking passes for the On-Site Parking Area in an amount in excess of the product of (i) the number of stripped, legal size parking spaces in the On-Site Parking Area, and (ii) 1.20. Notwithstanding the foregoing, Landlord shall use its good faith efforts to not sell more parking passes in the On-Site Parking Area than the number of parking spaces in the On-Site Parking Area. A reasonable amount of visitor parking shall be available in the Real Property and shall be at rates reasonably set by Landlord from time to time and standard for all tenants of the Building.

3. The Address of Landlord as set forth in Section 3 of the Summary is hereby deleted and replaced with the following:

One Rincon Center

101 Spear Street

Suite 222

San Francisco, CA 94105

Attention: General Manager

With a copy to:

Glenborough Realty Trust Incorporated

400 S. El Camino Real, Suite 1100

San Mateo, CA 94402-1708

Attn: Legal Department

4. The Address of Tenant as set forth in Section 5 of the Summary is hereby deleted and replaced with the following:

American International Realty Corp.

72 Wall Street – l0th Floor

New York, NY 10005

(212) 770-7789 Office

(212) 480-5975 Facsimile

Attn: Vice President and Associate General Counsel

With a copy to:

American International Realty Corp.

72 Wall Street – 16th Floor

New York, NY 10005

(212) 770-3051 Office

(212) 770-5107 Facsimile

Attn: Director of Leasing

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date first set forth above.

TENANT:		LANDLORD:

NATIONAL UNION FIRE INSURANCE		BRE/RINCON LEASEHOLD, LLC,
COMPANY OF PITTSBURGH, PA,		a Delaware limited liability company
a Pennsylvania corporation
		By:	/s/ Signature Illegible
		Its:	Vice President
By:	/s/ John James Blumenstock
Its:	John James Blumenstock

3

BRE/RINCON LEASEHOLD L.L.C.

345 PARK AVENUE – 32ND FLOOR

NEW YORK, NEW YORK 10154

November 19, 1999

American International Realty Corp.

72 Wall Street – 10th Floor

New York, New York 10005

Attention:	Rosemarie Sailer
Vice President and Associate General Counsel

	Re:	Office Lease (the “Original Lease”) made and entered into as of August 30, 1996 and between BRE/Rincon Leasehold L.L.C. (successor-in-interest to Rincon Center Associates), a Delaware limited liability company, as landlord (“Landlord”), and National Union Fire Insurance Company of Pittsburgh, PA, as tenant (“Tenant”), as amended by that certain First Amendment to Lease dated as of June 20, 1997 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated as of September 30, 1998 (as so amended, the “Lease”)

Dear Ms. Sailer:

Reference is made herein to the Lease. Capitalized terms used and not otherwise defined herein shall be as defined in the Lease.

Landlord and Tenant hereby agree as follows:

1.	This letter constitutes the Reimbursement Notice as set forth in Section 3.4 of the Original Lease and in Paragraph 8 of the First Amendment.

2.	As of the date hereof, the Unamortized Value of the Tenant Costs with respect to the initial Premises is the “Initial Costs”). As of the date hereof, the Unamortized Value of the Tenant Improvement Costs with respect to the Expansion Premises is the “Expansion Costs”; together with the Initial Costs, the “Costs”)

3.	Landlord shall pay Tenant (which amount represents the Costs) on or before January 1, 2000.

4.	Provided that Tenant has received the total amount of the Costs, effective January 1, 2000 (a) the Base Rent for the initial Premises (as defined in the Original Lease) shall be increased to equal per rentable square foot and (b) the Base Rent for the Expansion Premises shall be increased to equal per rentable square foot.

Please execute where indicated below to acknowledge your agreement with the foregoing. If you have any questions, please feel free to call Karen Sprogis at (212) 583-5854.

Very truly yours,

BRE/RINCON LEASEHOLD L.L.C., as
Landlord

By:	/s/ Karen Sprogis
Karen Sprogis
Vice President

THE ABOVE TERMS ARE

ACKNOWLEDGED AND AGREED

TO 10 DAY OF DECEMBER, 1999 BY:

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA, as Tenant

By:	/s/ John James Blumenstock
Name: John James Blumenstock
Title: Vice President

2

FOURTH AMENDMENT TO OFFICE LEASE

This FOURTH AMENDMENT TO OFFICE LEASE (“Fourth Amendment”) is made and entered into as of October 18, 2000, by and between BRE/RINCON LEASEHOLD LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”).

R E C I T A L S :

A. Rincon Center Associates, a California limited partnership, predecessor-in-interest to Landlord (“Prior Landlord”) and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Office Lease”), as amended by that certain First Amendment to Lease, dated June 20, 1997 (the “First Amendment”), as amended by that certain Second Amendment to Lease, dated September 30, 1998 (the “Second Amendment”), as amended by that certain Third Amendment to Lease, dated October, 1999 (the “Third Amendment”), as modified by that certain Letter Agreement, dated November 19, 1999 (the “November 1999 Letter Agreement”), whereby Prior Landlord leased to Tenant and Tenant leased from Prior Landlord that certain space consisting of approximately 164,424 rentable square feet (the “Premises”) located on the second (2nd ), third (3rd ), fourth (4th), fifth (5th) and sixth (6th) floors of the building (the “Building”) located at Two Rincon Center, 101 Spear Street, San Francisco, California 94105. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment and the November 1999 Letter Agreement are collectively referred to herein as the “Lease”.

B. The parties desire to reduce the amount of the Premises and otherwise amend the Lease on the terms and conditions set forth in this Fourth Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Fourth Amendment.

2. Initial Termination Space. Landlord and Tenant hereby acknowledge and agree that, effective as of November 30, 2000 (the “Initial Termination Date”), notwithstanding anything in the Lease to the contrary, (i) Tenant shall quit and surrender to Landlord approximately 2,882 rentable square feet of the Premises, located on a portion of the second (2nd) floor, as more particularly set forth on Exhibit A, attached hereto (the “Initial Termination Space”), in accordance with the terms and conditions of the Lease and this Fourth Amendment, (ii) the Initial Termination Space shall no longer be a part of the Premises, and Tenant’s lease of the Initial Termination Space shall terminate and be of no further force or effect, (iii) Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Initial Termination Space, except those obligations under the Lease which specifically survive the expiration or earlier termination of the Lease, including, without limitation, the payment of all amounts owed by Tenant with respect to the Initial Termination Space, up to and including the Initial Termination Date. Following Tenant’s vacation and surrender of the Initial Termination Space, the Premises shall consist of approximately 161,542 rentable square feet of space. The Option Terms set forth in Section 2.2 of the Office Lease shall have no applicability to the Initial Termination Space. Furthermore, the Initial Termination Space shall no longer be deemed to be a part of the First Offer Space as that term is defined in Section 1.6 of the Office Lease.

3. Initial Termination Fee. In consideration of Tenant’s execution of this Fourth Amendment and the vacation and surrender of the Initial Termination Space, Landlord shall pay to Tenant the amount of              Dollars

1

($         ) (the “Initial Termination Fee”), which sum shall be payable as follows: Upon the full execution and delivery of this Fourth Amendment, Landlord shall pay to Tenant              Dollars ($         ) which amount represents fifty percent (50%) of the Initial Termination Fee, and, within five (5) business days following the vacation and surrender of the Initial Termination Space in accordance with the terms of this Fourth Amendment and the terms of the Lease, as modified by this Fourth Amendment, Landlord shall pay to Tenant the remaining fifty percent (50%) of the Initial Termination Fee, which amount equals              Dollars ($         ) (the “Remaining Initial Termination Fee”). Subject to Section 7, below, in the event Tenant does not timely vacate and surrender the Initial Termination Space, then the terms of Article 16 of the Office Lease shall apply, provided, however, notwithstanding anything in Article 16 to the contrary, Tenant shall pay Base Rent for the Initial Termination Space at a monthly rate equal to one hundred fifty percent (150%) of the then current Base Rent applicable for the Initial Termination Space, for the first two (2) months, and two hundred percent (200%) thereafter. In addition, in the event Tenant does not vacate and surrender the Initial Termination Space on or before December 31, 2000, then the amount of the Remaining Initial Termination Fee payable by Landlord to Tenant shall be reduced by the amount of              Dollars ($         ) per each month, or portion thereof, of such delay, thereafter.

4. Demising Work. Tenant hereby acknowledges and agrees that Landlord shall, at Landlord’s sole cost and expense, separately demise the Initial Termination Space from the remaining Premises (the “Initial Demising Work”), in which event (i) Landlord shall be permitted to complete the Initial Demising Work during normal business hours, without any obligation to pay overtime or other premiums, (ii) the completion of the Initial Demising Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent under the Lease, as hereby amended, or entitle Tenant to any other damages of any kind. Landlord shall use commercially reasonable efforts to match the Tenant’s existing finishes in the Premises. In addition, Landlord shall use commercially reasonable efforts to not interfere with Tenant’s use of the Premises. Other than such Initial Demising Work, Tenant hereby acknowledges and agrees that Landlord have no obligation to repair, remodel, alter or otherwise modify the Premises, and Tenant shall continue to accept the Premises in its currently existing, “as-is” condition.

5. Rent.

5.1 Base Rent.

5.1.1 Initial Termination Date. Commencing as of the Initial Termination Date, Tenant shall pay Base Rent for the remaining Premises, as modified herein, in the amount of              Dollars ($         ) per month (i.e., the sum of $         for 154,928 rentable square feet of the portion of the Premises located on the 3rd, 4th, 5th and 6th floors and $         for the 6,614 rentable square feet of the portion of the Premises located on the 2nd floor), in accordance with the terms and conditions of Article 3 of the Office Lease.

5.2 Tenant’s Share. Notwithstanding anything in the Lease to the contrary, the term “Tenant’s Share,” as set forth in Section 9.2 of the Summary of Basic Lease Information of the Office Lease, as amended, shall mean the following:

5.2.1 As of the Initial Termination Date: 84.77%.

6. Parking. Notwithstanding anything in the Lease to the contrary, throughout the remainder of the Lease Term Tenant shall continue to rent parking passes pursuant to the terms of Article 28 of the Lease, as amended.

7. Failure to Vacate and Surrender Initial Termination Space.

7.1 Failure to Vacate and Surrender Initial Termination Space.

7.1.1 Initial Termination Space In the event Tenant fails to vacate and surrender the Initial Termination Space on or before February 28, 2001 (the “Initial Termination Space Outside Date”) , then the termination of the Lease with respect to the Initial Termination

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Space shall be null and void and of no further force or effect, and the Initial Termination Space shall be deemed to remain a part of the Premises and subject to all of the terms and conditions of the Lease, as amended hereby, and shall expire coterminously with the term of Tenant’s Lease, which date is July 31, 2007 (the “Lease Expiration Date”). Sections 2 and 9 of this Fourth Amendment shall be null and void and of no further force or effect with respect to the Initial Termination Space, and Landlord’s obligation to pay the Remaining Initial Termination Fee under Section 3, above, shall be null and void and of no further force or effect.

7.1.2 Rent for Initial Termination Space.

(a) Base Rent. In the event Tenant fails to vacate and surrender the Initial Termination Space on or before the Initial Termination Space Outside Date, the Base Rent payable by Tenant for the Initial Termination Space shall be equal to              Dollars ($        ) per rentable square foot of the Initial Termination Space per annum, and Tenant’s Share for the Initial Termination Space shall be as set forth in Section 7.1.2(b), below, and the Base Year shall be as set forth in the Lease.

(b) Tenant’s Share. Tenant’s Share for the Initial Termination Space shall be deemed to be 1.51% (i.e., the product of (i) 2,882 rentable square feet of the Initial Termination Space and (ii) 100, divided by 190,577 rentable square feet of the Building).

(c) Adjusted Initial Termination Fee. Within five (5) business days following the Initial Termination Space Outside Date, Landlord shall pay to Tenant an adjusted Initial Termination Fee in the amount of              Dollars ($        ) (the “Adjusted Initial Termination Fee”), and Tenant’s rights to the Remaining Initial Termination Fee set forth in Section 3, above shall be null and void and of no further force or effect.

8. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of the Lease Term.

9. Representations of Tenant. Tenant represents and warrants to Landlord that, with respect to the Initial Termination Space, (a) Tenant has not heretofore sublet the Initial Termination Space, nor assigned all or any portion of its interest in the Lease, as amended by this Fourth Amendment; (b) excluding Tenant’s Affiliates, as that term is defined in the Office Lease, no other person, firm or entity has any right, title or interest in the Lease, as amended by this Fourth Amendment; (c) Tenant has the full right, legal power and actual authority to enter into this Fourth Amendment and to terminate the Lease, as amended by this Fourth Amendment, with respect to the Initial Termination Space without the consent of any person, firm or entity; and (d) the individuals executing this Fourth Amendment on behalf of Tenant have the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof, there are no mechanic’s liens or other liens encumbering all or any portion of the Initial Termination Space by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants. Tenant covenants that Tenant shall not create any mechanics liens or other liens to encumber the Initial Termination Space, and, in the event of any such liens, Tenant shall, at Tenant’s sole cost and expense, remove such liens prior to the Initial Termination Date. The representations and warranties set forth in this Section 9 shall survive the termination of Tenant’s lease of the Initial Termination Space and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

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10. No Further Modification. Except as specifically set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“LANDLORD”			“TENANT”

BRE/RINCON LEASEHOLD LLC, a Delaware limited liability company			NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P A, a Pennsylvania corporation

By:	/s/ Signature Illegible

	Its:	Vice President	By:	/s/ Signature Illegible

				Its:	President

			By:	/s/ Signature Illegible

				Its:	Corporate Secretary

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EXHIBIT A

OUTLINE OF THE INITIAL TERMINATION SPACE

FIFTH AMENDMENT TO OFFICE LEASE

This FIFTH AMENDMENT TO OFFICE LEASE (“Fifth Amendment”) is made and entered into as of October 18, 2000, by and between BRE/RINCON LEASEHOLD LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”).

R E C I T A L S :

A. Rincon Center Associates, a California limited partnership, predecessor-in-interest to Landlord (“Prior Landlord”) and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Office Lease”), as amended by that certain First Amendment to Lease, dated June 20, 1997 (the “First Amendment”), as amended by that certain Second Amendment to Lease, dated September 30, 1998 (the “Second Amendment”), as amended by that certain Third Amendment to Lease, dated October, 1999 (the “Third Amendment”), as modified by that certain Letter Agreement, dated November 19, 1999 (the “November 1999 Letter Agreement”), as amended by that certain Fourth Amendment to Office Lease, dated October 18, 2000 (the “Fourth Amendment”) whereby Prior Landlord leased to Tenant and Tenant leased from Prior Landlord that certain space consisting of approximately 161,542 rentable square feet (the “Premises”) located on the second (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of the building (the “Building”) located at Two Rincon Center, 101 Spear Street, San Francisco, California 94105. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment, the November 1999 Letter Agreement and the Fourth Amendment are collectively referred to herein as the “Lease”.

B. The parties desire to reduce the amount of the Premises and otherwise amend the Lease on the terms and conditions set forth in this Fifth Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Fifth Amendment.

2. Second Termination Space. Landlord and Tenant hereby acknowledge and agree that, effective as of August 31, 2001 (the “Second Termination Date”), notwithstanding anything in the Lease to the contrary, (i) Tenant shall quit and surrender to Landlord approximately 32,124 rentable square feet of space located on a portion of the fourth (4th) floor, as more particularly set forth on Exhibit A, attached hereto (the “Second Termination Space”,* in accordance with the terms of the Lease and this Fifth Amendment, (ii) the Second Termination Space shall no longer be a part of the Premises, and Tenant’s lease of the Second Termination Space shall terminate and be of no further force or effect, and (iii) Landlord and Tenant shall be relieved of their respective obligations under the Lease with respect to the Second Termination Space, except those obligations which specifically survive the expiration or earlier termination of the Lease, including, without limitation, the payment of all amounts owed by Tenant with respect to the Second Termination Space, up to and including the Second Termination Date. Following Tenant’s vacation and surrender of the Second Termination Space, the Premises shall consist of approximately 129,418 rentable square feet of space. The Option Terms set forth in Section 2.2 of the Office Lease shall have no applicability to the Second Termination Space. Furthermore, the Second Termination Space shall no longer be deemed to be a part of the First Offer Space as that term is defined in Section 1.6 of the Office Lease.

3. Second Termination Fee. In consideration of Tenant’s execution of this Fifth Amendment and the vacation and surrender of the Second Termination Space, Landlord shall pay

*	and Landlord approves Tenant’s remaining space configuration as outlined in Exhibit B,

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to Tenant the amount of              Dollars ($         ) (the “Second Termination Fee”) as follows: Six (6) business days following the full execution and delivery of this Fifth Amendment, Landlord shall pay to Tenant              Dollars ($         ) which amount represents fifty percent (50%) of the Second Termination Fee, and, within five (5) business days following Tenant’s vacation and surrender of the Second Termination Space in accordance with the terms of this Fifth Amendment and the terms of the Lease, as modified by this Fifth Amendment, Landlord shall deliver the remaining fifty percent (50%) of the Second Termination Fee which amount shall equal              Dollars ($         ) (the “Remaining Second Termination Fee”). Subject to Section 7, below, in the event Tenant does not timely vacate and surrender the Second Termination Space, then the terms of Article 16 of the Office Lease shall apply, provided, however, notwithstanding anything in Article 16 to the contrary, Tenant shall pay Base Rent for the Second Termination Space at a monthly rate equal to one hundred fifty percent (150%) of the then current Base Rent applicable for the Second Termination Space, for the first two (2) months, and two hundred percent (200%) thereafter. In addition, in the event Tenant does not vacate and surrender the Second Termination Space on or before September 30, 2001, then the amount of Landlord’s Remaining Second Termination Fee shall be reduced by an amount equal to              Dollars ($         ) per each month, or portion thereof, of such delay, thereafter.

4. Demising Work. Tenant hereby acknowledges and agrees that Landlord shall, at Landlord’s sole cost and expense, separately demise the Second Termination Space from the remaining Premises (the “Second Termination Space Demising Work”), in which event (i) Landlord shall be permitted to complete the Second Termination Space Demising Work during normal business hours, without any obligation to pay overtime or other premiums, (ii) the completion of the Second Termination Space Demising Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent under the Lease, as hereby amended, or entitle Tenant to any other damages of any kind. Landlord shall use commercially reasonable efforts to match the Tenant’s existing finishes in the Premises. In addition, Landlord shall use commercially reasonable efforts to not interfere with Tenant’s use of the Premises. Other than such Second Termination Space Demising Work, Tenant hereby acknowledges and agrees that Landlord have no obligation to repair, remodel, alter or otherwise modify the Premises, and Tenant shall continue to accept the Premises in its currently existing, “as-is” condition.

5. Rent.

5.1 Base Rent.

5.1.1 Second Termination Date. Commencing as of the Second Termination Date, Tenant shall pay Base Rent for the Premises, as modified herein, in the amount of              Dollars ($         ) per month (i.e., the sum of $         for the 122,804 rentable square feet of the portion of the Premises located on the 3rd, 4th, 5th and 6th floors, and $         for the 6,614 rentable square feet of the portion of the Premises located on the 2nd floor) in accordance with the terms and conditions of Article 3 of the Office Lease.

5.2 Tenant’s Share. Notwithstanding anything in the Lease to the contrary, the term “Tenant’s Share,” as set forth in Section 9.2 of the Summary of Basic Lease Information of the Office Lease, as amended, shall mean the following:

5.2.1 As of the Second Termination Date: 67.91%.

6. Parking. Notwithstanding anything in the Lease to the contrary, throughout the remainder of the Lease Term Tenant shall continue to rent parking passes pursuant to the terms of Article 28 of the Lease, as amended; provided, however, the number of parking passes set forth in Section 28.1 as set forth in Section 2 of the Third Amendment, is hereby changed from fifty-three (53) to forty-six (46).

7. Failure to Vacate and Surrender Second Termination Space.

7.1 Failure to Vacate and Surrender Second Termination Space

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7.1.1 Second Termination Space In the event Tenant fails to vacate and surrender the Second Termination Space on or before December 31, 2001 (the “Second Termination Space Outside Date”), then the termination of the Lease with respect to the Second Termination Space shall be null and void and of no further force or effect, and the Second Termination Space shall be deemed to remain a part of the Premises under subject to all of the terms and conditions of the Lease, as amended, and shall expire coterminously with the term of Tenant’s Lease on the Lease Expiration Date. In addition, Sections 3 and 9 of this Fifth Amendment shall be null and void and of no further force or effect with respect to the Second Termination Space, and Landlord’s obligation to pay the Remaining Second Termination Fee shall be null and void and of no further force or effect. Notwithstanding the foregoing to the contrary, in the event Tenant is in the process of physically moving and vacating the Second Termination Space, Landlord shall grant to Tenant additional time following the Second Termination Space Outside Date, up to and including January 8, 2002 to complete such move, and in the event timely vacates and surrenders the Second Termination Space on or before January 8, 2002, this Section 7.1 shall be deemed null and void and of no further force or effect.

7.1.2 Rent for Second Termination Space.

(a) Base Rent. In the event Tenant fails to timely vacate and surrender the Second Termination Space on or before the Second Termination Space Outside Date, the Base Rent payable by Tenant for the Second Termination Space shall be equal to the amount of              Dollars ($         ) per rentable square foot of the Second Termination Space, per annum., and Tenant’s Share for the Second Termination Space shall be as set forth in Section 7.1.2 (b), below, and the Base Year shall be as set forth in the Lease.

(b) Tenant’s Share. Tenant’s Share for the Second Termination Space shall be deemed to be 16.86% (i.e., the product of (i) 32,124 rentable square feet of the Second Termination Space and (ii) 100, divided by 190,577 rentable square feet of the Building).

(c) Adjusted Second Termination Fee. Within five (5) business days following the Second Termination Space Outside Date, Landlord shall pay to Tenant an adjusted Second Termination Fee in the amount of              Dollars ($         ) (the “Adjusted Second Termination Fee”), and Tenant’s rights to the Remaining Second Termination Fee as set forth in Section 3, above shall be null and void and of no further force or effect.

8. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fifth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of the Lease Term.

9. Representations of Tenant. Tenant represents and warrants to Landlord that, with respect to the Second Termination Space, (a) Tenant has not heretofore sublet the Second Termination Space, nor assigned all or any portion of its interest in the Lease, as amended by this Fifth Amendment; (b) excluding Tenant’s Affiliates, as that term is defined in the Office Lease, no other person, firm or entity has any right, title or interest in the Lease, as amended by this Fifth Amendment; (c) Tenant has the full right, legal power and actual authority to enter into this Fifth Amendment and to terminate the Lease, as amended by this Fifth Amendment, with respect to the Second Termination Space without the consent of any person, firm or entity; and (d) the individuals executing this Fifth Amendment on behalf of Tenant have the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof, there are no mechanic’s liens or other liens encumbering all or any portion of the the Second Termination Space by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors,

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assigns or subtenants. Tenant covenants that Tenant shall not create any mechanics liens or other liens to encumber the Second Termination Space, and, in the event of any such liens, Tenant shall, at Tenant’s sole cost and expense, remove such liens prior to the Second Termination Date. The representations and warranties set forth in this Section 9 shall survive the termination of Tenant’s lease of the Second Termination Space and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

10. Timely Execution. In the event (i) Tenant executes and delivers this Fifth Amendment to Landlord on or before October 30, 2000, and (ii) Tenant does not exercise its withdrawal right set forth in Section 11, below, Landlord shall pay to Tenant, in addition to the Second Termination Fee, the amount of              Dollars ($         ) (the “Timely Execution Fee”). Landlord shall pay to Tenant the Timely Execution Fee at the same time Landlord pays to Tenant the first fifty percent (50%) of the Second Termination Fee, in accordance with Section 3, above.

11. Effectiveness of Fifth Amendment. Notwithstanding anything in this Fifth Amendment to the contrary, Tenant shall have the right, on Tenant’s sole discretion, within five (5) business days following the full execution and delivery of this Fifth Amendment from Tenant to Landlord to withdraw Tenant’s delivery of this Fifth Amendment, by written notice from Tenant to Landlord (the “Withdrawal Notice”). Upon Landlord’s receipt of the Withdrawal Notice, this Fifth Amendment shall be null and void and of no further force or effect, and Tenant shall immediately return to Landlord any and all sums paid by Landlord to Tenant pursuant to the terms of this Fifth Amendment.

12. No Further Modification. Except as specifically set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fifth Amendment has been executed as of the day and year first above written.

“LANDLORD”			“TENANT”

BRE/RINCON LEASEHOLD LLC, a Delaware limited liability company			NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation

By:	/s/ Signature Illegible

	Its:	VP	By:	/s/ Signature Illegible

				Its:	President

			By:	/s/ Signature Illegible

				Its:	Corporate Secretary

4

EXHIBIT A

OUTLINE OF THE SECOND TERMINATION SPACE

EXHIBIT B

RINCON CENTER COMMERCIAL LLC

c/o Beacon Capital Partners, LLC

11755 Wilshire Boulevard, Suite 1770

Los Angeles, California 90025

September 28, 2006

National Union Fire Insurance Company of Pittsburgh, PA

c/o American International Realty Corp.

72 Wall Street - 16th Floor

New York, NY 10005

Attention: Rosemarie Sailer

Vice President and General Counsel

RE:	Office Lease (the “Office Lease”) by and between RINCON CENTER COMMERCIAL LLC (“Landlord”), as successor-in-interest to Rincon Center Associates, and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA (“Tenant”), dated August 30, 1996, for the premises (the “Premises”) consisting of approximately 129,418 rentable square feet at the building located at Two Rincon Center, 101 Spear Street, San Francisco, California 94105 (the “Building”)

Ms. Sailer:

All capitalized terms used herein shall have the same respective meanings as is given such terms in the Office Lease with respect to the Premises, unless expressly provided otherwise herein. The Office Lease, as previously amended, is referred to herein as the “Lease”.

Landlord and Tenant hereby acknowledge that pursuant to Section 2.2 of the Office Lease Tenant holds two (2) options to extend the Lease Term for a period of five (5) years each. Tenant has previously delivered the “Option Interest Notice”, as defined in such Section 2.2. Pursuant to the terms of Section 2.2.1.1, (i) the “Option Rent Notice Outside Date” is the date which is not less than 300 days prior to the expiration of the initial Lease Term, (ii) the “Arbitration Notice Outside Date” and the “Exercise Notice Outside Date” are each the date which is 270 days prior to the expiration of the initial Lease Term.

Notwithstanding any provision of the Office Lease, Landlord and Tenant hereby agree to (A) extend the Option Rent Notice Outside Date to be November 3, 2006, and (B) extend each of the Arbitration Notice Outside Date and the Exercise Notice Outside Date to be December 4, 2006.

Nothing in this letter shall be interpreted as modifying or otherwise amending any provision of the Lease except as expressly provided for herein.

[Signatures on following page]

Please have the appropriate signatories for Tenant countersign this letter where indicated below, acknowledging their respective agreement to the terms set forth herein.

Very truly yours,
“LANDLORD”
RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company

By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership Its: Sole Member

	By:	BCSP REIT IV, Inc., a Maryland corporation Its: Sole General Partner

By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher Title: Senior Managing Director

AGREED TO AND ACCEPTED AS

OF Oct. 4 , 2006 BY:

“TENANT”

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation

By:	/s/ Signature Illegible
	Its:	Vice President

By:	/s/ Signature Illegible
	Its:	Secretary

2

RINCON CENTER COMMERCIAL LLC

c/o Beacon Capital Partners, LLC

11755 Wilshire Boulevard, Suite 1770

Los Angeles, California 90025

November 1, 2006

National Union Fire Insurance Company of Pittsburgh, P.A.

Two Rincon Center

101 Spear Street

San Francisco, California 94105

Attention: Mr. Chris McNulty

RE:	Office Lease (the “Office Lease”) by and between RINCON CENTER COMMERCIAL LLC (“Landlord”), as successor-in-interest to Rincon Center Associates, and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A. (“Tenant”), dated August 30, 1996, for the premises (the “Premises”) consisting of approximately 129,418 rentable square feet at the building located at Two Rincon Center, 101 Spear Street, San Francisco, California 94105 (the “Building”)

Ladies and Gentlemen:

All capitalized terms used herein shall have the same respective meanings as is given such terms in the Office Lease with respect to the Premises, unless expressly provided otherwise herein. The Office Lease, as previously amended, is referred to herein as the “Lease”.

Landlord and Office Tenant hereby acknowledge that pursuant to Section 2.2 of the Office Lease Tenant holds two (2) options to extend the Lease Term for a period of five (5) years each. Tenant has previously delivered the “Option Interest Notice”, as defined in such Section 2.2. Pursuant to the terms of Section 2.2.1.1, (i) the “Option Rent Notice Outside Date” is the date which is not less than 300 days prior to the expiration of the initial Lease Term, (ii) the “Arbitration Notice Outside Date” and the “Exercise Notice Outside Date” are each the date which is 270 days prior to the expiration of the initial Lease Term.

Notwithstanding any provision of the Office Lease, or the previous option period extension letter dated September 28, 2006, Landlord and Tenant hereby agree to (A) extend the Option Rent Notice Outside Date to be November 30, 2006, and (B) extend each of the Arbitration Notice Outside Date and the Exercise Notice Outside Date to be December 31, 2006.

Nothing in this letter shall be interpreted as modifying or otherwise amending any provision of the Lease except as expressly provided for herein.

[Signatures on following page]

Please have the appropriate signatories for Tenant countersign this letter where indicated below, acknowledging their respective agreement to the terms set forth herein.

Very truly yours,

“LANDLORD”

RINCON CENTER COMMERCIAL LLC,
a Delaware limited liability company

By:	BCSP IV U.S. Investments, L.P.,
a Delaware limited partnership
Its: Sole Member

	By:	BCSP REIT IV, Inc.,
a Maryland corporation
Its: Sole General Partner

		By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher
Title: Senior Managing Director

AGREED TO AND ACCEPTED AS OF November 2 , 2006 BY:

“TENANT”

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation

By:	/s/ Signature Illegible
	Its:	Vice President

By:
Its:

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RINCON CENTER COMMERCIAL LLC

c/o Beacon Capital Partners, LLC

11755 Wilshire Boulevard, Suite 1770

Los Angeles, California 90025

December 1, 2006

National Union Fire Insurance Company of Pittsburgh, P.A.

Two Rincon Center

101 Spear Street

San Francisco, California 94105

Attention: Mr. Chris McNulty

RE:	Office Lease (the “Office Lease”) by and between RINCON CENTER COMMERCIAL LLC (“Landlord”), as successor-in-interest to Rincon Center Associates, and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, P.A. (“Tenant”), dated August 30, 1996, for the premises (the “Premises”) consisting of approximately 129,418 rentable square feet at the building located at Two Rincon Center, 101 Spear Street, San Francisco, California 94105 (the “Building”)

Ladies and Gentlemen:

All capitalized terms used herein shall have the same respective meanings as is given such terms in the Office Lease with respect to the Premises, unless expressly provided otherwise herein. The Office Lease, as previously amended, is referred to herein as the “Lease”.

Landlord and Office Tenant hereby acknowledge that pursuant to Section 2.2 of the Office Lease Tenant holds two (2) options to extend the Lease Term for a period of five (5) years each. Tenant has previously delivered the “Option Interest Notice”, as defined in such Section 2.2. Pursuant to the terms of Section 2.2.1.1, (i) the “Option Rent Notice Outside Date” is the date which is not less than 300 days prior to the expiration of the initial Lease Term, (ii) the “Arbitration Notice Outside Date” and the “Exercise Notice Outside Date” are each the date which is 270 days prior to the expiration of the initial Lease Term.

Notwithstanding any provision of the Office Lease, or the previous option period extension letters dated September 28, 2006, and November 1, 2006, Landlord and Tenant hereby agree to (A) extend the Option Rent Notice Outside Date to be December 31, 2006, and (B) extend each of the Arbitration Notice Outside Date and the Exercise Notice Outside Date to be January 31, 2007.

Nothing in this letter shall be interpreted as modifying or otherwise amending any provision of the Lease except as expressly provided for herein.

[Signatures on following page]

Please have the appropriate signatories for Tenant countersign this letter where indicated below, acknowledging their respective agreement to the terms set forth herein.

Very truly yours,

“LANDLORD”

RINCON CENTER COMMERCIAL LLC,
a Delaware limited liability company

By:	BCSP IV U.S. Investments, L.P.,
a Delaware limited partnership
Its: Sole Member

	By:	BCSP REIT IV, Inc.,
a Maryland corporation
Its: Sole General Partner

		By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher
Title: Senior Managing Director

AGREED TO AND ACCEPTED AS OF , 2006 BY:

“TENANT”

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation

By:	/s/ Signature Illegible
	Its:	VP

2

SIXTH AMENDMENT TO OFFICE LEASE

This SIXTH AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of February 28, 2007, by and between RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”).

R E C I T A L S :

A. Rincon Center Associates, a California limited partnership, predecessor-in-interest to Landlord (“Prior Landlord”) and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Office Lease”), as amended by (i) that certain First Amendment to Lease, dated June 20, 1997 (the “First Amendment”), (ii) that certain Second Amendment to Lease, dated September 30, 1998 (the “Second Amendment”), (iii) that certain Third Amendment to Lease, dated October, 1999 (the “Third Amendment”), (iv) that certain Letter Agreement, dated November 19, 1999 (the “1999 Letter Agreement”), (v) that certain Fourth Amendment to Office Lease, dated October 18, 2000 (the “Fourth Amendment”), and (vi) that certain Fifth Amendment to Office Lease, dated as of October 18, 2000 (the “Fifth Amendment”), pursuant to which Tenant leases space (the “Original Premises”) located on the second (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) floors of the building (the “Two Rincon Building”) located at Two Rincon Center, 121 Spear Street, San Francisco, California 94105. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment, the November 1999 Letter Agreement, the Fourth Amendment, and the Fifth Amendment are collectively referred to herein as the “Lease”.

B. Currently the Original Premises under the Lease contains approximately 129,418 rentable square feet of space in the Two Rincon Building, comprised of the following spaces: (i) Suite 201 on the 2nd floor, containing approximately 6,614 rentable square feet of space, (ii) the entire 3rd floor, containing approximately 40,899 rentable square feet of space, (iii) Suite 410 on the 4th floor, containing approximately 8,268 rentable square feet of space, (iv) the entire 5th floor, containing approximately 36,716 rentable square feet of space, and (v) the entire 6th floor, containing approximately 36,921 rentable square feet of space (collectively, the “Existing Premises”).

C. The parties desire to (i) extend the term of the Lease, (ii) expand the Original Premises to include certain space in the building located at One Rincon Center, 101 Spear Street, San Francisco, California 94105 (the “One Rincon Building”, and together with the Two Rincon Building, hereinafter referred to collectively as “Both Buildings” or the “Buildings”), and (iii) otherwise amend the Lease on the terms and conditions set forth in this Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. For purposes of the Lease, and for purposes of this Amendment, all references to the term “Building” shall be deemed to refer to either the “Two Rincon Office Portion” (as defined in Section 1.1.1 of the Office Lease), or to the One Rincon Building, depending upon whether the relevant provision applies to a portion of the Premises in the Two Rincon Office Portion, or in the alternative, to a portion of the Premises in the One Rincon Building. Otherwise, all undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Extension of Lease Term. The Lease is currently scheduled to expire on July 31, 2007. Landlord and Tenant hereby agree to extend the Lease Term for an additional period of ten (10) years, commencing on August 1, 2007 (the “Extended Term Commencement Date”) subject to Landlord Delay determination, and continuing through July 31, 2017 (the “Lease Expiration Date”). Such extended period is referred to herein as the “Extended Term”.

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3. Existing Premises.

3.1 Square Footage of Existing Premises. The parties hereto agree that, effective as of the Extended Term Commencement Date, the square footage of Existing Premises shall be restated, and deemed to contain 139,541 rentable square feet of space (the “Premises”, for all purposes under the Lease as amended by this Amendment), comprised of the following spaces, all as set forth on Exhibit A attached hereto:

(i)	Suite 201 on the 2nd floor, which shall be deemed to contain approximately 6,941 rentable square feet of space;

(ii)	the entire 3rd floor, which shall be deemed to contain approximately 44,523 rentable square feet of space,

(iii)	Suite 410 on the 4th floor, which shall be deemed to contain approximately 8,963 rentable square feet of space,

(iv)	the entire 5th floor, which shall be deemed to contain approximately 39,809 rentable square feet of space, and

(v)	the entire 6th floor, which shall be deemed to contain approximately 39,305 rentable square feet of space.

The parties hereby stipulate to the foregoing square footage amounts, and agree that the Premises shall not be subject to remeasurement during the Extended Term. Notwithstanding any provision in the Lease or this Amendment to the contrary, any portion of the Premises other than the Existing Premises which Tenant occupies during the Extended Term shall be calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 – 1996 and its accompanying guidelines (“BOMA”).

3.2 Condition of Existing Premises. Tenant has been occupying the Existing Premises in accordance with the terms of the Lease, and continues to accept the Existing Premises in their currently existing, “as-is” condition (subject to Landlord’s continuing repair and maintenance obligations as set forth in the Lease). Except as expressly set forth in the Lease, this Amendment, and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”) and made a part hereof, Landlord shall have no obligation to make any improvements or alterations of the Existing Premises.

4. Suite 290.

4.1 Suite 290 Commencement Date. Upon the earlier of (i) the date of Tenant’s occupancy of Suite 290, or (ii) the date which is, ninety (90) days after the date that Tenant requests access to Suite 290 for purposes of commencing construction (the “Suite 290 Commencement Date”) (provided that in no event shall the Suite 290 Commencement Date be later than August 1, 2007), the Premises shall be expanded to include Suite 290 (the “Suite 290”), located on the 2nd floor of the Two Rincon Building, which contains an additional 3,114 rentable square feet of space, as set forth on Exhibit A-1 attached hereto and made a part hereof. Suite 290 shall, as of the Suite 290 Commencement Date, be part of the Premises for all purposes under the Lease, except as set forth in this Section 4. Upon the addition of Suite 290 to the Premises, the Premises shall contain 142,655 rentable square feet of space.

4.2 Suite 290 Base Rent. Commencing as of the Suite 290 Commencement Date, and continuing until the Extended Term Commencement Date (such period, the “Early Suite 290 Term”), Tenant shall pay Base Rent with respect to Suite 290 at a monthly rate equal to $         (the “Suite 290 Base Rent”). During the Early Suite 290 Term, Tenant shall not have any obligation to pay any Direct Expenses with respect to Suite 290. Effective as of the Extended Term Commencement Date, and continuing through the Extended Term, Suite 290 shall be deemed a part of the Premises, and Tenant shall pay Base Rent and Additional Rent for Suite 290 as a portion of the entire Premises.

5. Temporary Premises.

5.1 Commencement of Temporary Premises Lease. Commencing as of the date which is the earlier of (i) 120 days after the fun execution and delivery of this Amendment,

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and (ii) the date which is five (5) business days after Tenant’s written request that Landlord deliver the “Temporary Premises” (as defined below) to Tenant (the “Temporary Premises Commencement Date”), Landlord shall lease to Tenant and Tenant shall lease from Landlord approximately 42,000 rentable square feet of space (the “Temporary Premises”) located on the fourth (4th) floor of the “One Rincon Office Portion” of the Project (as defined in Section 1.1.1 of the Office Lease). Landlord shall deliver, and Tenant shall accept, the Temporary Premises in its currently existing “as-is” condition (subject to Landlord’s continuing repair and maintenance obligations as set forth in the Lease), and Landlord shall have no obligation whatsoever to make any improvements or alterations thereto.

5.2 Term of Temporary Premises Lease. Tenant’s lease of the Temporary Premises shall commence on the Temporary Premises Commencement Date, and shall continue through the date (the “Temporary Premises Expiration Date”) which is the earlier of (i) the date which is eighteen (18) months after the full execution and delivery of this Amendment, and (ii) the date which is one hundred twenty (120) days after the date that Tenant delivers written notice that Tenant desires to terminate its lease of the Temporary Premises.

5.3 Lease of Temporary Premises. Tenant’s lease of the Temporary Premises shall be on all of the terms and conditions of the Lease, as if the Temporary Premises were part of the Premises, provided that Tenant shall not be obligated to pay any Base Rent, or any portion of Direct Expenses, or any other rental or charge (other than charges for additional services or other above-standard items provided to Tenant at Tenant’s request) with respect to the Temporary Premises. Tenant shall have the right to use the Temporary Premises for general office use, for storage, or for construction staging or furniture, fixture and equal print installation, are in accordance with the terms of the Lease.

6. Must-Take Premises.

6.1 Lease of Must-Take Premises. Effective as of the day following the Temporary Premises Expiration Date (the “Must-Take Commencement Date”), Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 18,364 rentable square feet of space located on the Southeast corner of the fourth (4th) floor of the One Rincon Building, as more particularly set forth on Exhibit A-2 attached hereto (the “Must-Take Premises”). Landlord shall deliver the Must-Take Premises to Tenant on the Must-Take Commencement Date in its then “as-is” condition, and Tenant acknowledges that as of such delivery, the Must-Take Premises will not be a separately demised suite. Promptly following such delivery, Landlord shall work to construct the applicable demising walls and multi-tenant corridor, which work may be simultaneous with Tenant’s construction in the Must-Take Premises, to a reasonable Building standard, as necessary to allow Tenant to legally occupy the Must-Take Premises as a separately demised suite (the “Landlord Work”). Landlord shall coordinate with Tenant to minimize any interference with Tenant’s construction of improvements in the Must-Take Premises. In any event, Landlord shall have completed the Landlord Work in advance of the “Must-Take Rent Commencement Date”, as defined below. If Landlord has not completed the Landlord Work as of the Must-Take Rent Commencement Date, the Must-Take Rent Commencement Date shall be extended on a day for day basis until the Landlord Work is completed. As of the Must-Take Commencement Date, the Premises shall be deemed to be expanded to include the Must-Take Premises, and shall then contain approximately 161,019 rentable square feet of space, and Tenant’s lease of the Must-Take Premises shall be on all of the terms and conditions of the Lease, as amended by this Amendment, provided that Tenant shall not be obligated to pay any Base Rent or Direct Expenses attributable to the Must-Take Premises until the date (the “Must-Take Rent Commencement Date”) which is one hundred twenty (120) days after the Must-Take Commencement Date. Following the Must-Take Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent attributable to the Must-Take Premises in the same amounts per rentable square foot, and in the same manner, as is otherwise payable by Tenant with respect to the Premises.

6.2 Construction in Must-Take Premises. Subject to the terms of the Tenant Work Letter, Tenant shall accept the Must-Take Premises in its currently existing, “as-is” condition (subject to Landlord’s continuing repair and maintenance obligations as set forth in the Lease), and Landlord shall have no obligation to make any alterations or improvements thereto, except that Landlord shall construct Landlord’s Work, which shall include ensuring code compliance for common area restrooms, as required in Landlord’s reasonable discretion, in accordance with Landlord’s building standard specifications. Landlord shall provide Tenant

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with an improvement allowance in connection with the Must-Take Space equal to $        per rentable square foot of the Must-Take Space (the “Must-Take Improvement Allowance”). Tenant shall construct its improvements in the Must-Take Space in accordance with the terms of the Tenant Work Letter, and may use the Must-Take Improvement Allowance in connection therewith.

7. Rent.

7.1 Base Rent. Prior to the Extended Term Commencement Date, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Effective as of the Extended Term Commencement Date, the Base Rent payable by Tenant for the Premises shall be amended to be as follows.

Date	Annual Base Rent	Monthly Installment of Base Rent	Base Rent per Rentable Square Foot per Year
August 1, 2007 – July 31, 2008	$ (provided that, as of the Must-Take Rent Commencement Date, Annual Base Rent shall increase to equal $ )	$ (provided that, as of the Must-Take Rent Commencement Date, the Monthly Installment of Base Rent shall increase to equal $ )	$

August 1, 2008 – July 31, 2009	$ (provided that, as of the Must-Take Rent Commencement Date, Annual Base Rent shall increase to equal $ )	$ (provided that, as of the Must-Take Rent Commencement Date, the Monthly Installment of Base Rent shall increase to equal $ )	$

August 1, 2009 – July 31, 2010

August 1, 2010 – July 31, 2011

August 1, 2011 – July 31, 2012

August 1, 2012 – July 31, 2013

August 1, 2013 – July 31, 2014

August 1, 2014 – July 31, 2015

August 1, 2015 – July 31, 2016

August 1, 2016 – July 31, 2017

7.2 Base Rent Abatement. Provided that Tenant is not then in default of the terms of the Lease, after expiration of any applicable notice and/or cure period, Tenant shall have no obligation to pay any amount of Base Rent for the Premises commencing on the Extended

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Term Commencement Date and continuing for six (6) months thereafter (the “Initial Rent Abatement Period”). Such abatement shall apply to the Existing Premises and Suite 290 leased as of the Extended Term Commencement Date only, and shall not apply to the Must-Take Premises. The total value of such rent abatement is the Base Rent payable during said six (6) month period (the “Rent Abatement”). At Tenant’s option, exercisable by delivery of written notice thereof to Landlord within sixty (60) days after the full execution and delivery of this Amendment (the “Early Rent Abatement Notice”), Tenant shall have the right to apply the entire amount of the Rent Abatement to Base Rent coming due under the Lease for the period commencing as of the date which is thirty (30) days after Tenant’s delivery of the Early Rent Abatement Notice, and continuing until the value of the Rent Abatement has been fully credited against the Base Rent due during such period. In the event that Tenant so elects to utilize the Rent Abatement early, then Tenant shall have no right to receive any rent abatement during the Initial Rent Abatement Period.

7.3 Tenant’s Share; Base Year. Prior to the Extended Term Commencement Date, Tenant shall continue to pay Tenant’s Share of Direct Expenses in accordance with the terms of the Lease. Commencing as of the Extended Term Commencement Date, and continuing throughout the Extended Term, Tenant shall pay Tenant’s Share of Direct Expenses for the Premises in accordance with the terms of the Lease, provided that (i) Tenant’s Share shall be amended to be equal to 68.62% (based on the 207,899 rentable square feet of office space contained in the Two Rincon Building), and (ii) the Base Year shall be the fiscal year of July 1, 2007, through June 30, 2008. Notwithstanding the foregoing, effective as of the Must-Take Rent Commencement Date, Tenant’s Share shall be amended to be equal to 7.49% (based on the 245,211 rentable square feet of office space contained in the One Rincon Building) for the portion of the Premises in the One Rincon Building, and 68.62% for the portion of the Premises in the Two Rincon Building.

8. Option to Extend Term. Section 2.2 of the Office Lease is hereby deleted in its entirety, and replaced with the following.

“2.2 Option Term.

2.2.1 Option Right. Tenant shall have one (1) option to extend the Lease Term for a period of ten (10) years each (the “Option Term”), which option shall be exercisable by written notice delivered by Tenant to Landlord as provided below. Upon the proper exercise of the option to extend, the Lease Term shall be extended by the Option Term, subject to every term and condition of this Lease, except that the applicable “Option Rent,” as that term is defined in Section 2.2.1.3, below, shall be determined as set forth in Section 2.2.1.3, below. Tenant shall have the right, exercisable concurrently with Tenant’s delivery of the “Option Notice,” as that term is defined below, to reduce the number of rentable square feet of office space which Tenant shall rent during the ensuing Option Term; provided, however, that Tenant may only reduce the size of the Premises in full floor increments (or so much of a floor as shall be leased by Tenant in the event of less than full floor leasing) (the term “Renewal Space” shall mean the portion of the Premises that Tenant elects to continue leasing for the Option Term). Tenant shall incur no penalty or charge in connection with the reduction in the size of the Premises during the ensuing Option Term.

2.2.1.1 Exercise of Option. Subject to the terms of this Section 2.2.1.1, the option shall be exercised by Tenant in the following manner: (i) Tenant shall deliver written notice to Landlord (the “Option Interest Notice”) not less than three hundred thirty (330) days prior to the expiration of the Lease Term (the “Option Interest Notice Outside Date”), stating that (A) Tenant is interested in exercising its option and (B) the number of rentable square feet of the Premises, subject to the limitations set forth in Section 2.2.1, above, which Tenant desires to lease during the Option Term; (ii) Landlord shall, after receipt of the Option

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Interest Notice, deliver written notice (the “Option Rent Notice”) to Tenant not less than three hundred (300) days prior to the expiration of the Lease Term (the “Option Rent Notice Outside Date”), setting forth the proposed “Option Rent” as that term is defined in Section 2.2.1.2 below, which shall be applicable to this Lease during the Option Term, and (iii) (A) Tenant may, at its option, on or before the date occurring two hundred seventy (270) days prior to the expiration of the Lease Term (the “Arbitration Notice Outside Date”), deliver a written notice to Landlord (the “Fair Market Rent Arbitration Notice”), pursuant to which Fair Market Rent Arbitration Notice, Tenant may object to the proposed Option Rent or request the determination of Option Rent, if no Option Rent Notice was given because Tenant did not give the Option Interest Notice, in either of which cases the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.2 of this Lease, or (B) to the extent the terms of Section 2.2.2, below, are inapplicable (since Tenant did not deliver the Fair Market Rent Arbitration Notice), if Tenant wishes to exercise its extension option on the terms set forth in the Option Rent Notice, Tenant shall, on or before the date occurring two hundred seventy (270) days prior to the expiration of the Lease Term (the “Exercise Notice Outside Date”), exercise the option by delivering written notice thereof to Landlord (the “Option Exercise Notice”). Notwithstanding the foregoing terms of this Section 2.2.1.1, if the Renewal Space Tenant desires to lease during the Option Term consists of less than two (2) full floors, then for purposes of Tenant exercising its option to extend the Lease Term, the outside dates set forth above shall refer to the following outside dates: (a) the Option Interest Notice Outside Date shall instead mean not less than four hundred twenty-five (425) days prior to the expiration of the Lease Term; (b) the Option Rent Notice Outside Date shall mean not less than three hundred ninety-five (395) days prior to the expiration of the Lease Term; and (c) the Arbitration Notice Outside Date or the Exercise Notice Outside Date shall mean three hundred sixty-five (365) days prior to the expiration of the Lease Term. In the event Tenant fails to exercise its right to extend the Lease Term for the Option Term within the applicable time periods specified above, Tenant’s option rights as set forth in this Section 2.2.1.1 shall be terminated, and Tenant shall have no further rights pursuant to the terms of this Lease to extend the Lease Term.

2.2.1.2 Termination of Option Right. Notwithstanding anything to the contrary contained herein, Tenant shall not be allowed to exercise its option right and the Option Term shall not commence pursuant to the terms of this Section 2.2, if at the time Tenant gives Landlord the Option Exercise Notice, or the time the Option Term commences, as the case may be, Tenant is in material default or monetary default of this Lease pursuant to the terms of Section 19.1 below, after the giving of written notice to Tenant by Landlord and the expiration of all applicable cure periods.

2.2.1.3 Option Rent. The rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to ninety-five percent (95%) of the then “Fair Market Rent.” “Fair Market Rent,” as used in this Lease, shall be equal to the rent, including escalations, if any, which tenants comparable to Tenant, as of the first day of the applicable Option Term, are leasing for a comparable term, non-renewal, non-equity space comparable in size to the Premises, Renewal Space, First Offer Space, or “Management Office,” as that term is defined in Section 4.2.4(38) of this Lease, as applicable, from a willing, comparable landlord, at arm’s length, which comparable space is located in the

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“Comparable Buildings,” as that .term is defined in Section 29.18, below, taking into consideration the following factors and considering all tenant concessions and inducements given to tenants, including one hundred percent (100%) of the following concessions (which concessions Tenant, at its option, may take in the form as set forth below, or on an in-lieu cash up-front or rental credit basis of the same value as the concession): (i) the amount of protection received by tenants in connection with the payment of operating and tax expenses (i.e. – base year or expense stop), (ii) rental abatement concessions being given such tenants, if any, in connection with such comparable space and, as to First Offer Space only, in connection with the period of construction of such space, (iii) tenant improvement allowances and the value of tenant improvement work provided or to be provided for such comparable space, provided that there shall be deducted from any such comparable space allowance or tenant improvement value, and Landlord shall receive credit for, the value of the then existing improvements, if any, in the Premises, Renewal Space, or the First Offer Space, as applicable, regardless of whether the same were paid for or installed by Landlord or Tenant, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user (the “Existing Improvements Value”), (iv) all other tenant inducements and landlord concessions and payments made to tenants, including, but not limited to, lease takeover payments, if any, being granted such tenants in connection with such comparable space, (v) the time the particular rental rate under consideration was agreed upon and became or is to become effective, (vi) the ratio of rentable square feet to usable square feet; (vii) whether the lease transaction in question grants to the tenant any protection from increases in any component or all of real property taxes and operating expenses, and if so, the amount or value thereof; and (viii) any other material factor, benefit or burden which a sophisticated tenant or landlord would believe would have a material impact on a determination of the current Fair Market Rent.

2.2.2 Arbitration of Fair Market Rent. If the determination of Fair Market Rent is appropriately submitted to arbitration, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or MAI certified appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal of commercial high-rise properties in San Francisco, California. The determination of the arbitrators shall be limited solely to the issue of determining the actual Fair Market Rent for the applicable space, taking into account the requirements of Section 2.2.1.3. Each such arbitrator shall be appointed within fifteen (15) days after Landlord’s receipt of the Fair Market Rent Arbitration Notice by each party delivering notice of its appointment to the other party.

2.2.2.1 The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

2.2.2.2 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to the actual Fair Market Rent and shall notify Landlord and Tenant thereof.

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2.2.2.3 The decision of the majority of the three arbitrators shall be the decision of the arbitrators and shall be binding upon Tenant and Landlord.

2.2.2.4 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after Landlord’s receipt of the Fair Market Rent Arbitration Notice, the arbitrator appointed by one of them shall reach a decision, and shall notify Landlord and Tenant thereof. Such arbitrator’s decision shall be binding upon Tenant and Landlord.

2.2.2.5 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to the arbitration procedures set forth in Article 24 of this Lease. Such decision shall be binding on Tenant and Landlord.

2.2.2.6 The cost of arbitration shall be paid by Landlord and Tenant equally.

2.2.2.7 If the amount of the Fair Market Rent is not determined within the time periods set forth above in this Section 2.2, and continues to be undetermined as of the commencement of the Option Term, then Tenant shall continue to pay the existing Base Rent for the applicable Renewal Space until the amount of the Fair Market Rent is determined. When such determination is made, if Tenant has underpaid the amount of Base Rent for the Option Term, then Tenant shall pay such deficiency to Landlord with Tenant’s payment of its next installment of Base Rent, or if Tenant has overpaid such Base Rent, then Landlord shall either, at Landlord’s option, credit such overpayment in full against Tenant’s payment of Base Rent next coming due hereunder or pay such overpayment to Tenant upon demand.

9. Parking. Commencing as of the Extended Term Commencement Date, Tenant shall have the right to 65 parking spaces (the “Base Allotment”), and up to 7 additional spaces (the “Additional Spaces”), in accordance with the terms of the Lease, provided that as of the commencement of the Extended Term Commencement Date the monthly parking rate for the Base Allotment only shall be (i) $        per month per car for non-reserved/valet Parking Passes, (ii) $        per month per car for reserved tandem Parking Passes, and (iii) $        per month per car for Reserved Spaces. Such parking rates for the Base Allotment shall increased during the first three (3) years of the Extended Term. Thereafter, the rates for all Parking Passes shall be adjusted to the then prevailing rates. Parking rates for the Additional Spaces, and any other additional spaces made available for lease to Tenant, and for the Base Allotment after the first three (3) years of the Extended Term, shall be at the prevailing monthly rate for such spaces. The Base Allotment shall include 19 Tandem Spaces and 27 Reserved Spaces.s

10. Right of First Offer. The right of first offer set forth in Section 1.6 of the Office Lease shall continue in full force and effect, provided that, (i) in the first sentence of Section 1.6 of the Office Lease, the words “Two Rincon” are hereby inserted before the word “Building”, and (ii) as of the date hereof, Sections 1.6.1 and 1.6.2 of the Office Lease are hereby deleted in their entirety and replaced with the following:

“1.6.1 Procedure for Offer. Landlord shall notify Tenant in writing (the “First Offer Notice”) from time to time as soon as Landlord determines that any portion of the First Offer Space will become available for lease to third parties provided, however, such notification shall be given not earlier than the date which is twelve (12) months before the actual date of physical availability of such First Offer Space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant such First Offer Space. The First

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Offer Notice shall describe the space so offered to Tenant, shall set forth the “First Offer Rent,” as that term is defined in this Section 1.6.1, below, and shall set forth the other terms upon which Landlord is willing to lease such space to Tenant, including the estimated delivery date of such space to Tenant, and the date upon which Tenant’s lease of such First Offer Space is to commence (the “First Offer Commencement Date”), which First Offer Commencement Date shall not be less than ninety (90) days after the date such space is delivered to Tenant (which 90-day period may or may not be considered in determining the First Offer Rent applicable to such space). The rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be at the “Fair Market Rent” for the First Offer Space, as that term is defined in Section 2.2.1.3 of this Office Lease (as amended by Section 8 of the Sixth Amendment to Office Lease). In addition to the foregoing, within five (5) business days after request by Tenant, Landlord shall provide to Tenant in writing a listing (the “Available Space List”) of the First Offer Space that is then available for leasing or which Landlord reasonably believes will become available for leasing in the twenty-four (24) month period following the date of Tenant’s request, and such Available Space List shall set forth the existing term expiration date, the number of any renewal options and their respective exercise mechanisms and dates, the term of any renewal options, and a description of the specific additional space rights relating to the First Offer Space, for each then existing lease. Thereafter, Tenant may request that Landlord deliver to Tenant a specific First Offer Notice relating to any of the individual spaces listed as First Offer Space on the Available Space List, and Landlord shall deliver a First Offer Notice within five (5) business days after such request by Tenant.

1.6.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within fifteen (15) days after delivery of a particular First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant’s election to exercise its right of first offer with respect to any specific portion of space as described in the First Offer Notice on the terms contained in such notice. In the event that, concurrently with Tenant’s exercise of the first offer right, Tenant notifies Landlord that it does not accept the First Offer Rent set forth in the First Offer Notice, the First Offer Rent shall be determined in accordance with the procedures set forth in Section 2.2.2 of this Office Lease (as amended by Section 8 of the Sixth Amendment to Office Lease); otherwise, the First Offer Rent shall be as set forth in Landlord’s First Offer Notice. If Tenant does not so notify Landlord within the fifteen (15) day period of Tenant’s exercise of its first offer right, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, for a period of one hundred eighty (180) days commencing upon the expiration of the fifteen (15) day period, after which time Tenant’s rights to such space under this Section 1.6 shall renew.”

11. Right to Expand Premises. Landlord hereby grants Tenant the right to lease (i) approximately 21,334 rentable square feet of space located on the second (2nd) floor of the Two Rincon Building (the “Luce Expansion Space”), and (ii) between 9,000 and 12,000 rentable square feet of space located on the fourth (4th) floor of the Two Rincon Building (the “State Expansion Space”), upon the terms and conditions set forth in this Section 11. As used herein, the term “Expansion Space” may refer to either the Luce Expansion Space or State Expansion Space, as the context dictates.

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11.1 Method of Exercise.

11.1.1 Luce Expansion Space. The right to lease the Luce Expansion Space shall be exercised only in the following manner: (i) Tenant shall deliver written notice to Landlord on or before April 30, 2009, stating that Tenant is interested in exercising its option (the “Expansion Interest Notice”); (ii) Landlord, after receipt of the Expansion Interest Notice, shall deliver written notice (the “Expansion Rent Notice”) to Tenant on or before June 1, 2009, setting forth the “Expansion Rent,” as that term is defined in Section 11.3 below, applicable to the Luce Expansion Space; and (iii) if Tenant wishes to lease the Luce Expansion Space, Tenant shall, on or before the date which is thirty (30) days after Tenant’s receipt of such Expansion Rent Notice, exercise the option by delivering written notice thereof to Landlord (the “Expansion Exercise Notice”). At Tenant’s option, concurrently with the delivery of the Expansion Exercise Notice, Tenant may object to the Expansion Rent set forth in the Expansion Rent Notice, in which case the Expansion Rent shall be determined as set forth in Section 2.2.2 of the Office Lease (as amended by the terms of Section 8 of this Amendment).

11.1.2 State Expansion Space. The right to lease the State Expansion Space shall be exercised only in the following manner: (i) Tenant shall deliver an Expansion Interest Notice, relating to the State Expansion Space, to Landlord on or before the date (the “State Expansion Exercise Date”) which is the earlier of (a) June 30, 2011, and (b) the date which is thirty (30) days after the date upon which Landlord notifies Tenant that the State of California has elected to terminate its existing lease of the State Expansion Space (and Landlord shall notify Tenant promptly in writing upon the State of California’s exercise of such early termination right), stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of the Expansion Interest Notice, shall deliver an Expansion Rent Notice to Tenant within thirty (30) days after receipt of the Expansion Interest Notice, setting forth the Expansion Rent applicable to the State Expansion Space and designating the size and location of the State Expansion Space; and (iii) if Tenant wishes to lease the State Expansion Space, Tenant shall, on or before the date which is thirty (30) days after Tenant’s receipt of such Expansion Rent Notice, exercise the option by delivering an Expansion Exercise Notice with respect to such State Expansion Space. (Commencing as of July 31, 2010, the State of California has a continuing right to terminate its lease of the State Expansion Space on 90 days prior notice. The State of California’s lease of the State Expansion Space will otherwise terminate effective as of July 31, 2012.) At Tenant’s option, concurrently with the delivery of the Expansion Exercise Notice, Tenant may object to the Expansion Rent set forth in the Expansion Rent Notice, in which case the Expansion Rent shall be determined as set forth in Section 2.2.2 of the Office Lease (as amended by the terms of Section 8 of this Amendment).

11.2 Delivery of the Expansion Space. Landlord shall deliver the applicable Expansion Space to Tenant as soon as reasonably practicable following the vacation and surrender thereof by the existing tenant therein.

11.3 Expansion Rent. The Rent payable by Tenant for Expansion Space leased by Tenant (the “Expansion Rent”) shall be equal to     % of the                 for such space (as defined in Section 2.2.1.3 of the Office Lease, as amended by the terms of Section 8 of this Amendment).

11.4 Construction in the Expansion Space. Tenant shall take any Expansion Space in its then existing, “as is” condition (subject to Landlord’s continuing repair and maintenance obligations as set forth in the Lease), subject to any improvement allowance granted in connection therewith as a component of the Expansion Rent, and the construction of improvements in the Expansion Space shall comply with the terms of the Tenant Work Letter.

11.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the Expansion Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment adding such Expansion Space to the Lease upon the same terms and conditions as the Existing Premises and Suite 290, except as otherwise set forth in this Section 11. The rent commencement date for any Expansion Space leased by Tenant hereunder shall be the date which is ninety (90) days after the date such Expansion Space is delivered to Tenant by Landlord (which 90-day period shall be considered in determining the applicable Expansion Rent).

11.6 No Defaults. Tenant shall not have the right to lease Expansion Space as provided in this Section 11, if, as of the date of the attempted exercise of the expansion option by

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Tenant, or as of the scheduled date of delivery of such Expansion Space to Tenant, Tenant is in default under the Lease, as amended, after expiration of any applicable notice or cure periods.

12. Downsize Right. The Downsize Right set forth in Section 1.3 of the Office Lease shall continue in full force and effect provided that (i) such right shall not commence until after the fifth (5th) full year of the Extended Term, and (ii) as a condition precedent to any reduction of the Premises as set forth therein, Tenant shall deliver to Landlord, on or before the applicable Downsize Termination Date, a fee (the “Downsize Fee”) equal to the                 as of the applicable Downsize Termination Date, of the                 and                 (including the                 paid by Landlord with respect to this Amendment. In determining such “                ,” the sum of the                 and                 shall be deemed to be amortized over the entire Extended Term of the Lease, commencing as of the Extended Term Commencement Date with respect to the Existing Premises and Suite 290, and commencing as of the Must Take Rent Commencement Date with respect to the Must-Take Premises.

13. Storage Space. The rights contained in Article 22 of the Office Lease shall continue in full force and effect, provided that (i) the rental rate applicable to any Storage Space leased by Tenant shall be equal to $        per usable square foot per month (the “Storage Rent”), which Storage Rent shall be increased, as of each anniversary of the Extended Term Commencement Date, to be 103% of the prior amount of the Storage Rent, and (ii) the Storage Space to be leased by Tenant, at Tenant’s option, shall consist of up to approximately 5,738 rentable, and 4,878 usable, square feet of space to be located in the area reasonably designated by Landlord in accordance with the terms of Article 22 of the Office Lease.

14. Landlord’s Security. Landlord shall continue to provide the “Landlord’s Security”, as defined in Section 6.1.7 of the Office Lease, during the Extended Term, which Landlord’s Security shall include the number of personnel and the general access control procedures in place as of the date of this Amendment (which numbers and procedures shall not be materially modified without the prior written consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed). In addition, Landlord shall, at Landlord’s sole cost and expense, cause the Two Rincon Building elevators to require “key cards” for access to the 3rd, 5th and 6th floors of the Two Rincon Building, and any future floors of the Buildings which are leased in their entirety by Tenant. The actual key cards to be issued to Tenant’s employees shall be at Tenant’s sole cost and expense. At Tenant’s option, Tenant shall have the right, at Tenant’s sale cost and expense, to cause the southern elevators in the One Rincon Building (i.e., the elevators solely serving the Premises in the One Rincon Building) to require “key cards” for access to the Premises (the “One Rincon Elevator Security”). Tenant’s installation of the One Rincon Elevator Security shall be in accordance with all of the applicable terms of the Lease, and subject to Landlord’s prior approval of the design and installation thereof (which shall not be unreasonably withheld). The One Rincon Elevator Security shall be compatible with the Project security systems. The maintenance and repair of the One Rincon Elevator Security shall be at Tenant’s sole cost and expense. At the end of the term or earlier expiration of the Lease, Landlord shall have the right, at Landlord’s option, to cause Tenant to remove the One Rincon Elevator Security and to repair any damage to the elevators caused by the installation or removal of the One Rincon Elevator Security.

15. Brokers. Section 29.25 of the Lease is hereby deleted, and shall be of no further force or effect. The following provisions shall apply to this Amendment.

15.1 Landlord shall pay, pursuant to a separate written agreement, a commission owed to CB Richard Ellis, Inc. (“Tenant’s Broker”) (the “Landlord Obligations”). Landlord and Tenant each represent and warrant to the other that other than Tenant’s Broker and CAC Group (representing Landlord), no broker, agent, or finder negotiated or was instrumental in negotiating or consummating this Amendment on its behalf and that it knows of no broker, agent, or finder, other than Tenant’s Broker or the CAC Group, who is, or might be, entitled to a commission or compensation in connection with this Amendment. In the event of any such claims for additional brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Amendment, then Landlord shall indemnify, save harmless and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement by Landlord, and Tenant shall indemnify, save harmless and defend Landlord if such claims shall be based upon any statement, representation or agreement made by Tenant.

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16. Deletions from Lease. The following provisions are no longer applicable, and are hereby deleted from the Lease and shall be of no further force or effect: (i) Section 3.4 of the Office Lease, (ii) Section 4.2.6.4 of the Office Lease, (iii) Section 29.25 of the Office Lease, (iv) Section 29.34 of the Office Lease, (v) Exhibit B to the Office Lease, and (vi) Exhibit O to the Office Lease.

17. Common Areas. Notwithstanding any contrary provision in the Lease or this Amendment, the term “Common Areas” (as defined in Section 1.1.2 of the Office Lease) shall not include any areas within the “Apartment Portion” (as defined in Section 1.1.1 of the Office Lease) of the Two Rincon Building, or any parking, storage, or support facilities for the Apartment Portion of the Two Rincon Building. Additionally, and notwithstanding any contrary provision of the Office Lease, for the purposes of (i) the 7th and 8th sentences of Section 1.1.2 of the Office Lease, (ii) Section 6.1.8 of the Office Lease, (iii) Section 23.2 of the Office Lease, and (iv) Section 23.5 of the Office Lease, the term “Building”, as used in such provisions, shall mean the Two Rincon Building.

18. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Landlord:			Tenant:

RINCON CENTER COMMERCIAL LLC,			NATIONAL UNION FIRE INSURANCE
a Delaware limited liability company			COMPANY OF PITTSBURGH, PA,
a Pennsylvania corporation

By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership		By:	/s/ Signature Illegible
	Its: Sole Member			Its:	Vice President

By:	BCSP REIT IV, Inc.,		By:	/s/ Signature Illegible
	a Maryland corporation			Its:	Secretary
Its: Sole General Partner

	By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher
Title: Senior Managing Director

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EXHIBIT A

OUTLINE OF EXISTING PREMISES

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EXHIBIT A-1

OUTLINE OF SUITE 290

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EXHIBIT A-2

OUTLINE OF MUST-TAKE PREMISES

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EXHIBIT B

TENANT WORK LETTER

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SEVENTH AMENDMENT TO OFFICE LEASE

This SEVENTH AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of May 14, 2008, by and between RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”).

R E C I T A L S :

A. Rincon Center Associates, a California limited partnership, predecessor-in-interest to Landlord (“Prior Landlord”) and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Office Lease”), as amended by (i) that certain First Amendment to Lease, dated June 20, 1997 (the “First Amendment”), (ii) that certain Second Amendment to Lease, dated September 30, 1998 (the “Second Amendment”), (iii) that certain Third Amendment to Lease, dated October, 1999 (the “Third Amendment”), (iv) that certain Letter Agreement, dated November 19, 1999 (the “1999 Letter Agreement”), (v) that certain Fourth Amendment to Office Lease, dated October 18, 2000 (the “Fourth Amendment”), and (vi) that certain Fifth Amendment to Office Lease, dated as of October 18, 2000 (the “Fifth Amendment”), and (vii) that certain Sixth Amendment to Office Lease dated as of February 28, 2007 (the “Sixth Amendment”), pursuant to which Tenant leases space (the “Premises”) located in the buildings (the “One Rincon Building” and the “Two Rincon Building”) located at One Rincon Center and Two Rincon Center, 121 Spear Street, San Francisco, California 94105. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment, the November 1999 Letter Agreement, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment are collectively referred to herein as the “Lease”.

B. Pursuant to the terms of the Sixth Amendment, Tenant leased approximately 42,000 rentable square feet of space on the 4th floor of the One Rincon Building (the “Temporary Premises”). Under the terms of the Sixth Amendment, approximately 18,364 rentable square feet of the Temporary Premises will be converted into the “Must-Take Premises” and leased by Tenant pursuant to the terms of the Sixth Amendment, while the remainder of the Temporary Premises (the “Temporary Extension Space”), containing approximately 23,395 rentable square feet of space, was to have been vacated and surrendered by Tenant to Landlord.

C. The parties desire to extend Tenant’s lease of the Temporary Extension Space on the terms set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Term of Lease of Must-Take Premises. The “Temporary Premises Expiration Date”, as defined in Section 5.2 of the Sixth Amendment is hereby agreed to be November 24, 2008. Based on such date, the “Must-Take Commencement Date”, as defined in Section 6.1 of the Sixth Amendment shall be November 25, 2008, and the “Must-Take Rent Commencement Date”, as defined in Section 6.1 of the Sixth Amendment shall be March 25, 2009.

3. Extension of Term of Lease of Surrender Space. Tenant’s lease of the Temporary Extension Space is currently scheduled to expire on November 24, 2008. Landlord and Tenant hereby agree to extend the term of Tenant’s lease of such space from November 25, 2008, through March 31, 2009 (the “Extended Temporary Term”).

4. Rent for Extended Temporary Term. Effective as of November 25, 2008, the terms of Section 5.3 of the Sixth Amendment shall be deleted and shall be of no further force or effect. During the Extended Temporary Term, Tenant shall pay monthly rent with respect to the Temporary Extension Space (the “Temporary Extension Space Rent”) equal to                                          attributable to the One Rincon Building, as determined by Landlord in accordance with the terms of the Lease.

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5. Use of Temporary Extension Space. Tenant shall accept the Temporary Extension Space in its currently existing “as-is” condition (subject to Landlord’s continuing repair and maintenance obligations as set forth in the Lease), and Landlord shall have no obligation whatsoever to make any improvements or alterations thereto. Tenant shall have the right to use the Temporary Extension Space for general office use, for storage, or for construction staging or furniture, fixture and equal print installation, all in accordance with the terms of the Lease. Tenant shall vacate and surrender the Temporary Extension Space to Landlord, in accordance with the applicable terms of the Lease, on or before the expiration of the Extended Temporary Term.

6. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Landlord:			Tenant:

RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company			NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation
By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership		By:	/s/ Tino Formiso
	Its: Sole Member			Its:	/s/ Tino Formiso, Senior Vice President

By:	BCSP REIT IV, Inc.,		By:	/s/ Signature Illegible
	a Maryland corporation			Its:	Corporate Secretary
Its: Sole General Partner

	By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher
Title: Senior Managing Director

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[LETTERHEAD]

July 11, 2008

National Union Fire Insurance Company

of Pittsburgh, PA

clo American International Realty Corp.

72 Wall Street, 16th Floor

New York, NY 10005

Re:	Lease dated August 30, 1996, between RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”), for certain space (the “Premises”) located at 101 Spear Street, San Francisco California (as amended, the “Lease”)

To Whom It May Concern:

In accordance with the referenced Lease, we wish to advise you and/or confirm as follows:

1.	The “Extended Term”, as defined in Section 2 of the Sixth Amendment to Lease dated as of February 28, 2007 (the “Sixth Amendment”) commenced on August 1, 2007, and will continue through and terminate on July 31, 2017 (the “Lease Expiration Date”).

2.	The “Initial Rent Abatement Period” as defined in Section 7.2 of the Sixth Amendment was the period commencing on August 1, 2007, and continuing through January 31, 2008.

3.	The “Must-Take Commencement Date” as defined in Section 6.1 of the Sixth Amendment, will occur on November 25, 2008, and the “Must-Take Rent Commencement Date”, as defined in Section 6.1 of the Sixth Amendment, will occur on March 25, 2009 (as each of such dates are set forth in Section 2 of the Seventh Amendment to Lease dated as of May 14, 2008).

Please acknowledge your agreement with the foregoing by executing a copy of this letter and returning it to the undersigned.

Sincerely,

RINCON CENTER COMMERCIAL LLC

Acknowledged and agreed:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURG, PA

By:	/s/ Signature Illegible

Name:	Illegible

Title:	Senior Vice President

By:	/s/ Signature Illegible

Name:	Illegible

Title:	Secretary

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EIGHTH AMENDMENT TO OFFICE LEASE

This EIGHTH AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of January 10, 2010, by and between RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, a Pennsylvania corporation (“Tenant”).

R E C I T A L S :

A. Rincon Center Associates, a California limited partnership, predecessor-in-interest to Landlord (“Prior Landlord”) and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Office Lease”), as amended by (i) that certain First Amendment to Lease, dated June 20, 1997 (the “First Amendment”), (ii) that certain Second Amendment to Lease, dated September 30, 1998 (the “Second Amendment”), (iii) that certain Third Amendment to Lease, dated October, 1999 (the “Third Amendment”), (iv) that certain Letter Agreement, dated November 19, 1999 (the “1999 Letter Agreement”), (v) that certain Fourth Amendment to Office Lease, dated October 18, 2000 (the “Fourth Amendment”), and (vi) that certain Fifth Amendment to Office Lease, dated as of October 18, 2000 (the “Fifth Amendment”), (vii) that certain Sixth Amendment to Office Lease dated as of February 28, 2007 (the “Sixth Amendment”), and (viii) that certain Seventh Amendment to Office Lease dated as of May 14, 2008 (the “Seventh Amendment”), pursuant to which Tenant leases space (the “Premises”) located in the buildings (the “One Rincon Building” and the “Two Rincon Building”) located at One Rincon Center and Two Rincon Center, 121 Spear Street, San Francisco, California 94105. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment, the November 1999 Letter Agreement, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment are collectively referred to herein as the “Lease”.

B. The parties desire to amend the Lease as more particularly set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Modification of Right of First Offer. Effective as of the date hereof, the “First Offer Space”, as defined in Section 1.6 of the Office Lease (and as such definition was amended by the terms of Section 10 of the Sixth Amendment), shall no longer include any portion of Suite 250, located on the second (2nd) floor of the Two Rincon Building and containing approximately 10,491 rentable square feet of space.

3. Modification of Downsize Right. Notwithstanding the terms of Section 1.3(ii) of the Office Lease, Landlord agrees that, if Tenant so elects, the “Downsize Space” may consist of the entire “Must Take Premises”, as defined in Section 6.1 of the Sixth Amendment, containing approximately 18,364 rentable square feet of space. If the Downsize Space does not consist of the entire Must Take Premises, the terms of Section 1.3(ii) shall continue to apply.

4. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Landlord:			Tenant:

RINCON CENTER COMMERCIAL LLC,			NATIONAL UNION FIRE INSURANCE
a Delaware limited liability company			COMPANY OF PITTSBURGH, PA,
a Pennsylvania corporation

By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership		By:	/s/ Gary Muoio
	Its: Sole Member			Its:	Gary Muoio/SVP

By:	BCSP REIT IV, Inc.,		By:	/s/ Martin J. Bogue
	a Maryland corporation			Its:	Martin J. Bogue/Ass’t Secty.
Its: Sole General Partner

	By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher
Title: Senior Managing Director

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NINTH AMENDMENT TO OFFICE LEASE

This NINTH AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of October 31, 2010, by and between RINCON CENTER COMMERCIAL LLC, a Delaware limited liability company (“Landlord”), and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation (“Tenant”).

R E C I T A L S :

A. Rincon Center Associates, a California limited partnership, predecessor-in-interest to Landlord (“Prior Landlord”) and Tenant entered into that certain Office Lease dated August 30, 1996 (the “Office Lease”), as amended by (i) that certain First Amendment to Lease, dated June 20, 1997 (the “First Amendment”), (ii) that certain Second Amendment to Lease, dated September 30, 1998 (the “Second Amendment”), (iii) that certain Third Amendment to Lease, dated October, 1999 (the “Third Amendment”), (iv) that certain Letter Agreement, dated November 19, 1999 (the “1999 Letter Agreement”), (v) that certain Fourth Amendment to Office Lease, dated October 18, 2000 (the “Fourth Amendment”), and (vi) that certain Fifth Amendment to Office Lease, dated as of October 18, 2000 (the “Fifth Amendment”), (vii) that certain Sixth Amendment to Office Lease dated as of February 28, 2007 (the “Sixth Amendment”), (viii) that certain Seventh Amendment to Office Lease dated as of May 14, 2008 (the “Seventh Amendment”), and (ix) that certain Eighth Amendment to Office Lease dated as of January 10, 2010 (the “Eighth Amendment”), pursuant to which Tenant leases space (the “Premises”) located in the buildings (the “One Rincon Building” and the “Two Rincon Building”) located at One Rincon Center and Two Rincon Center, 121 Spear Street, San Francisco, California 94105. The Office Lease, the First Amendment, the Second Amendment, the Third Amendment, the November 1999 Letter Agreement, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and the Eighth Amendment are collectively referred to herein as the “Lease”.

B. Tenant desires to lease from Landlord approximately 3,332 rentable square feet of space in Suite 420, on the 4th floor of the Two Rincon Building (the “Temporary Premises”) on a short term basis as more particularly set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2. Lease of Temporary Premises. Effective as of November 1, 2010, Tenant shall lease from Landlord the Temporary Premises. Such lease shall be on all of the terms and conditions of the Lease except as otherwise provided in this Amendment.

3. Term. Tenant’s lease of the Temporary Premises shall be on a month-to-month basis, terminable by Tenant on not less than 30 days prior written notice to Landlord. In no event shall Tenant’s lease of the Temporary Premises extend past May 31, 2011. The date upon which such lease of the Temporary Premises shall terminate is referred to herein as the “Termination Date”.

4. Base Rent. Tenant shall pay Base Rent with respect to the Temporary Premises in an amount equal to                     per month. Tenant shall not be required to pay any Direct Expenses with respect to the Temporary Premises.

5. Improvements. Tenant shall accept the Temporary Premises in its currently existing, “as-is” condition (subject to Landlord’s continuing repair and maintenance obligations as set forth in the Lease), and Landlord shall have no obligation to make or pay for any improvement work or services related to the improvement of the Temporary Premises. Tenant shall not make any improvements or alterations to the Temporary Premises.

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6. Surrender. Tenant agrees to vacate and surrender the Temporary Premises to Landlord on or before the Termination Date, “broom clean”, in accordance with the terms of the Lease. Tenant shall, at Tenant’s sole cost and expense, remove any and all furniture, fixtures and equipment installed by Tenant in the Temporary Premises, and shall repair any damage to the Temporary Premises caused by Tenant’s occupancy thereof, or by Tenant’s installation or removal of any such furniture, fixtures or equipment. If Tenant fails to surrender the Premises on or before the Termination Date as provided above, the terms of Article 16 of the Lease shall apply to any such holdover.

7. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, excepting only The CAC Group and CB Richard Ellis (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

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8. No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

Landlord:			Tenant:

RINCON CENTER COMMERCIAL LLC,			NATIONAL UNION FIRE INSURANCE
a Delaware limited liability company			COMPANY OF PITTSBURGH, PA,
a Pennsylvania corporation

By:	BCSP IV U.S. Investments, L.P., a Delaware limited partnership		By:	/s/ Signature Illegible
	Its: Sole Member			Its:	Illegible

By:	BCSP REIT IV, Inc.,		By:	/s/ Martin J. Bogue
	a Maryland corporation			Its:	Martin J. Bogue/Ass’t Secty.
Its: Sole General Partner

	By:	/s/ Jeremy B. Fletcher
Name: Jeremy B. Fletcher
Title: Senior Managing Director

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